As filed with the Securities and Exchange Commission on June 10, 2025

Registration No. 333-286567

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

Cayman Islands	4931	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

126 – 142 Cowcumbla Street, Cootamundra

Site 2: 52 Fuller Drive Cootamundra

PO Box 263 Cootamundra, Australia 2590

Tel: +02 6942 4347

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kensington House, 69 Dr. Roy’s Drive

P.O. Box 2510, George Town

Grand Cayman KY1-1104, Cayman Islands

Tel.: (345) 949-3344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Debbie A. Klis, Esq.

Rimon PC

1050 Connecticut Avenue, NW, Suite 500

Washington DC 20036

(202) 935-3390

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a) (2)(B) of the Securities Act. ☐

* The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor any Selling Securityholder may sell or distribute the securities described herein until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 9, 2025

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

Up to 25,859,391 Ordinary Shares

by Selling Securityholders

This prospectus relates to the offer and sale from time to time of (i) up to 25,000,000 ordinary shares, par value US$0.0001 per share (“Ordinary Shares”) of Australian Oilseeds Holdings Limited, an exempted company with limited liability incorporated under the laws of Cayman Islands (the “Company” or “Australian Oilseeds”), by Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #6 – SPC #6 (“Arena”), pursuant to a securities purchase agreement dated March 5, 2024 (the “Purchase Agreement”) and (ii) 859,391 Ordinary Shares by other selling shareholders identified in this prospectus (collectively, the “Selling Shareholders” and together with Arena, the “Selling Securityholders”).

The Ordinary Shares included in this prospectus issuable to Arena hereunder consist of (i) Ordinary Shares that we may, in our sole discretion, elect to issue and sell to Arena, from time to time after the date of this prospectus, pursuant to (and limited by the terms of) the Purchase Agreement, and (ii) Ordinary Shares issuable as a commitment fee in accordance with the terms of the Purchase Agreement. See “The Purchase Agreement” for a description of the Purchase Agreement for additional information regarding Arena.

Arena is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

As of April __, 2025, there were 23,224,102 Ordinary Shares outstanding, including approximately 6,090,790 Ordinary Shares held by non-affiliates of our Company. If all of the 25,000,000 shares offered by Arena under this prospectus were issued and outstanding as of the date hereof, such shares would represent 51.8% of the total number of our outstanding Ordinary Shares and 80.4% of the total number of our outstanding Ordinary Shares held by non-affiliates, in each case upon effectiveness of the Registration Statement.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sales of our Ordinary Shares by the Selling Securityholders. However, we may receive up to US$50,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of our Ordinary Shares we may elect to make to Arena pursuant to the Purchase Agreement after the date of this prospectus.

Our Ordinary Shares and Warrants are currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “COOT” and “COOTW,” respectively. On June 6, 2025, the last reported sales price of our Ordinary Shares was US$0.74 per share. The Ordinary Shares have recently experienced wide fluctuations in price and trading volume. From May 9, 2025 to June 6, 2025, the closing price of Ordinary Shares on Nasdaq ranged from as low as US$0.73 to as high as US$0.83. During this time, we have not experienced any material changes in our financial condition or results of operations that would explain such price changes or trading volume.

We will pay the expenses incurred in registering under the Securities Act the offer and sale of our Ordinary Shares to which this prospectus relates by the Selling Securityholders, including legal and accounting fees. See “Plan of Distribution.”

We are an “emerging growth company”, as defined under the U.S. federal securities laws, and a “controlled company” as defined under the Nasdaq Stock Market Rules and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Summary of the Prospectus - Emerging Growth Company,” and “Summary of the Prospectus -Controlled Company,” respectively.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in the section titled “Risk Factors” beginning on page 9 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is __, 2025.

You should rely only on the information contained in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) whereby the Selling Securityholders may, from time to time, sell the Ordinary Shares described in this prospectus. We will not receive any proceeds from the sale by the Selling Shareholders of the Ordinary Shares described in this prospectus, however we may receive proceeds from the sale of Ordinary Shares to Arena pursuant to the Purchase Agreement. See also “Use of Proceeds” in this prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the regions in which we operate, including our general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and other industry publications, surveys and forecasts. While we believe that the market data, industry forecasts and similar information included in this prospectus are generally reliable, such information is inherently imprecise. In addition, assumptions and estimates of our future performance and growth objectives and the future performance of our industry and the markets in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

Information contained in this prospectus concerning our industry, market and competitive position data are derived from our own internal estimates and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. Industry publications and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but such information is inherently imprecise. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors”. These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.

Australian Oilseeds desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	our projected financial position and estimated cash burn rate;

●	the financial and business performance of the Company, including financial projections and business metrics and any underlying assumptions thereunder;

●	our estimates regarding expenses, future revenues and capital requirements;

●	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

●	the Company’s ability to scale in a cost-effective manner;

●	developments and projections relating to the Company’s competitors and industry;

●	our reliance on third-party suppliers;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	changes in the Company’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

●	the implementation, market acceptance and success of the Company’s business model;

●	the Company’s expectations surrounding its capital requirements as it seeks to build its customer base the insurance it will maintain going forward;

●	the Company’s ability to achieve its future business plans;

●	the Company’s ability to participated in demand globally for sustainable premium cold pressed and NON-GMO oil, protein meal for feed stock and plant based meat substitutes;

●	the success of the Company’s expansion to its existing oil processing plant the Company’s plans to build an additional larger multi-seed crushing plant in Queensland to become the largest cold-pressed producer in the Oceanic/APAC region;

●	the Company’s ability to launch additional product lines and compete effectively with respect to its competitors; and

●	the Company’s ability to increase production to meet demand and reach its revenue goals while still maintaining quality and its commitment to a sustainable product and methods.

●	man-made or natural disasters, including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that affect our business or assets;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

●	exchange rate fluctuations;

●	changes in interest rates or rates of inflation, legal, regulatory and other proceedings; and

●	tax laws and the interpretation and application thereof by tax authorities in the jurisdictions where we operate.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements including those described in the “Risk Factors” section beginning on page 9 and elsewhere in this prospectus.

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SUMMARY OF THE PROSPECTUS

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our Securities, you should read the entire prospectus carefully, including “Risk Factors” and the financial statements of Australian Oilseed Holdings Limited and related notes thereto included elsewhere in this prospectus.

The Company

Australian Oilseed Holdings Limited directly and indirectly through its subsidiaries, is focused on the manufacture and sale of chemical free, non-GMO, sustainable edible oils and products derived from oilseeds. The Company believes that transitioning from a fossil fuel economy to a renewable and chemical free economy is the solution to many health problems the world is facing presently. To that end, the Company is committed to working with suppliers and customers to eliminate chemicals from the edible oil production and manufacturing systems to supply quality products such as non-GMO oilseeds and organic and non-organic food-grade oils to customers globally. Over the past 20+ years, the Company has grown to be the largest cold pressing oil plant in Australia, pressing strictly GMO free conventional and organic oilseeds.

Business Combination

On March 21, 2024 (the “Closing Date”), Australian Oilseeds Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), consummated the previously announced Business Combination (defined below). The Business Combination was announced on December 7, 2022, where the Company, EDOC Acquisition Corp. (“EDOC”), Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (“AOI”), AOI Merger Sub Inc., and certain shareholders of AOI collectively holding a controlling interest (together with other shareholders of AOI subsequently joining the transactions, the “Sellers”), entered into a business combination agreement (“Business Combination Agreement”), pursuant to which, EDOC proposed to enter into a business combination with Australian Oilseeds involving the Merger and the Share Exchange, among which Merger Sub would merge with and into EDOC, with EDOC as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”), and each issued and outstanding security of EDOC immediately prior to the Effective Time (as defined below) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive substantially identical securities of the Company, and (b) the Company will acquire all of the issued and outstanding ordinary shares of AOI (the “Purchased Shares”) from the Sellers in exchange for ordinary shares of the Company, par value $0.0001 per share (“Ordinary Shares”) (the “Share Exchange”, and together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions” or the “Business Combination”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the Companies Act and the Australian Act

The Merger was consummated on March 21, 2024, and the Share Exchange and Business Combination were consummated on the Closing Date. Pursuant to the Business Combination Agreement, upon the consummation of the Business Combination at the effective time of the Business Combination (the “Effective Time”):

●	each holder of EDOC pre-transaction privately-held Class A ordinary shares and the Class B ordinary share (the “EDOC Ordinary Shares”) received a number of Company Ordinary Shares, which are listed under the ticker “COOT” (less 200,000 Class A ordinary shares that were forfeited to the Company;

●	each holder of AOI ordinary shares received Company Ordinary Shares on a one-for-one basis (the “Exchange Shares”);

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●	each holder of EDOC’s public Class A ordinary shares received Company Ordinary Shares on a one-for-one basis;

●	EDOC’s warrants terminated and were exchanged for warrants of the Company (the “Warrants”), which Warrants are listed on the Nasdaq under “COOTW”;

●	each holder of EDOC’s rights (the “Rights”) received 1/10 of a Company Ordinary Share for each such Right, as set forth herein;

●	EDOC’s Rights will no longer be traded

●	EDOC’s 479,000 placement units (“Placement Units”) were exchanged for Company Ordinary Shares and Warrants of the Company; and

●	EDOC’s $1,500,000 of convertible promissory notes that were convertible at Closing into Company Ordinary Shares (“Convertible Shares”) and warrants (“Convertible Warrants”).

On March 22, 2024, the Ordinary Shares and the Company Warrants commenced trading on the Nasdaq Capital Market (“Nasdaq”) under the symbols “COOT” and “COOTW,” respectively.

The Purchase Agreement

On March 5, 2024, the Company executed a Purchase Agreement with Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #6 – SPC #6 (“Arena”).

Pursuant to the Purchase Agreement, we have the right to sell to Arena up to US$50,000,000 of our Ordinary Shares, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of our Ordinary Shares pursuant to the Purchase Agreement, and the timing of any sales, are solely and exclusively at our option, and we are under no obligation to sell any securities to Arena under the Purchase Agreement. In accordance with the Purchase Agreement, we have filed a Registration Statement that includes this prospectus with the SEC to register under the Securities Act the resale by Arena of up to 25,000,000 Ordinary Shares by Arena under the Purchase Agreement.

Upon the initial satisfaction of the conditions to Arena’s purchase obligations set forth in the Purchase Agreement (the “Commencement”), including that the Registration Statement that includes the registration statement of which this prospectus is a part shall have been declared effective by the SEC, we will have the right, but not the obligation, from time to time in our sole discretion over the 36-month period beginning on the date upon the satisfaction of the conditions precedent to the right of our Company to deliver an advance notice occurs (the “Commencement Date”), to direct Arena to purchase a specified number of our Ordinary Shares not to exceed certain limitations set forth in the Purchase Agreement (each, a “Purchase”), including that the aggregate number of Ordinary Shares to be issued to Arena under the Purchase Agreement shall not exceed the Beneficial Ownership Limitation of 4.99% or the Exchange Cap, by timely delivering an advance notice to Arena (each, an “Advance Notice”), on any trading day (each, a “Purchase Date”).

The number of Ordinary Shares of each Purchase (“Maximum Purchase Amount”) varies in accordance with the time the Advance Notice is received, if the Advance Notice is received by 7:30 a.m. Eastern Time, the lower of: (i) an amount equal to forty percent (40%) of the average of the Daily Value Traded of the Ordinary Shares on the ten (10) Trading Days immediately preceding an Advance Notice, or (ii) $20 million. For purposes hereof, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Company’s Ordinary Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day. For the avoidance of doubt, the daily trading volume shall include all trades on the Principal Market during regular trading hours.

The per share purchase price that Arena is required to pay for our Ordinary Shares in a Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of our Ordinary Shares (the “VWAP”), calculated in accordance with the Purchase Agreement, for the period from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price, if the Advance Notice is received before 7:30 a.m. Eastern Time (the “Measurement Period”); provided, however, upon an Advance Halt the VWAP calculation shall terminate as of the effective time of the Material Outside Event; provided further, that the VWAP calculation shall exclude all trades over that number of Ordinary Shares equal to 5% of the total volume traded over the applicable Measurement Period. For illustration purposes only, if 1,000,000 Ordinary Shares trade over the applicable Measurement Period, then any trade over 50,000 Ordinary Shares will be excluded from the VWAP calculation.

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In consideration for Arena’s execution and delivery of the Purchase Agreement, we shall issue to Arena, as a commitment fee, that number of Ordinary Shares having an aggregate dollar value equal to $1,250,000 (the “Commitment Fee Shares”) within one (1) Business Day of the effectiveness of the Registration Statement, that number of Ordinary Shares having an aggregate dollar value equal to $1,250,000 based on the per Ordinary Share price, which price shall be equal to the simple average of the daily VWAP of the Ordinary Shares during the ten (10) Trading Days immediately preceding the effectiveness of the Registration Statement(the “Reference Price”). For the avoidance of doubt, the Reference Price calculation will capture up to the day before the registration statement, of which this prospectus is made a part, goes effective.

The Commitment Fee Shares will be subject to a true-up after the initial issuance pursuant to paragraph above whereby we will deliver irrevocable instructions to our transfer agent to electronically transfer to Arena or its designee(s) that number of Ordinary Shares having an aggregate dollar value equal to $1,250,000 based on the lower of (A) the per share price, which price shall be equal to the simple average of the daily VWAP of the Ordinary Shares during the ten (10) Trading Days immediately preceding the effectiveness of the Registration Statement (the “Commitment Fee Share Price”) and (B) the lower of (i) the simple average of the three (3) lowest daily intraday trade prices over the twenty (20) Trading Days after (and not including) the date of effectiveness of this Registration Statement and (ii) the closing price on the twentieth (20th) Trading Day after the effectiveness of this Registration Statement. The Company shall therefore promptly (but in no event later than one (1) Trading Day) issue to Arena the Commitment Fee Shares based on the Commitment Fee Share Price upon effectiveness of the Registration Statement, and shall, if applicable, issue additional Commitment Fee Shares to Arena promptly (but in no event later than one (1) Trading Day after the end of the pricing period.

The Purchase Agreement provides that within ten (10) business days after the Closing of the Business Combination, or such later date determined by the parties, the Company shall file with the SEC, a registration statement covering the resale by Arena of the Ordinary Shares issuable under the Purchase Agreement and the Commitment Fee Shares.

The Purchase Agreement’s termination provision provides that unless earlier terminated, the Purchase Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the date hereof or (ii) the date on which Arena shall have made payment of Advances pursuant to this Agreement for Ordinary Shares equal to the Commitment Amount.

The Company may terminate the Agreement effective upon five Trading Days’ prior written notice to Arena; provided that (i) there are no outstanding Advance Notices, the Ordinary Shares under which have yet to be issued, and (ii) the Company has paid all amounts owed to Arena pursuant to the Purchase Agreement including, without limitation, issuance of Commitment Fee Shares). The Purchase Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

From and after the Commencement, we will control the timing and amount of any sales of our Ordinary Shares to Arena. Actual sales of our Ordinary Shares to Arena under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Ordinary Shares and determinations by us as to the appropriate sources of funding for our business and operations.

The net proceeds to us from sales that we elect to make to Arena under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell our Ordinary Shares to Arena. We expect that any proceeds received by us from such sales to Arena will be used for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Ordinary Shares after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell our Ordinary Shares or any securities exercisable, exchangeable or convertible into our Ordinary Shares at a future determined price.

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Arena has represented and agreed that none of Arena or its affiliates has or will engage in or effect any short sales of our Ordinary Shares or hedging transaction that establishes a net short position in our Ordinary Shares during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month following the 36-month anniversary of the Commencement Date, and (ii) the date on which Arena shall have purchased from us under the Purchase Agreement our Ordinary Shares for an aggregate gross purchase price of US$50,000,000. We may terminate the Purchase Agreement effective upon five trading days’ prior written notice to Arena; provided that (i) there are no outstanding Advance Notices, and the Ordinary Shares under which have yet to be issued, and (ii) we have paid all amounts owed to Arena pursuant to the Purchase Agreement. The Purchase Agreement may be terminated at any time by the mutual written consent of the parties.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the Registration Statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

We do not know what the purchase price for our Ordinary Shares will be and therefore cannot be certain as to the number of shares we might issue to Arena under the Purchase Agreement after the Commencement Date. As of April __, 2025, the latest practicable date, there were 23,224,102 Ordinary Shares outstanding, including 6,090,790 Ordinary Shares held by non-affiliates of our Company. If all of the 25,000,000 shares offered by Arena under this prospectus were issued and outstanding as of the date hereof, such shares would represent 51.8% of the total number of our outstanding Ordinary Shares and 80.4% of the total number of our outstanding Ordinary Shares held by non-affiliates, in each case upon effectiveness of the Registration Statement. If we elect to issue and sell more than 25,000,000 Ordinary Shares to Arena pursuant to the Purchase Agreement, in our sole discretion, we will register for resale under the Securities Act any such additional Ordinary Shares, which could cause additional substantial dilution to our shareholders. The number of Ordinary Shares ultimately offered for resale by Arena is dependent upon the number of Ordinary Shares we can sell to Arena pursuant to the Purchase Agreement.

The number of our Ordinary Shares ultimately offered for resale by Arena through this prospectus is dependent upon the number of Ordinary Shares, if any, we elect to sell to Arena under the Purchase Agreement from and after the Commencement Date. The issuance of our Ordinary Shares to Arena pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of Ordinary Shares that our existing shareholders own will not decrease, the Ordinary Shares owned by our existing shareholders will represent a smaller percentage of our total outstanding Ordinary Shares after any such issuance.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus, subject to certain exceptions;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”);

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●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

●	December 31, 2029 (the last day of the fiscal year that follows the fifth anniversary of the completion of our initial public offering);

●	the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

●	the date on which we are deemed to be a “large-accelerated filer,” as defined in the Exchange Act; and

●	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our Ordinary Shares may be different than what you might receive from other public reporting companies in which you hold equity interests. We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosure requirements available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Controlled Company

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because JSKS Enterprises, our majority shareholder, holds more than 50% of our voting power, and we expect we will continue to be a controlled company upon completion of this offering.

For so long as we remain a “controlled company,” we are not required to comply with the following permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors. our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

As a result, if we take advantage of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements. We intend to take advantage of these controlled company exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies. See “Risk Factors.”

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Summary of Risk Factors

The following summary description sets forth an overview of the material risks we are exposed to in the normal course of our business activities. The summary does not purport to be complete and is qualified in its entirety by reference to the full risk factor discussion immediately following this summary description. We encourage you to read the full risk factor discussion carefully. It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to Arena, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Purchase Agreement.

The sale and issuance of our Ordinary Shares to Arena will cause dilution to our existing shareholders, and the sale of Ordinary Shares acquired by Arena or the perception that such sales may occur could cause the price of our Securities to fall. Investors who buy shares at different times will likely pay different prices. Arena will pay less than the then-prevailing market price for Ordinary Shares, which could cause the price of the Ordinary Shares to decline. We are an early stage company with a history of financial losses and our battery business expects to incur significant expenses and continuing losses for the foreseeable future. In addition to the foregoing, we are subject to foreseeable and unforeseen risks including in part:

●	We are significantly dependent on the revenues from the sale of our products and, therefore, our results of operations could be negatively impacted if we are unable to sell a sufficient number of products at satisfactory margins.

●	We lack product and business diversification. Accordingly, our future revenues and earnings are more susceptible to fluctuations than a more diversified company.

●	We are dependent on contracts with local and regional farmers for oilseeds and loss of these contracts could have a material adverse effect on our business, financial condition and revenues.

●	The Company faces risks related to global, federal, state, and local regulation affecting its operations, including changes to and the imposition of new practices and regulations on trade restrictions, food safety regulations, sustainability requirements, traceability, environmental laws and other matters, which could materially and adversely affect its business, results of operations and financial condition.

●	Our operations are inherently subject to changing conditions that can affect our profitability, such as a decrease in sales of our products and unfavorable weather and environmental conditions.

●	Disruptions in water and power supply may adversely affect our and our suppliers’ operations.

●	Our operating results may fluctuate, and our operating results could be adversely affected by several factors such as a decrease of product sales, price changes in response to competitive factors and increases in oil seed costs.

●	Our revenue may not achieve budget in FY 2025 while we expend capital to expand our Cootamundra facility and construct our new Queensland facility.

●	If we fail to effectively promote our brand, our business, financial condition and results of operations may be materially and adversely affected.

●	We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire qualified personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

●	The retail price of our products may be subject to control by government authorities which may cause a material adverse effect on our financial condition and results of operations.

●	Adverse publicity associated with our products, raw materials or top suppliers and customers, could harm our reputation, financial condition and operating results.

●	We may not be able to develop new products and as a result, our business and financial condition could be adversely affected.

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●	Our business operations and international expansion may be subject to geopolitical risks including with respect to our supply chain and inflation.

●	Our management has limited experience in operating a public company.

●	Our business model is capital-intensive, and we may not be able to raise additional capital on attractive terms, if at all, which could be dilutive to shareholders. If we cannot raise additional capital when needed, our operations and prospects could be materially and adversely affected.

●	Our principal shareholders will continue to have considerable influence over the election of our board of directors and approval of any significant corporate actions, including any sale of the Company.

●	Future sales of substantial amounts of our Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares, either by us or by our existing shareholders, or the possibility that such sales could occur, could adversely affect the market price of our Ordinary Shares.

●	Our business may be significantly impacted by a change in general economic, political, and market conditions, including any resulting effect on consumer or business spending.

●	We operate in competitive markets, and we must continue to compete effectively.

●	The sale and issuance of our Ordinary Shares to Arena will cause dilution to our existing shareholders.

●	The sale of Ordinary Shares acquired by Arena or the perception that such sales may occur could cause the price of our Ordinary Shares to fall.

●	We have a history of net losses, we may increase expenses in the future, and we may not be able to achieve or maintain profitability.

Corporate Information

We were incorporated as an exempted company limited by shares on December 29, 2022 in the Cayman Islands. Upon the consummation of Business Combination on March 21, 2024, “Australian Oilseeds Holdings Limited” became the ultimate corporate parent of AOI and its subsidiaries. On March 22, 2024, our Ordinary Shares and Warrants commenced trading on the Nasdaq Capital Market (“Nasdaq”) under the symbols “COOT” and “COOTW,” respectively.

Our registered office is c/o Stuarts Corporate Services Ltd., P.O. Box 2510, Kensington House, 69 Dr Roy’s Drive, Grand Cayman KY1-1104, Cayman Islands, and our principal executive office is 126 — 142 Cowcumbla Street, Cootamundra, Australia. Our principal website address is www.Australian Oilseeds.au. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus.

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THE OFFERING

Issuer:	Australian Oilseeds Holdings Limited

Ordinary Shares offered by Arena:	An aggregate of up to 25,000,000 Ordinary Shares, including (i) Ordinary Shares that we may, in our sole discretion, elect to issue and sell to Arena, from time to time after the date of this prospectus, pursuant to (and limited by the terms of) the Purchase Agreement and (ii) Ordinary Shares issuable as a commitment fee in accordance with the terms of the Purchase Agreement.

Ordinary Shares outstanding as of April __, 2025:	23,224,102 Ordinary Shares.

Ordinary Shares outstanding after giving effect to the issuance of shares issuable to Arena for resale hereunder:	48,224,102 Ordinary Shares.

Use of Proceeds:	We will not receive any proceeds from the resale of Ordinary Shares included in this prospectus by Arena. However, we may receive up to US$50,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of Ordinary Shares that we may elect to make to Arena pursuant to the Purchase Agreement, if any, from time to time in our sole discretion.

Ordinary Shares Offered by the other Selling Shareholders:	Up to 859,391 Ordinary Shares.

Offering prices for resales:	The Selling Shareholders may resell or otherwise dispose of all, some or none of the Ordinary Shares included in this prospectus, at any time or from time to time in a number of different ways in its discretion and at varying prices. See the section titled “Plan of Distribution” for more information about how the Selling Shareholders may sell or otherwise dispose of the Ordinary Shares being offered in this prospectus.

Use of Proceeds:	We will not receive any proceeds from the resale of our to be offered by the Selling Shareholders.

Market for our Ordinary Shares:	Our Ordinary Shares are listed on the Nasdaq Global Market under the symbol: “COOT.”

Risk Factors:	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares.

In this prospectus, unless otherwise indicated, the number of Ordinary Shares that will be outstanding after this offering is based on 23,224,102 shares of our Ordinary Shares outstanding as of April __, 2025 and excludes:

●	12% of outstanding Ordinary Shares reserved for issuance under our 2024 Equity Incentive Plan;

●	315,000 Ordinary Shares issued subsequent to the closing of the Business Combination conditioned upon exercise of the Private Warrants with an exercise price of $11.50 per share;

●	315,000 Ordinary Shares issued subsequent to the closing of the Business Combination conditioned upon exercise of the Private Warrants with an exercise price of $11.50 per share;

●	450,000 Ordinary Shares issuable upon exercise of the 450,000 Representative’s Warrants with an exercise price of $11.50 per share; and

●	4,500,000 Ordinary Shares issuable upon exercise of the Public Warrants with an exercise price of $11.50 per share.

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RISK FACTORS

Our business and our industry are subject to significant risks. You should carefully consider all of the information set forth in this prospectus and in our other filings with the SEC, including the following risk factors, in evaluating our business. If any of the following risks actually occur, our business, financial condition, operating results, and growth prospects would likely be materially and adversely affected. This prospectus also contains forward- looking statements that involve risks and uncertainties. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Arena Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to Arena, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Purchase Agreement.

On March 5, 2024, we entered into the Purchase Agreement with Arena, pursuant to which Arena has committed to purchase up to US$50,000,000 of our Ordinary Shares, subject to certain limitations and conditions set forth in the Purchase Agreement. We generally have the right to control the timing and amount of any sales of our Ordinary Shares to Arena under the Purchase Agreement. Sales of our Ordinary Shares, if any, to Arena under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Arena all, some or none of our Ordinary Shares that may be available for us to sell to Arena pursuant to the Purchase Agreement. This registration statement of which this prospectus is a part (the “Registration Statement”), the Company seeks to register 25,000,000 of our Ordinary Shares.

Because the purchase price per share to be paid by Arena for our Ordinary Shares that we may elect to sell to Arena under the Purchase Agreement, if any, will fluctuate based on the market prices of our Ordinary Shares at the time we elect to sell shares to Arena pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of our Ordinary Shares that we will sell to Arena under the Purchase Agreement, the purchase price per share that Arena will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Arena under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to an aggregate of US$50,000,000 of our Ordinary Shares to Arena, up to 25,000,000 Ordinary Shares are being registered for resale under the Registration Statement that includes this prospectus. The number of Ordinary Shares ultimately offered for resale by Arena is dependent upon the number of Ordinary Shares, if any, we ultimately elect to sell to Arena pursuant to the Purchase Agreement.

If we elect to issue and sell to Arena pursuant to the Purchase Agreement more Ordinary Shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to an aggregate of $50,000,000 available under the Purchase Agreement, we will file with the SEC one or more additional registration statements to register under the Securities Act the resale by Arena of any such additional Ordinary Shares we elect to sell to Arena from time to time under the Purchase Agreement, and the SEC must declare such additional registration statements effective before we can sell any additional Ordinary Shares to Arena under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of Ordinary Shares in addition to the 25,000,000 Ordinary Shares being registered for resale under this prospectus could cause additional substantial dilution to our shareholders.

Under applicable Nasdaq rules, in no event may we issue to the Arena, an amount of Ordinary Shares representing more than 19.99% of the total number of Ordinary Shares outstanding (19.99% represents 4,644,819 of the 23,224,102 Ordinary Shares outstanding) unless (i) we obtain approval for the issuance of a greater number of Ordinary Shares by our shareholders in accordance with Nasdaq rules, or (ii) sales of Ordinary Shares are made at a price equal to or in excess of the lower of (A) the closing price immediately preceding the delivery of the applicable notice to Arena, and (B) the average of the closing prices of the Ordinary Shares for the five business days immediately preceding the delivery of such notice (in each case plus an incremental amount to take into account the Commitment Shares), such that the sales of such Ordinary Shares to Arena would not count toward such limit because they are “at market” under Nasdaq listing rules.

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The sale and issuance of our Ordinary Shares to Arena will cause dilution to our existing shareholders, and the sale of Ordinary Shares acquired by Arena or the perception that such sales may occur could cause the price of our Securities to fall. Moreover, investors who buy Ordinary Shares from the Selling Securityholders at different times will likely pay different prices.

The purchase price for the shares that we may sell to Arena under the Purchase Agreement will fluctuate based on the price of our Ordinary Shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Ordinary Shares and Warrants (collectively, “Securities”) to fall. If and when we do sell shares to Arena, after Arena has acquired the shares, Arena may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to Arena by us could result in substantial dilution to the interests of other holders of our Ordinary Shares. Additionally, the sale of a substantial number of Ordinary Shares to Arena, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy Ordinary Shares at different times will likely pay different prices. Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of Ordinary Shares sold to Arena If and when we do elect to sell Ordinary Shares to Arena pursuant to the Purchase Agreement, after Arena has acquired such shares, Arena may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Arena at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results.

Investors may experience a decline in the value of the shares they purchase from Arena as a result of future sales made by us to Arena at prices lower than the prices such investors paid for their shares. In addition, if we sell a substantial number of shares to Arena under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Arena may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Arena will pay less than the then-prevailing market price for Ordinary Shares, which could cause the price of the Ordinary Shares to decline.

The purchase price of the Ordinary Shares sold to Arena under the Purchase Agreement is derived from multiplying the market price of our Ordinary Shares on the Nasdaq by 97%. Our Ordinary Shares to be sold to Arena pursuant to the Purchase Agreement will be purchased at a discounted price. As a result of the pricing structure, Arena may sell the Ordinary shares it receives immediately after receipt of such shares, which could cause the price of our Ordinary Shares to decline.

Our management team will have broad discretion over the use of the net proceeds from the sales of our Ordinary Shares to Arena, if any, and investors may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of our Ordinary Shares to Arena, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, investors will be relying on the judgment of our management team with regard to the use of those net proceeds, and investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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Risks Related to our Ordinary Shares

Our stock price may be volatile, and purchasers of our Ordinary Shares could incur substantial losses.

The stock market in general has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to operating performance of individual companies, particularly following a public offering of a company with a small public float. There is the potential for rapid and substantial price volatility of our Ordinary Shares. These broad market factors may seriously harm the market price of our Ordinary Shares, regardless of our actual or expected operating performance and financial condition or prospects, which may make it difficult for investors to assess the rapidly changing value of our Ordinary Shares.

We are currently listed on The Nasdaq Stock Market (“Nasdaq”). If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.

Although our Ordinary Shares are currently listed on Nasdaq, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain a listing on Nasdaq or if a liquid market for our Ordinary Shares does not develop or is sustained, our Ordinary Shares may remain thinly traded.

As previously reported on Form 6-K on September 4, 2024, on August 28, 2024, the Company received a letter from the Listing Qualifications staff of Nasdaq notifying the Company that based on the closing bid price of the Company for the period for the prior 30 consecutive business days, the Company no longer meets Nasdaq Listing Rules 5550(a)(2) (the “Rules”) requirement that listed securities maintain a minimum bid price of $1 per share.

Nasdaq provided the Company with 180 calendar days compliance period, or until February 24, 2025, in which to regain compliance with Nasdaq continued listing requirement. In the event that the Company does not regain compliance in the compliance period, the Company may be eligible for an additional 180 calendar days, should the Company meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the bid price requirement, and is able to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that the Company’s securities will be subject to delisting.

The Nasdaq notification letter has no immediate effect on the Company’s continued listing on Nasdaq and does not result in the immediate delisting of the Company’s ordinary shares, and the shares will continue to trade uninterrupted under the symbol “COOT.” The Company is currently evaluating options to regain compliance and intends to timely regain compliance with Nasdaq’s continued listing requirement. Although the Company will use all reasonable efforts to achieve compliance with Rule 5550(a)(2), there can be no assurance that the Company will be able to regain compliance with that rule or will otherwise comply with other Nasdaq continued listing requirement.

The listing rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our Ordinary Shares;

●	the market price of our Ordinary Shares;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our Ordinary Shares;

●	the number of investors in general that will consider investing in our Ordinary Shares;

●	the number of market makers in our Ordinary Shares;

●	the availability of information concerning the trading prices and volume of our Ordinary Shares; and

●	the number of broker-dealers willing to execute trades in our Ordinary Shares.

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Our principal shareholders will continue to have significant influence over the election of our board of directors and approval of any significant corporate actions, including any sale of the Company.

Our founders, executive officers, directors, and other principal shareholders, in the aggregate, beneficially own a majority of our outstanding shares. These shareholders currently have, and likely will continue to have, significant influence with respect to the election of our board of directors and approval or disapproval of all significant corporate actions. The concentrated voting power of these shareholders could have the effect of delaying or preventing an acquisition of the Company or another significant corporate transaction.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against companies following a decline in the market price of their securities. In 2020, 22% of securities class action litigation filings were against defendants in the health technology and services sector, which accounted for 22% of new filings. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the shares and trading volume could decline.

The trading market for our Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrades our Ordinary Shares or publishes inaccurate or unfavorable research about our business, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Ordinary Shares to decline.

We do not expect to pay dividends in the foreseeable future, and you must rely on price appreciation of your Ordinary Shares for return on your investment.

We have paid no cash dividends on any class of our stock to date, and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our stock. Accordingly, investors must be prepared to rely on sales of their shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our shares. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Future sales of substantial amounts of our Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares, either by us or by our existing shareholders, or the possibility that such sales could occur, could adversely affect the market price of our Ordinary Shares.

Future sales in the public market of our Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares, shares held by our existing shareholders or shares issued upon the exercise of our outstanding shares options or warrants, or the perception by the market that these sales could occur, could lower the market price of our Ordinary Shares or make it difficult for us to raise additional capital.

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We are an “emerging growth company,” and the reduced reporting requirements applicable to emerging growth companies may make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“the JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares held by non-affiliates exceeds $700 million as of the end of our prior second fiscal quarter, and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We may elect not to avail ourselves of this exemption from new or revised accounting standards and, therefore, may be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

Anti-takeover provisions contained in our certificate of incorporation and bylaws as well as provisions of Cayman Act, could impair a takeover attempt.

Our certificate of incorporation, bylaws and the Cayman Act contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

○	authorizing “blank check” preferred stock, which could be issued by our board of directors without shareholder approval and may contain voting, liquidation, dividend, and other rights superior to our Ordinary Shares;

○	limiting the liability of, and providing indemnification to, our directors and officers;

○	limiting the ability of our shareholders to call and bring business before special meetings;

○	requiring advance notice of shareholder proposals for business to be conducted at meetings of our shareholders and for nominations of candidates for election to our board of directors;

○	controlling the procedures for the conduct and scheduling of board of directors and shareholder meetings; and

○	providing our board of directors with the express power to postpone previously scheduled annual meetings and to cancel previously scheduled special meetings.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. We are also subject to provisions of our Amended and Restated Memorandum and Articles of Association that include language that inhibits a takeover of the Company. This change could limit the price investors might be willing to pay in the future for the Company’s securities and could entrench management.

Any provision of our Amended and Restated Memorandum and Articles of Association or Cayman Islands law that has the effect of delaying or deterring a change in control could limit the opportunity for our shareholders to receive a premium for their Ordinary Shares and could also affect the price that some investors are willing to pay for our Ordinary Shares.

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Risks Related to the Company and our Business

We are significantly dependent on the revenues from the sale of our products and, therefore, our results of operations could be negatively impacted if we are unable to sell a sufficient number of products at satisfactory margins.

We sell cold pressed vegetable oils and vegetable protein meals extracted from oil seeds. For fiscal years June 30, 2024 and 2023, we derived approximately 85% and 89%, respectively, of our total revenue from the sale of cold pressed vegetable oils with the balance from the sale of vegetable protein meals extracted from oil seeds. The Company processes and sells high quality protein meal for the agricultural market (including the feedstock industry) and is leveraging this by-product to expand into the plant-based meats and proteins markets. Presently, the Cootamundra facility is capable of crushing canola, safflower and sunflower seeds with a current processing capacity of more than 33,000 metric tons per annum. Edible oils and protein meal serve as the largest outlet for oilseed derivative products. The food industry demands healthy oils for cooking and dining. A key example being Canola Oilseed — in which Australia produces over 15-20% of the global Canola seed trade. Australian oilseed production, due to relative proximity and high-quality output, are well-placed to supply the rapidly expanding consumer export markets of the Asia-Pacific as well as satisfy increased domestic demands.

Our dependence on the market for oil seeds for pressing and extraction makes us particularly vulnerable to negative market changes that may occur in these product lines. In particular, if demand for oil seeds such as olives, canola seeds and sunflower seeds increase or if industry demand exceeds supply, the price of oil seeds will be driven upward and our product margins will be negatively impacted, which would have an adverse effect on our business, results of operations and financial condition.

We lack product and business diversification. Accordingly, our future revenues and earnings are more susceptible to fluctuations than a more diversified company.

Our current primary business activities focus on agriculturally derived products. Because our focus is limited in this way, any risk affecting the agricultural industry could disproportionately affect our business. Our lack of product and business diversification could inhibit the opportunities for growth of our business, revenues and profits.

We are dependent on contracts with local and regional farmers for oilseeds and loss of these contracts could have a material adverse effect on our business, financial condition and revenues.

We have a grower contract base for oil seeds made up of local and regional farmers and shareholders. These contracts provide oilseeds on a fixed acre or hectare contract basis as well as standard tonnage contracts for oil seeds. For example, farmers in Cootamundra, New South Wales (“NSW”) have been growing and supplying us with genetically modified organism (“GMO”) free harvested canola for over ten years. There can be no assurance, however, that we will be able to renew these contracts or find adequate replacements for these contracts should they expire. Likewise, while we have long-standing contracts and relationships with our local and regional farmers and shareholders, who have provided qualified GMO free harvested oil seeds in the past, there can be no assurance that they will continue to produce and provide oil seeds of the same quality or at the same amounts going forward. If the sales performance of any supplier declines or if any of our suppliers terminates the cooperation with us or even starts to cooperate with any of our competitors, or if there is any modification as to the sales and purchase terms entered into by and between the Company and any of our key local and regional farmers and shareholders, our business, financial condition and revenue would be seriously impacted. Furthermore, we rely on a concentration of certain suppliers for the bulk of our oilseeds. If the sales performance of any of these suppliers, and particularly our top suppliers, declines or if any of these suppliers terminates the cooperation with us, or if there is any modification as to the sales and purchase terms entered into with these suppliers, our business, financial condition and revenue would be seriously impacted.

We are dependent on a material concentration of revenue from a small group of customers and the impact on the loss of any of these customer could have an adverse impact on cash flows from operations.

Historically, the Company has been dependent on a material concentration of revenue from a small group of customers and the impact on the loss of any of these customer could have an adverse impact on cash flows from operations. There can be no assurance, however, that we will be able to renew these contracts with our customers or that we will source new additional customers should these legacy customer contracts not be renewed or if the sales volumes decline under the legacy contracts. If any of these risks materialize, our business, financial condition and revenue would be seriously impacted.

14

The Company faces risks related to global, federal, state, and local regulation affecting its operations, including changes to and the imposition of new practices and regulations on trade restrictions, food safety regulations, sustainability requirements, traceability, environmental laws and other matters, which could materially and adversely affect its business, results of operations and financial condition.

Agricultural production and trade flows are subject to government policies, mandates, and regulations, including in relation to the regulation of employee conditions and entitlements. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, incentives, foreign exchange rates, and import and export restrictions on agricultural commodities and commodity products, including policies related to genetically modified organisms, renewable fuel and low carbon fuel mandates, can influence the planting of certain crops, the location and size of crop production, whether unprocessed or processed commodity products are traded, the volume and types of imports and exports, the availability and competitiveness of raw materials, the viability and volume of production of certain of the Company’s products, and industry profitability.

For example, changes in government policies or regulations can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions and create uncertainty and may lead to additional risks and costs and could adversely affect the Company’s agricultural commodity risk management practices as well as its business. Future government policies may adversely affect the supply of, demand for, and prices of the Company’s products; restrict its ability to do business in its existing and target markets; and adversely affect its revenues and operating results. Any failure to comply with applicable laws and regulations or appropriately resolve these challenges could subject the Company to fines, penalties, disgorgement, injunctions, and recalls of its products, resulting in damage to its reputation, which could adversely affect its product sales, financial condition and results of its operations.

Our operations are inherently subject to changing conditions that can affect our profitability, such as a decrease in sales of our products and unfavorable weather and environmental conditions.

Our operations are subject to changing conditions that can affect levels of production and production costs for varying lengths of time and can result in decreases in profitability. We are exposed to price risks related to the sale of vegetable oils. In addition, our operating results might also be adversely impacted by unfavorable weather and environmental conditions including but not limited to blight, bush fires, drought and flooding. Under unfavorable weather and environmental conditions, we might be forced to pursue special production plans which differ from our routine production activities, including temporarily closing our production facilities, shortening operation time, and reducing production shifts. As a result, our productivity might materially decrease.

A majority of our revenue stream depends on timely obtaining oil seeds for extraction into vegetable oils and vegetable protein meals. The supply of oil seeds and their timely availability can be negated by blight, drought, floods, storms or other woes of farming in NSW. Any such event or a combination thereof could render us unable to meet our product demands. This could have a long-term negative effect on our ability to grow our business.

The Company is developing appropriate client related policies and is focused on producing sustainable and chemical free products. Its management have assessed current and pending climate related legislation and can confirm that:

●	The Company is not currently subject to climate related legislation that has a material impact on the business;

●	The Company does not believe any pending climate related legislation will have a material impact on the business; and

●	Management has considered and determined that there will not be a material increase in capital expenditures or operating costs associated with climate-related matters, including costs and expenditures incurred to mitigate the physical effects of climate change or incurred in connection with any plans they may have to reduce emissions or their reliance on carbon-based energy.

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Disruptions in water and power supply may adversely affect our and our suppliers’ operations.

Our operations are reliant upon stable supply of electricity and access to transportation routes to optimally run our oil seed grinding and extraction operations and/or deliver our products to customers. Our suppliers’ farming operations are, in addition, reliant on access to water for the cultivation of oil seeds, which we then use to produce our products. Should we not have access to reliable electricity supply or should our suppliers have limited access to water or experience infrastructure challenges, this could have a material adverse effect on our access to oil seeds and therefore our business, operating results, cash flows, financial condition and future growth.

Water, as a resource, is becoming increasingly limited as global demand for water increases and extreme temperatures become mundane. A significant part of our suppliers’ operations requires the use of large volumes of water. In recent times, Australia has experienced prolonged periods of drought and there may be significant changes in the future to current water laws which could increase the cost or availability of water in reaction to extended periods of drought and extreme weather.

Our operating results may fluctuate, and our operating results could be adversely affected by various factors such as a decrease of product sales, price changes in response to competitive factors and increases in oil seed costs.

Our quarterly results of operations may fluctuate as a result of a number of factors, including fluctuation in the demand for our products and changes in the price of oil seeds, which directly affect the price of our products and may influence the demand for our products. Therefore, quarter-to-quarter comparisons of results of operations have been and will be impacted by the volume of such orders and shipments. In addition, our operating results could be adversely affected by, among others, the following factors: variations in the mix of product sales; price changes in response to competitive factors; increases in oil seed costs and other significant costs; increases in utility costs (particularly electricity), and interruptions in plant operations resulting from the interruption of oil seed and other raw material supplies.

Our revenue may not achieve budget in FY 2025 while we expend capital to expand our Cootamundra facility and construct our new Queensland facility.

The Company’s operation in fiscal year 2025 may be reduced substantially from our original projections while we expend capital to construct our new Queensland facility due to factory break down or overhaul or spec adjustment. The Company expanded its existing Cootamundra facility with full operations occurring in August 2024. Presently, the Company is constructing a new crushing and production plant in Emerald, Central Queensland for a projected total cost of AUD$25 million. In connection with the funding of the new Queensland plant, the Company has received government support through an Industrial Partnership Program through CQ Oilseeds Pty Ltd. and its parent entity, Energreen Nutrition Australia Pty Ltd., in the amount of AUD$5 million of incentives plus a grant of tax incentives. The balance of the capital stack to fund the plant includes AUD$3 million of funding generated from operating cashflow, AUD$6 million to AUD$10 million in a bank funding facility for construction and equipment financing, and AUD$8 million to AUD$11 million of equity funding to complete the new plant within 15 months. If the Company does not raise all or any of the AUD$8 million to AUD$11 million of equity funding, the Company intends to fund the shortfall from the Company’s operating cashflow, which would reduce its results of operation. Upon completion of construction of the new facility, Energreen Nutrition Australia Pty Ltd. will transfer CQ Oilseeds Pty Ltd. and its assets, including the new facility to the Company via a transfer agreement.

Between the two facilities, total capacity is expected to be approximately four times the current capacity (160,000 metric tons anticipated, up from 40,000 metric tons). The Company’s revenue growth included in the financial projections assumed this significant increase in production capacity due to the new facility in Emerald, Queensland and expansion of the Cootamundra facility, as well as success in rolling out AOI’s branded products.

The development and construction of real estate is subject to timing, budgeting and other risks that may adversely affect AOI’s operating results such as the availability of financing on favorable terms and development risks relating to an inability to obtain, or delays in obtaining, necessary entitlements, zoning, land-use, building occupancy and other required governmental permit authorizations. Acts of God such as earthquakes, hurricanes, floods or fires could adversely impact a project and governmental restrictions on the nature or size of the project. Other significant risks include management of the architect and general contractor (including development of a timeline for construction), procurement of all necessary equipment and inventory, and sufficient and capable staffing related thereto. If any of the above occurs, or fails to occur, as the case may be, the ability of the Company to achieve its revenue projections could be adversely affected. In addition, development activities, regardless of whether they are ultimately successful, may require a substantial portion of the Company’s time and attention. As a result, our business, financial condition and results of operations may be materially and adversely affected.

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If we fail to effectively promote our brand, our business, financial condition and results of operations may be materially and adversely affected.

We believe that brand image plays an important role in influencing consumers’ decisions in purchasing our products. The reputation of our products, particularly our GMO free cold-pressed vegetable oils, is critical to the success of our business. We believe consumers are attracted to our cold pressed vegetable oils, which are pressed and ground without the use of chemicals or solvents. For fiscal years June 30, 2024 and 2023, we derived approximately 85% and 89%, respectively, of our total revenue from the sale of cold pressed vegetable oils with the balance from the sale of vegetable protein meals extracted from oil seeds. We cannot assure you that our marketing and promotional activities will remain effective going forward. If we fail to successfully market or promote our brands, our brand recognition may be adversely affected and the demand for our products may decline or fail to increase as much as we expect. If our brands are tarnished in any manner, particularly with regard to our environmentally friendly pressing and grinding processes, we may lose our competitive advantage and our business, financial condition and results of operations may be materially and adversely affected.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire qualified personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

We must attract, recruit and retain a sizeable workforce of technically competent employees. Competition for senior management and senior personnel in the industry is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior personnel or attract and retain high-quality senior executives or senior personnel in the future. This failure could materially and adversely affect our future growth and financial condition.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and research and development expertise of key personnel. We are dependent upon the services of Gary Seaton for our continued growth and operation because of their experience in the industry and their personal and business contacts. Although we have no reason to believe that Gary Seaton will discontinue their services with us, the interruption or loss of their services would adversely affect our ability to effectively run our business and pursue our business strategy as well as our results of operations. Besides, our success depends on the continuous devotion of our directors and senior management, and they are well experienced and have a deep understanding as to our business and operation. The loss of these officers could have a material adverse effect upon our business, financial condition, and results of operations. We do not carry key man life insurance for any of our key personnel nor do we foresee purchasing such insurance to protect against a loss of key personnel.

We may be subject to claims, litigation or regulatory actions filed or pending by or against us, and any obligation to pay a judgment or damages could materially harm our business or financial condition.

From time to time, we may be engaged in litigation and incur significant costs relating to these matters. For example, two of AOI’s subsidiaries, Cowcumbla Investments Pty Ltd. and Cootamundra Oilseeds Pty Ltd. recently settled litigation claims filed against them in the Supreme Court of New South Wales stemming from a related party loan with a former director totaling AUD$1.2 million. The amount due under this related party loan was repaid through monthly instalments from January 2023 to April 2023. The cases pending against Cowcumbla Investments Pty Ltd. and Cootamundra Oilseeds Pty Ltd. have concluded following the local mediation process held on 30 May 2023 and the payment of an additional sum to the plaintiff under this loan in the amount of AUD95,000 as final settlement on 1 June 2023.The Company does not expect to incur any further costs in relation to the matter, however, the inherent uncertainties of any future litigation, and the ultimate cost and outcome of future litigation cannot be predicted. We currently carries director and officer liability insurance and other insurance policies that provide protection against various liabilities relating to claims against us and our executive officers and directors. Any expenses and liabilities relating to future lawsuits will materially harm our financial condition. In addition, we might not be able to obtain the sufficient insurance coverage due to cost or other reasons. It could make it more difficult for us to retain and attract officers and directors and could expose us to potentially self-funding certain future liabilities ordinarily mitigated by director and officer liability insurance.

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In addition, a substantial number of lawsuits have been filed by former special purpose acquisition company (SPAC) shareholders seeking to contest the terms of, or disclosures surrounding, de-SPAC merger transactions. While shareholders and plaintiffs’ firms have long contested public company M&A transactions and are bringing similar challenges to de-SPAC merger transactions, certain structural features of SPACs have led shareholders to make new twists on those arguments. For example, shareholders in a SPAC sued in Delaware state court to enjoin a de-SPAC transaction arguing that the SPAC directors and officers breached their fiduciary duties by rushing to sign a deal just before the time limit to return capital to investors expired that was not in the best interests of SPAC shareholders. The plaintiffs also alleged that several of the SPAC’s managers lacked independence because they were promised board membership in the post-transaction company. The lawsuit was voluntarily dismissed after the SPAC issued additional disclosures.

Shareholders have also filed dozens of nuisance claims alleging misleading disclosures in proxy statements soliciting shareholder approval of de-SPAC merger transactions. These kinds of proxy statement challenges, which are common in the public M&A setting, are frequently brought under Section 14 of the Exchange Act and SEC Rule 14a-9. In these actions, plaintiffs’ lawyers threaten to enjoin a shareholder vote until the issuer releases supplemental information. These actions frequently settle or are voluntarily dismissed when the company issues additional disclosures, and plaintiffs’ lawyers then seek a “mootness fee” usually after the closing of the business combination. Commentators and courts have criticized this minuet on the ground that the supplemental disclosures confer no real benefits on shareholders. We can expect plaintiffs’ securities law firms to continue to file these claims in connection with many de-SPAC merger transactions to recoup these fees.

Unfavorable outcomes or developments relating to proceedings to which we are a party or transactions involving our products, such as judgments for monetary damages, injunctions, or denial or revocation of permits, could have a material adverse effect on our business, financial condition, and results of operations. In addition, settlement of claims could adversely affect our financial condition and results of operations.

The retail price of our products may be subject to control by government authorities which may cause a material adverse effect on our financial condition and results of operations.

Our main products are our vegetable oils derived from oil seeds, which may be recognized by governments and regulators as one of the essential daily goods purchased by common people. When domestic and international market prices of edible vegetable oil roars sharply and cause serious impact on consumption, governmental authorities may consider conducting price controls in the form of fixed retail prices or retail price ceilings. If this were to happen in Australia, we may face operational pressure for increasing costs, and our profit level may be likely lowered. Any future price controls or government mandated price reductions may have a material adverse effect on our financial condition and results of operations, including significantly reducing our revenue and profitability.

Our business requires a number of permits and licenses in order to carry on our business.

Food manufacturers in Australia are required to obtain certain permits and licenses from various governmental authorities, including Food Standards Australia New Zealand (“FSANZ”). All foods sold in Australia must also comply with a range of laws designed to protect consumer, plant, and animal health and we are subject to regulations pertaining to the agricultural and forestry industry. We have obtained licenses currently required, including for the manufacture and operation of edible vegetable oil.

However, we cannot assure you that we can maintain all required licenses and certificates to carry on our business at all times, and in the past from time to time we may not have been in compliance with all such required licenses or certificates. Moreover, these licenses and certificates are subject to periodic renewal and/or reassessment by the relevant governmental authorities and the standards of such renewal or reassessment may change from time to time. We intend to apply for the renewal of these licenses and certificates when required by then applicable laws and regulations. Any failure by us to obtain and maintain all licenses or certificates necessary to carry on our business at any time could have a material adverse effect on our business, financial condition and results of operations. In addition, any inability to renew these licenses and certificates could severely disrupt our business and prevent us from continuing to carry on our business. Any changes in the standards used by governmental authorities in considering whether to renew or reassess our business licenses, as well as any enactment of new regulations that may restrict the conduct of our business, may also decrease our revenue and/or increase our costs and materially reduce our profitability and prospects. Furthermore, if the interpretation or implementation of existing laws and regulations changes or if new regulations come into effect requiring us to obtain any additional licenses, permits or certifications that were previously not required to operate our existing businesses, we cannot assure you that we may successfully obtain such licenses, permits or certifications.

18

Adverse publicity associated with our products, raw materials or top suppliers and customers, could harm our reputation, financial condition and operating results.

The results of our operations may be significantly affected by the public’s perception of our products and similar companies. This perception is dependent upon opinions concerning:

●	the safety and quality of our products and oil seeds;

●	the safety and quality of similar products distributed by other companies; and

●	Our top suppliers and customers.

Adverse publicity concerning any actual or purported failure to comply with applicable laws and regulations regarding product claims and advertising or other aspects of our business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse effect on our goodwill and could negatively affect our sales and ability to generate revenue. In addition, our consumers’ perception of the safety and quality of products and raw materials as well as similar products and raw materials distributed by other companies can be significantly influenced by media attention, publicized scientific research or findings, widespread product liability claims and other publicity concerning our products or raw materials, or similar products and raw materials distributed by other companies. Adverse publicity, whether or not accurate or resulting from consumers’ use or misuse of our products, that associates consumption of our products or ingredients or any similar products or ingredients with illness or other adverse effects, questions the benefits of our or similar products or claims that any such products are ineffective, inappropriately advertised or have inaccurate instructions as to their use, could negatively impact our reputation or the market demand for our products. For example, public sentiment may move away from the use of vegetable oils for consumption which would impact market demand for our products.

We may not be able to develop new products and as a result, our business and financial condition could be adversely affected.

The launch and development of new products involve considerable time and commitment which may exert a substantial strain on our ability to manage our existing business and operations. We cannot ensure the success of any new brand or products or that any income will be generated from such new brand or products. If we are not able to develop and introduce new products successfully, or if new products fail to generate sufficient revenues to offset research and development costs, our business, financial condition and results of operations could be adversely affected.

Our operations may be disrupted for maintenance services or reasons beyond our control, which could adversely affect our business, financial condition and results of operations.

Our operations could be disrupted for maintenance services or reasons beyond our control. Our oil seed pressing and grinding facilities are subject to regular maintenance during which operations may halt. Moreover, other causes of disruption include extreme weather conditions, fire, natural catastrophes, raw material supply disruptions, equipment and system failures, mechanical malfunctions, workforce shortages, workforce actions, human errors or environmental issues. Any significant disruption to our operations could adversely affect our ability to produce our vegetable oils and vegetable protein meal products, which could have a material adverse effect on our business, financial condition and results of operations.

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We could be harmed by improper disclosure or loss of sensitive or confidential company, employee, supplier or customer data.

In connection with the operation of our business, we store, process and transmit data, including information about our business, employees, suppliers and customers. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

We take action to mitigate these risks by (a) keeping our software and security systems up to date, (b) using strong passwords and two factor authorization on all online accounts, (c) providing IT security training to employees to identify scam emails and building internal procedures to verify suspicious requests, (d) backing up all data daily and storing the backup offline and online, (e) using a VPN to encrypt internet traffic and protect against cyberattacks when assessing sensitive data, (f) developing and implementing an incident response plan to ensure a rapid and effective response in case of a cyberattack, and (g) partnering with a cybersecurity company to conduct regular intranet and employee laptop checks.

Nonetheless, there can be no assurance that we will prevent all instances of improper disclosure or loss of sensitive or confidential information. Such disclosure, loss or breach could harm our reputation and subject us to government sanctions and liability under our contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices we follow may not prevent the improper access to, disclosure of, or loss of such information. The potential risk of security breaches and cyberattacks may increase as we introduce new services and offerings. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which we provide services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to our reputation in the marketplace.

Our business operations and international expansion may be subject to geopolitical risks including with respect to our supply chain and inflation.

Our business operation and international expansion may be subject to geopolitical risks. Any significant deterioration in the international landscape may have a negative effect on our ability to fulfill contractual obligations because of shipping and other impediments that could arise, which could have a material and adverse effect on our business, financial condition and results of operations. We exported our products to various countries outside of Australia and derive sales from exporting to those countries, and we intend to continue to sell our current and future products to countries outside of Australia. Changes to trade policies, treaties and tariffs in or affecting the jurisdictions in which we sell our products, or the perception that these changes could occur, could adversely affect the financial and economic conditions in those jurisdictions, as well as our international sales, results of operations and financial condition.

The Company purchases from Energreen mainly relate to additional canola seed purchases, which seeds are sourced from Energreen’s high-quality and long-standing supply chain. All sales and purchase transactions among the Company and any related parties such as Energreen are structured on an arm’s length basis. Energreen mainly purchases the quality canola seed from Cargill, Grain Corp, and other trade companies in Australia.

In February 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the situation in Ukraine and globally and assessing its potential impact on our business. Additionally, Russia’s prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military interventions in Ukraine have led to sanctions and other penalties being levied by the United States, European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication, or SWIFT, payment system, expansive ban on imports and exports of products to and from Russia and ban on exportation of U.S. denominated bank notes to Russia or persons located there. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets. In October 2023, the Israel-Hamas war commenced. As a result of the war, instability in the Middle East and various other regions of the world may occur and affect the world economy. Various nations, including the United States, as a reaction to the Israel-Hamas war have begun taking actions that may further affect the world economy. Such effects on the world economy are not determinable as of the date of these unaudited condensed consolidated financial statements. The specific impact on the Company’s financial condition, results of operations and cash flows is also not determinable as of the date of the Company’s June 30, 2024, yearend financials.

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There have also been concerns over unrest in Ukraine, the Middle East and Africa, which have resulted in volatility in financial and other markets and concerns over the rising level of inflation in major industrial countries including the United States and worries that efforts to curb inflation may result in recession. There were and could be in the future a number of domino effects from such turmoil on our business, including significant decreases in orders from our customers, insolvency of key suppliers resulting in product delays, rises in raw material prices leading up to increased level of cost of sales that we may not be able to pass onto customers, inability of customers to obtain credit to finance purchases of our products and/or customer insolvencies, and counterparty failures negatively impacting our operations. Any systemic economic or financial crisis could cause revenues for the food production industry as a whole to decline dramatically and could materially and adversely affect our results of operations.

Although our operations have not experienced material and adverse impact on supply chain, cybersecurity or other aspects of our business from the ongoing unrest in Ukraine, the Middle East and Africa or due to COVID-19 or other acts of God or causes, there is no assurance that such conflict would not develop or escalate in a way that could materially and adversely affect our business, financial condition, and results of operations in the future.

We face risks of natural disasters, acts of God and occurrence of epidemics, which could severely disrupt our business operations.

Natural disasters, epidemics and other acts of God which are beyond our control may adversely affect the economy, infrastructure and livelihood of the people in Australia and may materially and adversely affect our operations as our facilities and offices are currently located in Australia. Material damage to, or the loss of, such facilities due to fire, severe weather, flood, drought, earthquake, or other acts of God or causes may not be adequately covered by proceeds of our insurance coverage and could materially and adversely affect our business and results of operations. For example, rains and floods in Eastern Australia in 2022 (in February, July, November), which were the fifth storms in 19 months were the area was inundated, resulted in billions of AUD of damage. Bushfires in 2019-2020 resulted in more than 2,000 homes being destroyed, losses of more than $900 million and 400+ deaths. Of the more than 10 million hectares burnt in south-eastern Australia during the 2019-2020 fire season, around one-quarter was agricultural land, which caused an estimated $4-5 billion worth of economic losses to the Australian food system. Any such further instances of natural disasters, fires or any outbreaks of contagious disease, acts of war or terrorist attacks may cause damage or disruption to our business, our employees and our markets, any of which could adversely impact our business, results of operations and financial condition.

If our products become contaminated, we may be subject to product liability claims and product recalls.

Our products may be subject to contamination by disease-producing organisms or pathogens. These pathogens are found generally in the environment and therefore, there is a risk that they could be present in our products. These pathogens can also be introduced to our products as a result of improper handling during processing or at the consumer level. We have little, if any, control over proper handling procedures once our products are delivered to our customers.

Our products are subject to sampling examinations on product quality by government authorities. If the products materially fail to meet any relevant quality or safety standards, we may be required by government authorities to recall the products and we may be held responsible for such failure, in which case our reputation and operations will be adversely affected. While we have insurance coverage for such recalls, we may be liable for any loss and injury caused by such products, which may have a materially adverse effect on our financial condition and results of operations. We may also be required to incur extra expenditures to comply with the additional regulatory requirements from time to time. So far there has been no product liability claim, product recall or other incident due to contamination of our products.

21

Our failure to compete effectively may adversely affect our ability to generate revenue.

We compete with other companies, many of whom are developing or can be expected to develop products similar to ours. Many of our competitors are also more established than we are, and have significantly greater financial, technical, marketing and other resources than we presently possess. Some of our competitors have greater name recognition and a larger operation scale and customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

Increased competition could lead to lower revenues and higher costs. There is no guarantee that we will be able to compete effectively with current and future competitors, nor will it be possible to ensure that competitors will not actively resort to legal or illegal means which aim at destroying the brand and product quality or affecting the confidence of our consumers.

Risks Related to Being a Public Company

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of our Company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and results of operations.

We face increased legal, accounting, administrative and other costs and expenses as a public company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (PCAOB) and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, although management did not conduct a formal assessment of internal control over financial reporting, in connection with the audits of our consolidated financial statements for the years ended June 30, 2024 and 2023, management concluded that we did not employ sufficient accounting resources with appropriate experience and technical expertise to effectively execute controls over certain judgmental and technical accounting areas which resulted in late filing of its Form 10-K for yearend June 30, 2024. Therefore, management concluded that we did not have a comprehensive and formalized accounting and financial reporting policies and procedures manual which details the information needed for our financial reporting process and that we did not have a robust review process by which management could monitor for potential errors or technical accounting requirements, which have resulted in material weaknesses in internal control over financial reporting as of June 30, 2024. The material weaknesses above did not result in a misstatement to the consolidated financial statements.

In response, our management team has established a remediation plan to address the previously disclosed material weaknesses. While we have taken actions to remediate this material weakness, including (i) recruiting and employing personnel with appropriate experience and technical expertise to enhance management’s assessment of judgmental and technical accounting areas, (ii) conducting additional training for staff involved in judgmental and technical accounting areas, and (iii) engaging additional independent third-party technical consultants to assist in performing accounting analyses of complex transactions, completion of our remediation efforts is ongoing. As such management has concluded the aforementioned material weakness has not been remediated as of June 30, 2024. The Company may also identify additional measures that may be required to remediate the material weaknesses in the Company’s internal control over financial reporting, necessitating further action. In addition, expenses associated with SEC reporting requirements will be incurred including expenses associated with actions to remediate this material weakness. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified people to serve on our Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

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If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or the market in which we operate, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our Ordinary Shares adversely, or provide more favorable relative recommendations about our competitors, the price of our Ordinary Shares would likely decline. If any analyst who may cover us were to cease our coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

Our Ordinary Shares may be subject to extreme volatility.

The trading price of our Ordinary Shares may be subject to extreme volatility. We cannot predict the magnitude of future fluctuations in the trading price of our Ordinary Shares. The trading price of our Ordinary Shares may be affected by several factors, including events described in the risk factors set forth in this Annual Report on Form 10-K and in our periodic reports filed with the SEC from time to time, as well as our operating results, financial condition and other events or factors. Any of the factors listed below could have a material adverse effect on your investment in our securities. Factors affecting the trading price of our securities may include:

●	announcements by us or our competitors regarding technical developments and levels of performance achieved by our or their real-world data and real-world evidence offering;

●	announcements by us regarding developments in our relationship with existing and future key customers;

●	our ability to bring our products and technologies to market on a timely basis, or at all;

●	our operating results or development efforts failing to meet the expectations of securities analysts or investors in a particular period;

●	Actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about our operating results or the real-world data and real-world evidence industry;

●	success of competitors actual or perceived development efforts;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the real-world data and real-world evidence industry in general;

●	operating and share price performance of other companies that investors deem comparable to the Company;

●	disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain intellectual property protection for our technologies;

●	changes in laws and regulations affecting our business;

●	our ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving the Company;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

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●	the volume of Ordinary Shares available for public sale;

●	the level of demand for our Ordinary Shares, including the amount of short interest in our stock;

●	any major change in our Board or management;

●	sales of substantial amounts of the Ordinary Shares by our directors, executive officers or significant shareholders or the perception that such sales could occur;

●	the expiration of contractual lock-up agreements with our executive officers, directors and shareholders, which we have entered and may enter into in the future from time to time; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and the Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Following certain periods of volatility in the market price of our securities, we may become the subject of securities litigation. We have experienced and may in the future experience additional litigation following periods of volatility. This type of litigation may result in substantial costs and a diversion of management’s attention and resources.

Our business model is capital-intensive, and we may not be able to raise additional capital on attractive terms, if at all, which could be dilutive to shareholders. If we cannot raise additional capital when needed, our operations and prospects could be materially and adversely affected.

We can be expected to continue to sustain substantial operating expenses without generating sufficient revenue to cover expenditures. Over time, we expect that we will need to raise additional funds, including through the issuance of equity, equity-related or debt securities or through obtaining credit from financial institutions to fund, together with our principal sources of liquidity, ongoing costs, any significant unplanned or accelerated expenses, and new strategic investments. We cannot be certain that additional capital will be available on attractive terms, if at all, when needed, which could be dilutive to shareholders, and our financial condition, results of operations, business and prospects could be materially and adversely affected.

We have a history of net losses, we may increase expenses in the future, and we may not be able to achieve or maintain profitability.

As stated above, we have a history of losses. We generated net losses of $33,725,100 for the year ended June 30, 2024. Our ability to continue as a going concern is dependent upon our ability to generate cashflows from operations and draw down additional long-term debt from the senior debt provider, Commonwealth Bank of Australia, who has provided a total facility loan of AUD$14,000,000 with unused facilities as at 30 June 2024 of AUD$8,000,000 and draw down an additional US$6 million of redeemable debentures from the existing PIPE investors or the executed US$50 million equity line of credit (ELOC) once the Company lodges the registration statement of the ELOC. The Company has determined that the Company’s sources of liquidity will be sufficient to meet the Company’s financing requirements for the one year period from the issuance of its consolidated financial statements but there can no assurance these sources are sufficient to fund our capital expenditures, working capital and other cash requirements in the long term. There can be no assurance that the steps management is taking will be successful.

Risks Related to Our Warrants

We may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to Warrant holders.

Our public Warrants are currently exercisable for one share of Ordinary Shares at a price of $11.50 per share. We have the ability to redeem outstanding Warrants at any time prior to their expiration, at a price of $0.01 per Warrant, provided that the last reported sales price of Ordinary Shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to Warrant holders and provided certain other conditions are met. If and when the Warrants become redeemable by us, we may exercise our redemption rights even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Warrants, as set forth above even if the holders are otherwise unable to exercise the Warrants.

Redemption of the outstanding Warrants could force Warrant holders (i) to exercise their Warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their Warrants at the then-current market price when they might otherwise wish to hold their Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, we expect would be substantially less than the market value of their Warrants. None of the private placement Warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees.

If we choose to exercise this redemption right, warrant holders would be forced to either exercise their warrants at a time when it may be economically disadvantageous to do so or accept the redemption price, which could be significantly lower than the market value of the warrants at that time. This could result in warrant holders receiving less value than they might have otherwise realized had they been able to exercise their warrants at a later date. Additionally, the redemption of warrants could result in dilution to our existing shareholders and may adversely affect the market price of our Ordinary Shares.

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THE PURCHASE AGREEMENT

General

On March 5, 2024, we entered into the Purchase Agreement with Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #6 – SPC #6 (“Arena”). Pursuant to the Purchase Agreement, we have the right to sell to Arena up to US$50,000,000 of our Ordinary Shares, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of our Ordinary Shares pursuant to the Purchase Agreement, and the timing of any sales, are solely and exclusively at our option, and we are under no obligation to sell any securities to Arena under the Purchase Agreement. Arena has no right to require us to sell any Ordinary Shares to Arena, but Arena is obligated to make purchases at our direction subject to certain conditions. There is no upper limit on the price per share that Arena could be obligated to pay for the Ordinary Shares under the Purchase Agreement.

In accordance with the Purchase Agreement, we have filed the Registration Statement that includes this prospectus with the SEC to register under the Securities Act the resale by Arena of an aggregate of up to 25,000,000 Ordinary Shares, including (i) Ordinary Shares that we may, in our sole discretion, elect to issue and sell to Arena, from time to time after the date of this prospectus, pursuant to (and limited by the terms of) the Purchase Agreement and (ii) Ordinary Shares which, in our sole discretion, may be issuable as a commitment fee

From and after the Commencement, we will control the timing and amount of any sales of our Ordinary Shares to Arena. Actual sales of our Ordinary Shares to Arena under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Ordinary Shares, and determinations by us as to the appropriate sources of funding for our business and operations. The net proceeds that we may receive under the Purchase Agreement, if any, cannot be determined at this time, since it will depend on the frequency and prices at which we sell shares to Arena, our ability to meet the conditions of the Purchase Agreement and the other limitations, terms and conditions of the Purchase Agreement and any impacts of the Beneficial Ownership Limitation and the Exchange Cap. We expect that any proceeds received by us from such sales to Arena, if any, will be used for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the Registration Statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

The number of our Ordinary Shares ultimately offered for resale by Arena through this prospectus is dependent upon the number of Ordinary Shares, if any, we elect to sell to Arena under the Purchase Agreement from and after the Commencement Date. The issuance of our Ordinary Shares to Arena pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of Ordinary Shares that our existing shareholders own will not decrease, the Ordinary Shares owned by our existing shareholders will represent a smaller percentage of our total outstanding Ordinary Shares after any such issuance.

Purchase of Shares Under the Purchase Agreement

Upon the initial satisfaction of the conditions to Arena’s purchase obligations set forth in the Purchase Agreement (the “Commencement”), including that the Registration Statement that includes this prospectus shall have been declared effective by the SEC, we will have the right, but not the obligation, from time to time in our sole discretion over the 36-month period beginning on the date upon the satisfaction of the conditions precedent to the right of our Company to deliver an advance notice occurs (the “Commencement Date”), to direct Arena to purchase a specified number of our Ordinary Shares not to exceed certain limitations set forth in the Purchase Agreement, by timely delivering an advance notice to Arena (each, an “Advance Notice”), on any trading day (each, a “Purchase Date”).

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The number of Ordinary Shares of each Purchase (“Maximum Purchase Amount”) varies in accordance with the time the Advance Notice is received, (a) if the Advance Notice is received by 7:30 a.m. Eastern Time, the lower of: (i) an amount equal to forty percent (40%) of the average of the daily value traded of the Ordinary Shares on the ten (l0) Trading Days immediately preceding an Advance Notice, or (ii) $10 million, (b) if the Advance Notice is received after 7:30 a.m. Eastern Time but on or prior to 10:30 a.m. Eastern Time, the lower of (i) an amount equal to thirty percent (30%) of the average of the daily value traded of Ordinary Shares on the ten (10) Trading Days immediately preceding an Advance Notice, or (ii) $6 million, and (c) if the Advance Notice is received after 10:30 a.m. Eastern Time but on or prior to 12:30 p.m. Eastern Time, the lower of: (i) an amount equal to twenty percent (20%) of the average of the daily value traded of the Ordinary Shares on the ten (10) Trading Days immediately preceding an Advance Notice, or (ii) $3 million.

The per share purchase price that Arena is required to pay for our Ordinary Shares in a Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of our Ordinary Shares (the “VWAP”), calculated in accordance with the Purchase Agreement, for the period (a) from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price, if the Advance Notice is received before 7:30 a.m. Eastern Time, (b) from 11:00 a.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price, if the Advance Notice is received after 7:30 a.m. Eastern Time and before 10:30 a.m. Eastern Time and (c) from 1:00 p.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price, if the Advance Notice is received after 10:30 a.m. Eastern Time and before 12:30 p.m. Eastern Time (the “Purchase Valuation Period”). If the total day’s VWAP at the end of any given I-hour interval has changed by+/- 10% versus the previous I-hour interval, the purchase price will be 90% of Arena’s sale execution for that day.

Termination

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month following the 36-month anniversary of the Commencement Date, and (ii) the date on which Arena shall have purchased from us under the Purchase Agreement our Ordinary Shares for an aggregate gross purchase price of US$50,000,000. We may terminate the Purchase Agreement effective upon five trading days’ prior written notice to Arena; provided that (i) there are no outstanding Advance Notices, and the Ordinary Shares under which have yet to be issued, and (ii) we have paid all amounts owed to Arena pursuant to the Purchase Agreement. The Purchase Agreement may be terminated at any time by the mutual written consent of the parties.

Commitment Fee

In consideration for Arena’s execution and delivery of the Purchase Agreement, we shall issue to Arena, as a commitment fee, that number of Ordinary Shares having an aggregate dollar value equal to $1,250,000 (the “Commitment Fee Shares”) within one (1) Business Day of the effectiveness of the Registration Statement, that number of Ordinary Shares having an aggregate dollar value equal to $1,250,000 based on the per Ordinary Share price, which price shall be equal to the simple average of the daily VWAP of the Ordinary Shares during the ten (10) Trading Days immediately preceding the effectiveness of the Registration Statement(the “Reference Price”). For the avoidance of doubt, the Reference Price calculation will capture up to the day before the registration statement of which this prospectus is made a part goes effective.

The Commitment Fee Shares will be subject to a true-up after the initial issuance pursuant to paragraph above whereby we will deliver irrevocable instructions to our transfer agent to electronically transfer to Arena or its designee(s) that number of Ordinary Shares having an aggregate dollar value equal to $1,250,000 based on the lower of (A) the per Ordinary Share price, which price shall be equal to the simple average of the daily VWAP of the Ordinary Shares during the ten (10) Trading Days immediately preceding the effectiveness of the Registration Statement (the “Commitment Fee Share Price”) and (B) the lower of (i) the simple average of the three (3) lowest daily intraday trade prices over the twenty (20) Trading Days after (and not including) the date of effectiveness of this Registration Statement and (ii) the closing price on the twentieth (20th) Trading Day after the effectiveness of this Registration Statement. The Company shall therefore promptly (but in no event later than one (1) Trading Day) issue to Arena the Commitment Fee Shares based on the Commitment Fee Share Price upon effectiveness of the Registration Statement, and shall, if applicable, issue additional Commitment Fee Shares to Arena promptly (but in no event later than one (1) Trading Day after the end of the pricing period.

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Conditions to Delivery of Advance Notices

Our ability to deliver Advance Notices to Arena under the Purchase Agreement is subject to the satisfaction of certain conditions, all of which are entirely outside of Arena’s control, including, among other things, the following:

●	The accuracy in all material respects of our representations and warranties included in the Purchase Agreement;

●	the effectiveness of the Registration Statement that includes this prospectus (and any one or more additional registration statements to be filed with the SEC that register Ordinary Shares that may be issued and sold by us to Arena under the Purchase Agreement);

●	us having obtained all required permits and qualifications for the offer and sale of all Ordinary Shares issuable pursuant to such Advance Notice;

●	no Material Outside Event (as defined in the Purchase Agreement) shall have occurred or be continuing;

●	us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us;

●	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits or directly, materially and adversely affects any of the transactions contemplated by the Purchase Agreement;

●	no suspension of the trading in Ordinary Shares by the SEC or the Principal Market (as defined in the Purchase Agreement), no final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Principal Market shall be terminated, and no violation of the shareholder approval requirements of the Principal Market incurred by the issuance of the Ordinary Shares;

●	a sufficient number of authorized but unissued and otherwise unreserved Ordinary Shares for the issuance of all the Ordinary Shares issuable pursuant to such Advance Notice; and

●	the representations contained in the applicable Advance Notice shall be true and correct in all material respects; and the Pricing Period for all prior Advance Notices shall have been completed.

No Short-Selling or Hedging by Arena

Arena has agreed that neither it nor any of its agents, representatives and affiliates has entered or shall in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of our Ordinary Shares or (ii) hedging transaction, which establishes a net short position with respect to our Ordinary Shares during any time prior to the termination of the Purchase Agreement.

Limitations on Sales

Pursuant to the terms of the Purchase Agreement, we will not sell to Arena Ordinary Shares if those shares, when aggregated with all other shares then beneficially owned by Arena, including, without limitation, the Commitment Fee Shares, and its affiliates as a result of purchases under the Purchase Agreement, in excess of the Beneficial Ownership Limitation (4.99%), or the Exchange Cap (unless we obtain shareholders’ approval to issue Ordinary Shares in excess of the Exchange Cap).

Prohibitions on Variable Rate Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Ordinary Shares after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell our Ordinary Shares or any securities exercisable, exchangeable or convertible into our Ordinary Shares at a future determined price.

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Finder Fees

Neither we nor Arena has had any dealings in connection with the Purchase Agreement transaction with any finder or broker who will demand payment of any fee or commission from the other party.

Effect of Performance of the Purchase Agreement on Our Shareholders

All 25,000,000 Ordinary Shares registered in this offering which may be issued or sold by us to Arena under the Purchase Agreement are expected to be freely tractable. It is anticipated that Ordinary Shares registered in this offering will be sold over a period of up to 36-months commencing on the date that the Registration Statement of which this prospectus is made a part becomes effective. The sale by Arena of a significant number of Ordinary Shares registered in this offering at any given time could cause the market price of our Ordinary Shares to decline and to be highly volatile. Sales of our Ordinary Shares to Arena, if any, will depend upon market conditions and other factors to be determined by us.

We may ultimately decide to sell to Arena all, some or none of the Ordinary Shares that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell Ordinary Shares to Arena, after Arena has acquired the Ordinary Shares, Arena may resell all, some or none of those Ordinary Shares at any time or from time to time in its discretion. Therefore, sales to Arena by us under the Purchase Agreement, the resale by Arena of a significant amount of Ordinary Shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of Ordinary Shares to decline and to be highly volatile and may result in substantial dilution to the interests of other holders of our Ordinary Shares.

In addition, if we sell a substantial number of Ordinary Shares to Arena under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Ordinary Shares or the mere existence of our arrangement with Arena may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our Ordinary Shares to Arena and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Investors who purchase Ordinary Shares from Arena in this offering at different times will likely pay different prices for those Ordinary Shares; thus they may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the Ordinary Shares they purchase from Arena in this offering as a result of future sales made by us to Arena at prices lower than the prices such investors paid for their Ordinary Shares in this offering.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Arena to purchase up to $50,000,000 of our Ordinary Shares. The number of Ordinary Shares ultimately offered for resale by Arena under this prospectus is dependent upon the price per share at which we sell our Ordinary Shares to Arena pursuant to the Purchase Agreement. Because the purchase price per share to be paid by Arena for the Ordinary Shares that we may elect to sell under the Purchase Agreement, if any, will fluctuate based on the market prices of our Ordinary Shares during the applicable Pricing Period for each Purchase made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of Ordinary Shares that we will sell to Arena under the Purchase Agreement, the actual purchase price per share to be paid by Arena for those Ordinary Shares, or the actual gross proceeds to be raised by us from those sales, if any.

If we elect to issue and sell to Arena pursuant to the Purchase Agreement more Ordinary Shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to an aggregate of $50,000,000 available under the Purchase Agreement, we will file with the SEC one or more additional registration statements to register under the Securities Act the resale by Arena of any such additional Ordinary Shares we elect to sell to Arena from time to time under the Purchase Agreement, and the SEC must declare such additional registration statements effective before we can sell any additional Ordinary Shares to Arena under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of Ordinary Shares in addition to the 25,000,000 Ordinary Shares being registered for resale under this prospectus could cause additional substantial dilution to our shareholders.

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The issuance of Ordinary Shares to Arena pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of Ordinary Shares that our existing shareholders own will not decrease, the Ordinary Shares owned by our existing shareholders will represent a smaller percentage of our total outstanding Ordinary Shares after any such issuance.

The following table sets forth the percentage ownership of Arena from our sale of 25,000,000 Ordinary Shares to Arena under the Purchase Agreement at varying purchase prices (and assumes no issuance of Ordinary Shares as Commitment Fee Shares):

Assumed Average Purchase Price Per Share(1) (2)	Number of Registered Shares to be Issued if Full Purchase of Registered Ordinary Shares(3)	Percentage of Outstanding Ordinary Shares After Giving Effect to the Issuance to Arena(4)	Proceeds from the Sale of Shares to Arena under the Purchase Agreement ($)
1.00	25,000,000	48.8%	$25,000,000
1.25	20,000,000	43.3%	$25,000,000
1.48	16,891,892	39.2%	$25,000,000
1.50	16,666,667	38.9%	$25,000,000
1.75	14,285,714	35.3%	$25,000,000
2.00	12,500,000	32.3%	$25,000,000
2.25	11,111,111	29.8%	$25,000,000
2.50	10,000,000	27.6%	$25,000,000

(1)	For the avoidance of any doubt, this price would reflect the Purchase Price after calculation (i.e., after discounts to the market price of our Ordinary Shares) in accordance with the terms of the Purchase Agreement.

(2)	The closing price of the Ordinary Shares on Nasdaq as of April __, 2025.

(3)	Although the Purchase Agreement provides that we may sell up to $50,000,000 of our Ordinary Shares to Arena, we are only registering 25,000,000 Ordinary Shares that may be sold to Arena as purchase shares under the Purchase Agreement, which may or may not cover all the shares we may ultimately sell to Arena under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that we are registering in this offering.

(4)	The denominator is based on 23,224,102 Ordinary Shares outstanding as of April __, 2025, adjusted to include the issuance of the number of Ordinary Shares set forth in the adjacent column which we would have issued to Arena based on the applicable assumed purchase price per Purchase Share, and assumes that no Ordinary Shares have been issued to Arena as Commitment Fee Shares.

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USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own accounts. We will not receive any of the proceeds from these sales.

We will receive up to $50,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of our Ordinary Shares we may elect to issue to Arena pursuant to the Purchase Agreement after the date of this prospectus. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell our Ordinary Shares to Arena after the date of this prospectus. See the section entitled “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we will receive under the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DIVIDEND POLICY

We may declare dividends on our Ordinary Shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. See the section titled “Description of Securities” and “Tax Considerations” in this prospectus for information on the potential tax consequences of any cash dividends declared.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section should be read in conjunction with the unaudited Condensed Consolidated Financial Statements and related Notes and the audited Combined Financial Statements and related Notes included in this prospectus, as well as the information contained in the sections of this prospectus titled “Unaudited Pro Forma Condensed Consolidated and Condensed Combined Financial Information” and “Business.” The section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains forward-looking statements. See the sections of the prospectus titled “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements that could cause future results to differ materially from those reflected in this section. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. The use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide forward-looking statements in other materials we release to the public.

Company Overview

The Company is a Cayman Islands exempted company that, directly and indirectly through its subsidiaries, is focused on the manufacture and sale of chemical free, non-GMO, sustainable edible oils and products derived from oilseeds. The Company believes that transitioning from a fossil fuel economy to a renewable and chemical free economy is the solution to many health problems the world is facing presently. To that end, the Company is committed to working with suppliers and customers to eliminate chemicals from the edible oil production and manufacturing systems to supply quality products such as non-GMO oilseeds and organic and non-organic food-grade oils to customers globally. Over the past 20 years, Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (“AOI”) has grown to be the largest cold pressing oil plant in Australia, pressing strictly GMO free conventional and organic oilseeds.

Business Combination

On March 21, 2024 (the “Closing Date”), Australian Oilseeds Holdings Limited., a Cayman Islands exempted company (“Australian Oilseeds” or the “Company”), consummated the previously announced business combination pursuant to the Business Combination Agreement, dated as of December 5, 2022 (as amended on March 31, 2023 and December 7, 2023 (the “Business Combination Agreement”), between the Company, EDOC Acquisition Corp., a Cayman Islands exempted company (“EDOC”), American Physicians LLC, a Delaware limited liability company, in the capacity as the representative, from and after the Closing Date for the shareholders of Purchaser and the Company (other than the Sellers (as defined below)) in accordance with the terms and conditions of the Business Combination Agreement (the “Purchaser Representative”), AOI Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (“Merger Sub”), Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (“AOI”), Gary Seaton, in his capacity as the representative for the Sellers, in accordance with the terms and conditions of the Business Combination Agreement (the “Seller Representative”), and each of the holders of AOI’s outstanding ordinary shares named on Annex I to the Business Combination Agreement (the “Primary Sellers”), as amended from time to time, to include subsequent parties that execute and deliver to Purchaser, the Company and AOI, a Joinder (the “Joining Sellers”), and the holders of AOI’s outstanding ordinary shares who are bound by the provisions of the Business Combination Agreement pursuant to the drag-along rights set forth in AOI’s memorandum and articles of association (the “Drag-Along Sellers,” and collectively with the Joining Sellers, the “Sellers”). The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.”

Pursuant to the Business Combination Agreement, on the Closing Date, EDOC merged with and into Merger Sub, with EDOC continuing as the surviving entity (the “Merger”), as a result of which, EDOC became a wholly-owned subsidiary of the Company, and each issued and outstanding security of EDOC prior to the Closing Date was cancelled in exchange for the receipt of substantially identical securities of the Company. Also on the Closing Date, the Company acquired all of the issued and outstanding ordinary shares of AOI (the “Purchased Shares”) from the Sellers in exchange for the Company’s ordinary shares (“Company Ordinary Shares”) par value $0.0001 per share (the “Share Exchange”). More specifically, pursuant to the Business Combination Agreement, at the effective time of the Business Combination (the “Effective Time”):

(i)	Each holder of EDOC pre-transaction privately-held Class A ordinary shares and the Class B ordinary share (the “EDOC Ordinary Shares”) received Company Ordinary Shares, which are listed under the ticker “COOT” (less 200,000 Class A ordinary shares that were forfeited by EDOC back to the Company);

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(ii)	Each holder of AOI ordinary shares received Company Ordinary Shares on a one-for-one basis (the “Exchange Shares”);

(iii)	Each holder of EDOC’s public Class A ordinary shares received Company Ordinary Shares on a one-for-one basis;

(iv)	EDOC’s warrants terminated and were exchanged for warrants of the Company (the “Warrants”), which Warrants are listed on the Nasdaq under “COOTW”;
(v)	Each holder of EDOC’s rights (the “Rights”) received 1/10 of a Company Ordinary Share for each such Right, as set forth herein;

(vi)	EDOC’s Rights were no longer be traded;

(vii)	EDOC’s 479,000 placement units (“Placement Units”) were exchanged for Company Ordinary Shares and Warrants of the Company; and

(viii)	EDOC’ $1,500,000 of convertible promissory notes that were convertible at Closing into Company Ordinary Shares (“Convertible Shares”) and warrants (“Convertible Warrants”).

In connection with the closing of the Business Combination, EDOC and/or the Company entered into or amended, as applicable, certain agreements with their vendors or service providers, including the underwriter in EDOC’s IPO, to pay various business combination transaction expenses otherwise due at Closing, including deferral agreements with vendors or service providers, requiring deferred cash payments by the registrant to such parties to be satisfied over specified time periods after Closing, and certain other fee modification agreements with vendors or service providers pursuant to which such parties received newly issued Ordinary Shares at Closing and/or deferred cash payments (or a combination of both). Pursuant to such agreements, an aggregate of 840,891 Company Ordinary Shares (694,391 to Arc Group Limited and 146,500 to I-Bankers Securities, Inc.) were issued to such providers.

In addition, in connection with the closing of the Business Combination, the Company closed the private placement of the Arena Warrants and Debentures pursuant to the Securities Purchase Agreement dated August 23, 2023 between the Company, AOI, EDOC, certain AOI subsidiaries and Arena Investors, LP (the “PIPE Investors”) and executed the Arena Transaction Documents including the 10% Original Issue Discount Secured Convertible Debenture, the Arena Warrant, the Registration Rights Agreement and related documents.

In addition, at the Closing, the Company, the Primary Sellers, the Purchaser Representative, the Seller Representative and the Escrow Agent entered into an escrow agreement (the “Subscription Escrow Agreement”), pursuant to which a number of Exchange Shares equal to 15% of the estimated Exchange Consideration issuable to the Sellers at the Closing (such Exchange Shares, together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted the “Escrow Shares”) are subject to the restrictions of the Escrow Agreement and shall be held by the Escrow Agent, along with any dividends, distributions or income thereon (together with the Escrow Shares, the “Escrow Property”) in a segregated account (the “Escrow Account”) and disbursed in accordance with the Business Combination Agreement and the Subscription Escrow Agreement. The Escrow Shares will be held in the Escrow Account for a period of 12 months after the Closing and shall be the sole and exclusive source of payment for any post-Closing purchase price adjustment and for any post-closing indemnification claims (other than certain fraud claims and breaches of AOI and the Sellers’ fundamental representations, as in the Business Combination Agreement). At the 12-month anniversary of the Closing, on March 21, 2025, all remaining Escrow Property will be released to the Sellers in accordance with the Business Combination Agreement. However, the amount of Escrow Property equal to the value of any pending and unresolved claims will remain in the Escrow Account until finally resolved.

The transaction was unanimously approved by the board of directors of EDOC and was approved at the extraordinary general meeting of EDOC’s shareholders held on March 6, 2024 (the “Special Meeting”). EDOC’s shareholders also voted to approve all other proposals presented at the Special Meeting. As a result of the Business Combination, AOI and EDOC became wholly-owned direct subsidiaries of the Company. On March 22, 2024, the Ordinary Shares and public warrants of the Company (the “Public Warrants”) commenced trading on the Nasdaq Global Market, or “Nasdaq,” under the symbols “COOT” and “COOTW,” respectively.

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Key Components of Consolidated Statements of Profit or Loss and Other Comprehensive Income

Sales revenue

Revenues consist of sales of edible oils, sales of protein meals and tolling revenue from oilseeds crushing activities. The Company’s edible oil sales comprise of two segments: sales of bulk oils to wholesalers who use it as food ingredients or white labeling; sales of packaged oils as the company’s own branding to major supermarket channels. Sales of protein meals are bulk sales and mainly distributed to local farmers and feedlots as protein supplements. Tolling revenue is the service charge fee of crushing oilseeds to produce edible oils and protein meals.

Cost of sales

Cost of sales consist of costs directly related to the manufacturing process of edible oils and protein meals. It includes the cost of materials which mainly consist of the procurement cost of non-GMO canola seeds, canola seeds freight and storage cost from the suppliers, direct labor in the factory plant, occupancy costs of energy consumption of manufacturing process, depreciation expense of the crushing plant and relevant equipment and vehicles, and repairs and maintenance.

General and Administrative expenses

General and administrative expenses primarily consist of personnel expenses, professional fees, occupancy costs, depreciation expense, insurance expense, management fees, office expenses, security expenses, travel expenses, staff training expenses, utilities expenses, and subscription and dues expenses.

Sales and marketing expenses

Sales and marketing expenses primarily consist of sales directors’ salaries and supermarket promotion activities.

Other income

Other income primarily consists of fuel tax credit and recovery cost of freight and overdue interest.

Finance expenses

Finance expenses consist of interest paid related to bank loan and facility interest, related party loan interest and foreign exchange gain or loss.

Change in fair value of warrant liabilities

This consists of the change in fair value of certain warrant liabilities.

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Results of Operations

The following selected consolidated financial data are derived from the unaudited financial statements of the Company for the three and nine months ended 31 March 2025 and 2024 and should be read in conjunction with our consolidated financial statements, the related notes and the rest of the section of this Report entitled “Key Components of Consolidated Statements of Operations.” The historical results are not necessarily indicative of the results of future operations.

Three Months and Nine months Ended 31 March 2025 Compared to the Three Months and Nine months Ended 31 March 2024

The following tables set forth our Consolidated Statements of Operations data for the periods presented:

	Note	THREE MONTHS ENDED MAR 2025	THREE MONTHS ENDED MAR 2024	NINE MONTHS ENDED MAR 2025	NINE MONTHS ENDED MAR 2024
		AUD$	AUD$	AUD$	AUD$
Sales revenue	12	9,430,228	6,295,851	30,163,944	25,986,786
Cost of sales	13	(8,864,653)	(5,692,410)	(27,562,995)	(21,068,310
Gross profit		565,575	603,441	2,600,949	4,918,476
General and administrative expenses	14	(628,578)	(421,954)	(2,600,422)	(1,921,093
Selling and marketing expenses	15	(70,022)	(15,000)	(354,556)	(270,205
Other income	16	22,724	36,958	86,253	79,785
Operating (loss)/profit		(110,301)	203,445	(267,776)	2,806,963
Finance expenses	18	(471,238)	(162,260)	(1,280,428)	(384,859
(Loss) Profit before income tax		(581,539)	41,185	(1,548,204)	2,422,104
Income tax expense		(49,094)	-	(49,094)	-
(Loss) Profit for the period		(630,633)	41,185	(1,597,298)	2,422,104
Other comprehensive income for the period, net of tax		-	-	-	-
Total comprehensive (loss) income		(630,633)	41,185	(1,597,298)	2,422,104
(Loss) Profit attributable to:
Members of the parent entity		(559,758)	26,324	(1,501,719)	1,858,356
Non-controlling interest		(70,875)	14,861	(95,579)	563,748
Total (Loss) Income		(630,633)	41,185	(1,597,298)	2,422,104

Revenue

	Three Months Ended 31 March (AUD)
	2025	2024	Change	Change %

Total revenue	$9,430,228	$6,295,851	$3,134,377	49.8%

Sales revenue increased by AUD$3.1 million or 49.8% to AUD$9.4 million for the three-month period ended on 31 March 2025, compared to AUD$6.3 million for the three-month period ended 31 March 2024, primarily due to increase in sale of our retail oils segment and sales contracts procured with some of supermarkets in Australia.

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The following table summarizes the Company’s revenues disaggregated by product category:

	Three Months Ended 31 March (AUD)
	2025	2024	Change	Change %

Wholesale oils	$2,295,898	$1,817,091	$478,807	26.4%
High protein meals	2,300,636	1,556,865	743,771	47.8%
Toll crushing service	58,011	-	58,011	100%
Other sales	27,678	119,683	(92,005)	(76.9)%
Retail oils	4,748,005	2,802,212	1,945,793	69.4%
Total revenues	$9,430,228	$6,295,851	$3,134,377	49.8%

Wholesale oils represented 24.3% of our revenue for the three months ended 31 March 2025, compared to 28.9% for the three months ended 31 March 2024, and increased AUD$0.5 million, as compared to the prior year. Retail oils represented 50.3% of our revenue for the three months ended 31 March 2025, compared to 44.5% for the three months ended 31 March 2024, and increased AUD$1.9 million, as compared to the prior period. The primary driver for the revenue increase in retail oils for the three months ended 31 March 2025 compared to the previous period was due to the Company securing three supply contracts to supply 15 Costco Australia stores, 1,050 Woolworth Supermarkets national stores and 850 Coles supermarket stores throughout Australia. The Company also developed four new SKU to target the retail consumers from 2024 through integrated marketing campaign with the supermarkets. As the Company focused on developing the retail market during the current quarter of 2024, the whole sales proportion became smaller than last year quarter. High protein meals for the feed industry represented 24.3% of our revenue for the three months ended 31 March 2025, compared to 24.7% for the three months ended 31 March 2024, and increased AUD$0.7 million as compared to the prior period. The primary driver for the revenue increase in high protein meals for the three months ended 31 March 2025, compared to the previous period was a decrease of sales price of protein meal due to Australia experiencing good rainfall year caused less demand of protein meal in feedlot market.

	Nine Months Ended 31 March (AUD)
	2025	2024	Change	Change %

Total revenue	$30,163,944	$25,986,786	$4,177,158	16.1%

Sales revenue increased by AUD$4.1 million or 16.1% to AUD$30.1 million for the nine-month period ended on 31 March 2025, compared to AUD$25.9 million for the nine-month period ended 31 March 2024, primarily sales contracts procured with some of supermarkets in Australia.

	Nine Months Ended 31 March (AUD)
	2025	2024	Change	Change %

Wholesale oils	$6,732,108	$8,029,899	$(1,297,791)	(16.1)%
High protein meals	7,647,279	7,514,787	132,492	1.8%
Toll crushing service	58,011	222,095	(164,084)	(73.9)%
Seeds	-	23,490	(23,490)
Other sales	96,094	319,954	(223,860)	(69.9)%
Retail oils	15,630,452	9,876,561	5,753,891	58.2%
Total revenues	$30,163,944	$25,986,786	$4,177,158	16.1%

Wholesale oils represented 22.3% of our revenue for the nine months ended 31 March 2025, compared to 30.9% for the nine months ended 31 March 2024, and decreased AUD$1.2 million, as compared to the prior year. Retail oils represented 51.8% of our revenue for the nine months ended 31 March 2025, compared to 38.0% for the nine months ended 31 March 2024, and increased AUD$5.7 million, as compared to the prior period. The primary driver for the revenue increase in retail oils for the nine months ended 31 March 2025 compared to the previous period was due to the Company securing three supply contracts to supply 15 Costco Australia stores, 1,050 Woolworth Supermarkets national stores and 850 Coles supermarket stores throughout Australia. The Company also developed four new SKU to target the retail consumers from 2024 through integrated marketing campaign with the supermarkets. As the Company focused on developing the retail market during the current quarter of 2024, the whole sales proportion became smaller than last year quarter. High protein meals for the feed industry represented 25.3% of our revenue for the nine months ended 31 March 2025, compared to 28.9% for the nine months ended 31 March 2024, and increased AUD$0.1 million as compared to the prior period.

Other sales represent a small portion of our revenue and represented 0.3% of the revenue for the three months ended 31 March 2025, compared to 1.9% for the three months ended 31 March 2024, a decrease of AUD$0.1 million for the three months ended 31 March 2025, as compared to the three months ended 31 March 2024.

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Cost of Sales

	Three Months Ended 31 March (AUD)
	2025	2024	Change	Change %

Cost of finished goods	$1,815,995	$1,413,261	$402,734	28.2%
Cost of material	5,829,288	$2,986,965	$2,842,323	95.2%
Labor costs	631,045	481,152	149,893	31.2%
Freight and storage	324,498	589,684	(265,186)	(45.0)%
Depreciation	83,823	130,755	(46,932)	(35.9)%
Occupancy costs	147,711	79,739	67,972	85.2%
Repairs and maintenance	32,293	10,854	21,439	197.5%
Total cost of sales	$8,864,653	$5,692,410	$3,172,243	55.7%

The cost of sales for the three months ended 31 March 2025 was AUD$8.9 million, an increase of AUD$3.0 million, or 55.7% as compared to the three months ended 31 March 2024. The primary reason for the increase was caused by cost of material, increase in cost of packaging material due to increase in retail sales, and labor cost increase during the quarter.

	Nine Months Ended 31 March (AUD)
	2025	2024	Change	Change %

Cost of finished goods	$6,153,704	$4,129,874	$2,023,830	49.0%
Cost of material	17,058,568	12,822,389	4,236,179	33.0%
Labor costs	1,778,451	1,551,132	227,319	14.6%
Freight and storage	1,794,815	1,731,300	63,515	3.7%
Depreciation	251,469	336,009	(84,540)	(25.2)%
Occupancy costs	445,098	280,626	164,472	58.6%
Repairs and maintenance	80,890	216,980	(136,090)	(62.7)%
Total cost of sales	$27,562,995	$21,068,310	$6,494,685	30.8%

The cost of sales for the nine months ended 31 March 2025 was AUD$27.5 million, an increase of AUD$6.5 million, or 30.8% as compared to the nine months ended 31 March 2024. The primary reason for the increase was caused by cost of material (canola seed), increase in cost of packaging material due to increase in retail sales, and labor cost increase during the quarter.

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General and administrative expenses

	Three Months Ended 31 March (AUD)
	2025	2024	Change	Change %

General and administrative expenses	$628,578	$421,954	$206,624	49.0%

General and administrative expenses for the three months ended 31 March 2025 were AUD$0.6 million, an increase of AUD$0.2 million, or 49.0%, compared to the three months ended 31 March 2024. This increase was primarily due to increase in audit fee AUD$0.1 million and insurance AUD$0.1 million.

	Nine Months Ended 31 March (AUD)
	2025	2024	Change	Change %

General and administrative expenses	$2,600,422	$1,921,093	$679,329	35.3%

General and administrative expenses for the nine months ended 31 March 2025 were AUD$2.6 million, an increase of AUD$0.7 million, or 35.3%, compared to the nine months ended 31 March 2024. This increase was primarily due to increase in audit fee AUD$0.2 million, insurance AUD$0.3 million and employee cost AUD$0.1 million.

Selling and marketing expenses

	Three Months Ended 31 March (AUD)
	2025	2024	Change	Change %

Selling and marketing expenses	$70,022	$15,000	$55,022	366.8%

Selling and marketing expenses for the three months ended 31 March 2025 were AUD$0.07 million, an increase of AUD$0.06 million, or 366.8% compared to the three months ended 31 March 2024. This increase was due to additional marketing expenses incurred to promote brand awareness.

	Nine Months Ended 31 March (AUD)
	2025	2024	Change	Change %

Selling and marketing expenses	$354,556	$270,205	$84,351	31.2%

Selling and marketing expenses for the nine months ended 31 March 2025 were AUD$0.3 million, an increase of AUD$0.08 million, or 31.2% compared to the nine months ended 31 March 2024. This increase was due to additional marketing expenses incurred to promote brand awareness and was partially offset by decrease in bad debts.

Other Income

	Three Months Ended 31 March (AUD)
	2025	2024	Change	Change %

Other income	$22,724	$36,958	$(14,234)	(38.5)%

Other income for the three months ended 31 March 2025 was AUD$0.02 million, a decrease of AUD$0.01 million, or 38.5% compared to the three months ended 31 March 2024. This decrease was primarily due to interest charges to customers.

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Other Income

	Nine Months Ended 31 March (AUD)
	2025	2024	Change	Change %

Other income	$86,253	$79,785	$6,468	8.1%

Other income for the nine months ended 31 March 2025 was AUD$0.08 million, there was a slight increase in other income is due to interest charged to customers compared to nine months ended 31 March 2024.

Finance expenses

	Three Months Ended 31 March (AUD)
	2025	2024	Change	Change %

Finance expenses	$471,238	$162,260	$308,978	190.4%

Finance expenses increased by AUD$0.3 million or 190.4% to AUD$0.5 million for the three months ended 31 March 2025 compared to AUD$0.1 million for the three months ended on 31 March 2024, primarily due to the fact that the Company began to repay the AUD$4 million asset finance provided by Commonwealth Bank of Australia to expand the existing Cootamundra Oilseeds factory plant, the amortization of the convertible note discount of AUD$0.1 million and the interest accrual on utilization of trade finance facility from Commonwealth Bank of Australia.

	Nine Months Ended 31 March (AUD)
	2025	2024	Change	Change %

Finance expenses	$1,280,428	$384,859	$895,569	232.7%

Finance expenses increased by AUD$0.9 million or 232.7% to AUD$1.2 million for the nine months ended 31 March 2025 compared to AUD$0.4 million for the nine months ended on 31 March 2024, primarily due increased Interest expenses AUD$0.4 million to the fact that the Company began to repay the AUD$4 million asset finance provided by Commonwealth Bank of Australia to expand the existing Cootamundra Oilseeds factory plant, the amortization of the convertible note discount of AUD$0.4 million.

Liquidity and Capital Resources

As of 31 March 2025, our principal sources of liquidity were net proceeds received related to the Business Combination and cash received from customers.

The Company incurred a loss after income tax for the 3 months ended 31 March 2025 of AUD$630,633 (31 March 2024: Profit AUD$41,185) and for nine months ended 31 March 2025 a loss of AUD$1,597,298 (31 March 2024: Profit AUD$2,422,104). The Company was in a net current liability position of AUD$9,622,311 as of 31 March 2025 (30 June 2024: AUD$6,965,530). Net cash outflow from operating activities was AUD$1,942,969 for the nine months ended 31 March 2025 (31 March 2024: AUD$1,259,485).

As at 31 March 2025 and 30 June 2024, the consolidated entity had cash in hand and at bank of AUD$1,435,123 and AUD$514,140, respectively.

The financial statements have been prepared on a going-concern basis, which contemplates continuity of normal activities and realization of assets and settlement of liabilities in the normal course of business.

We conducted a reverse acquisition of EDOC Acquisition Limited “ADOC” through the deSPAC on 21 March 2024, the consolidated entity assumed AUD$5,248,824 of previously unpaid transaction costs charged by service providers of “ADOC”, AUD$1,216,928 promissory notes to American Physicians LLC and an AUD$1,533,742 convertible note to PIPE Investor ARENA as of 30 June 2024.

Therefore, our ability to continue its business activities as a going concern is dependent upon us deriving sufficient cash from the business operation and being able to draw down additional long-term debt from the senior debt provider, Commonwealth Bank of Australia, who has provided a total facility loan of AUD$14 million with unused facilities as at 31 March 2025 of AUD$8 million. In addition, we also have the ability to draw down an additional US$6 million of redeemable debentures from the existing PIPE investors or the executed US$50 million equity line of credit (ELOC) once the Company lodges the registration statement of the ELOC. The Company has determined that the Company’s sources of liquidity will be sufficient to meet the Company’s financing requirements for the one-year period from the issuance of its consolidated financial statements.

The following table shows the net cash and cash equivalents provided by (used in) operating activities, net cash and cash equivalents used in investing activities, and net cash and cash equivalents provided by financing activities during the periods presented:

	Nine Months Ended 31 March (AUD)
	2025	2024
Net cash (used in) provided by
Operating activities	(1,942,969)	1,259,485
Investing activities	(901,918)	(3,302,050)
Financing Activities	3,765,870	2,859,489

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Operating Activities

As of 31 March 2025, our net cash and cash equivalents used in operating activities consists primarily of AUD$28,976,930 of cash receipts from customers and AUD$29,894,989 of payments to suppliers and employees.

By comparison, the Company’s net cash and cash equivalents provided by operating activities as of 31 March 2024, consists primarily of AUD$29,099,972 of cash receipts from customers and AUD$27,011,986 of payments to suppliers and employees.

As of June 30, 2024, our net cash and cash equivalents provided by (used in) operating activities consists of AUD$33,854,067 of cash receipts from customers and AUD$35,364,877 of payments to suppliers and employees including AUD$3,971,681 of canola seed stock purchase (5,421-ton stock on hand) for the preparation of the existing crushing plant that was commissioned July 2024.

By comparison, the Company’s net cash and cash equivalents received in operating activities during the year ended June 2023, consists primarily of AUD$28,063,458 of cash receipts from customers and AUD$26,711,708 of payments to suppliers and employees.

As of 31 December 2024, our net cash and cash equivalents provided by (used in) operating activities consists primarily of AUD$18,663,267 of cash receipts from customers and AUD$20,471,825 of payments to suppliers and employees.

By comparison, the Company’s net cash and cash equivalents received in operating activities as of 31 December 2023, consists primarily of AUD$19,727,952 of cash receipts from customers and AUD$21,046,214 of payments to suppliers and employees.

Investing Activities

Our investing activities have consisted primarily of property and equipment purchases.

Net cash and cash equivalents used in investing activities during the nine months ended 31 March 2025, consisted of AUD$901,918 of purchased property and equipment.

By comparison, the Company’s net cash and cash equivalents used in investing activities during the nine months ended 31 March 2024, consisting primarily of AUD$3,302,050 of purchased property and equipment.

As of June 30, 2024, our net cash and cash equivalents provided by (used in) operating activities consists of AUD$33,854,067 of cash receipts from customers and AUD$35,364,877 of payments to suppliers and employees including AUD$3,971,681 of canola seed stock purchase (5,421-ton stock on hand) for the preparation of the existing crushing plant that was commissioned July 2024.

By comparison, the Company’s net cash and cash equivalents received in operating activities during the year ended June 2023, consists primarily of AUD$28,063,458 of cash receipts from customers and AUD$26,711,708 of payments to suppliers and employees.

Net cash and cash equivalents used in investing activities during the six months ended 31 December 2024, consisted of AUD$805,084 of purchased property and equipment.

By comparison, the Company’s net cash and cash equivalents used in investing activities during the six months ended 31 December 2023, consisting primarily of AUD$1,716,060 of purchased property and equipment.

Financing Activities

Net cash flows provided by financing activities were AUD$3,765,870 for the nine months ended 31 March 2025, consisted primarily of net cash inflow related party loans AUD$4,556,838, trade facility borrowings AUD$1,971,103 and repayment of loan AUD$2,712,831.

By comparison, the Company’s net cash flows provided by financing activities was AUD$2,859,489 for the nine months ended 31 March 2024, which consisted primarily of the net cash inflow from the related party loans AUD$945,189 and net cash inflow from trade facility borrowings of AUD$1,986,610.

Net cash flows from financing activities were AUD$1,777,040 for the year ended June 30, 2023, which primarily from related party loan.

By comparison, the Company’s net cash flows from financing activities was AUD$6,553,419 for the year ended June 30, 2024, which primarily consisted of AUD$4,000,000 asset financing from Commonwealth Bank of Australia and the net cash inflow of AUD$2,578,062 from the related party loans. Furthermore, the Company raised up the net cash inflow of USD336,282, which primarily consists of USD$1,000,000 of convertible note from PIPE Investor Arena and USD$1,926,282 remaining fund in SPAC trust account, but they were partially offset by debenture issued cost and the payment of transaction costs to various suppliers who provided the listing compliance and underwrite services. Last, AUD$98,754 was paid for the finance lease.

Net cash flows from financing activities were AUD$4,197,600 for the six months ended 31 December 2024, consisted of net cash inflow related party loans AUD$2,800,660, trade facility borrowings AUD$ 1,971,103 and repayment of loan AUD$ 547,201.

By comparison, the Company’s net cash flows from financing activities was AUD$3,603,210 for the six months ended 31 December 2023, which consisted of the net cash inflow from the related party loans AUD$ 5,629,458, offset by AUD$1,992,041 payment of secured borrowings.

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Non-IFRS Accounting Standards Financial Measure

In addition to providing financial measurements based on IFRS Accounting Standards, we provide an additional financial metric that is not prepared in accordance with IFRS Accounting Standards. We use this non-IFRS Accounting Standards financial measure, in addition to IFRS Accounting Standards financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation, and to evaluate our financial performance. This non-IFRS Accounting Standards financial measure is Adjusted EBITDA, as discussed below.

We believe that this non-IFRS Accounting Standards financial measure reflects our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as it facilitates comparing financial results across accounting periods and to those of peer companies. We also believe that this non-IFRS Accounting Standards financial measure enables investors to evaluate our operating results and future prospects in the same manner as we do. This IFRS Accounting Standards financial measure may exclude expenses and gains that may be unusual in nature, infrequent, or not reflective of our ongoing operating results.

The non-IFRS Accounting Standards financial measure does not replace the presentation of our IFRS Accounting Standards financial measures and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with IFRS Accounting Standards.

We consider Adjusted EBITDA to be an important indicator of the operational strength and performance of our business and a good measure of our historical operating trends. Adjusted EBITDA eliminates items that we do not consider to be part of our core operations. We define Adjusted EBITDA as IFRS Accounting Standards net loss excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; unit and stock-based compensation; Business Combination transaction expenses; and other non-recurring items that may arise from time to time.

The non-IFRS Accounting Standards adjustments, and our basis for excluding them from our non-IFRS Accounting Standards financial measure, are outlined below:

●	Unit and Stock-based compensation – Although unit and stock-based compensation is an important aspect of the compensation paid to our employees, the grant date fair value varies based on the derived stock price at the time of grant, varying valuation methodologies, subjective assumptions, and the variety of award types. This makes the comparison of our current financial results to previous and future periods difficult to interpret; therefore, we believe it is useful to exclude unit and stock-based compensation from our non-IFRS Accounting Standards financial measures to highlight the performance of our business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies.

The following table reconciles IFRS Accounting Standards net profit to Adjusted EBITDA during the periods presented (in thousands):

	Nine Months Ended 31 March 2025	Nine Months Ended 31 March 2024
Net (Loss) Profit	$(1,597)	$2,422
Interest Expense	$1,280	$385
Depreciation and amortization	$312	$340
Adjusted EBITDA	$5	$3,147

	Three Months Ended 31 March 2025	Three Months Ended 31 March 2024
Net (Loss) Profit	$(631)	$41
Interest Expense	$471	$162
Depreciation and amortization	$112	$133
Adjusted EBITDA	$(48)	$336

By comparison, the following tables reconcile IFRS Accounting Standards net profit to Adjusted EBITDA during the periods presented (in thousands):

	Year Ended June 30, 2024	Year Ended June 30, 2023
Net (Loss) Profit	$(21,230,681)	$1,844,970
Interest Expense	$835,813	$612,735
Depreciation and amortization	$498,566	$571,899
Recapitalization expense	$23,210,293	$-
Change in fair value of warrant liabilities	$(141,874)	$-
Income taxes	$313,421	$109,878
Business combination transaction expenses	$611,109	$404,491
Adjusted EBITDA	$4,096,647	$3,543,973

	Six Months Ended 31 December 2024	Six Months Ended 31 December 2023
Net (Loss) Profit	$(966,665)	$2,380,919
Interest Expense	$809,190	$222,599
Depreciation and amortization	$199,600	$207,141
Adjusted EBITDA	$42,125	$1,951,179

Contractual Obligations and Commitments and Liquidity Outlook

Our ability to continue as a going concern is dependent upon our ability to generate cashflows from operations, which projected to AUD 2.4 million net profit before tax from July 2026 to June 2026 subject to market and weather condition in our domestic and export markets, and draw down additional long-term debt from the senior debt provider, Commonwealth Bank of Australia, who has provided a total facility loan of AUD$14,000,000 with unused facilities as at 31 March 2025 of AUD$8,000,000 and draw down an additional US$6 million of redeemable debentures from the existing PIPE investors or the executed US$50 million equity line of credit (ELOC) once the Company lodges the registration statement of the ELOC. The Company has determined that the Company’s sources of liquidity will be sufficient to meet the Company’s financing requirements for the one year period from the issuance of its unaudited condensed consolidated financial statements but there can no assurance these sources are sufficient to fund our capital expenditures, working capital and other cash requirements in the long term. There can be no assurance that the steps management is taking will be successful.

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Our future capital requirements will also depend on additional factors, including our growth rate, the timing and extent of spending to support research and development efforts, the expansion of sales and marketing activities, the introduction of new and enhanced product and service offerings, and the cost of any future acquisitions of technology or businesses. In the event that additional financing is required from outside sources, we may be unable to raise the funds on acceptable terms, if at all.

Material Accounting Policies and Estimates

Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements which have been prepared in accordance with IFRS Accounting Standards. In preparing our financial statements, we make estimates, assumptions, and judgments that can have a significant impact on our reported revenue, results of operations, and net income or loss, as well as on the value of certain assets and liabilities on our balance sheet during and as of the reporting periods. These estimates, assumptions, and judgments are necessary because future events and their effects on our results and the value of our assets cannot be determined with certainty and are based on our historical experience and on other assumptions that we believe to be reasonable under the circumstances. These estimates may change as new events occur or additional information is obtained, and we may periodically be faced with uncertainties, the outcomes of which are not within our control and may not be known for a prolonged period of time. Because the use of estimates is inherent in the financial reporting process, actual results could differ from those estimates.

We believe that the assumptions and estimates associated with the following material accounting policies involve significant judgment and thus have the most significant potential impact on our Consolidated Financial Statements.

Revenue Recognition

We generate revenue from the sale of products and services. As we further discuss in Note 2, Summary of Significant Accounting Policies in the Notes to the Consolidated Financial Statements for contracts with customers entered into during fiscal years 2024 and 2023, revenue from the sales of our products increased by AUD$4.68 million or 16.1% to AUD$33.73 million for the twelve-month period ended on June 30, 2024 compared to AUD$29.05 million for the twelve-month period ended June 30, 2023, primarily due to favorable market conditions resulting from an increase in the demand for cold pressed canola oil. There has been no change in our revenue recognition policies is included in the Form 10-K for the financial year ended 30 June 2024.

Although most of our sales agreements contain standard terms and conditions, certain agreements contain multiple performance obligations or non-standard terms and conditions. For customer contracts that contain more than one performance obligation, we allocate the total transaction consideration to each performance obligation based on the relative stand-alone selling price of each performance obligation within the contract. We rely on either observable standalone sales or an expected cost plus a margin approach to determine the standalone selling price of offerings, depending on the nature of the performance obligation.

As we further discuss in Note 2, Summary of Significant Accounting Policies in the Notes to the Consolidated Financial Statements included elsewhere in this Annual Report on Form 10-K, for contracts with customers entered into during fiscal years 2024 and 2023, revenue from the sales of our products increased by AUD$4.68 million or 16.1% to AUD$33.73 million for the twelve-month period ended on June 30, 2024 compared to AUD$29.05 million for the twelve-month period ended June 30, 2023, primarily due to favorable market conditions resulting from an increase in the demand for cold pressed canola oil.

For contracts with customers entered into during the three months ended 31 March 2025 and 2024, revenue from the sales of our products increased by AUD$3.1 million or 48.9% to AUD$9.4 million for the three months ended on 31 March 2025 compared to AUD$6.3 million for the three months ended 31 March 2024, primarily due to favorable market conditions resulting from an increase in the demand for cold pressed canola oil.

By comparison, for contracts with customers entered into during the three months ended 31 December 2024 and 2023, revenue from the sales of our products increased by AUD$0.4 million or 4.5% to AUD$10.4 million for the three months ended on 31 December 2024 compared to AUD$10.0 million for the three months ended 31 December 2023, primarily due to favorable market conditions resulting from an increase in the demand for cold pressed canola oil.

Stock-based Compensation

Following the Business Combination, the Company has authorized 555,000,000 shares including 500,000,000 Class A Ordinary Shares, 50,000,000 Class B Ordinary Shares, and 5,000,000 Preference Shares, each of par value $0.0001 per share. In addition, the Company has three classes of warrants (i.e., Public Warrants, Private Warrants and PIPE Warrants) issued and outstanding.

The assumptions used in calculating the fair value of stock-based compensation awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and we use different assumptions, our stock-based compensation expense could be materially different in the future.

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Warrant transactions

PIPE Warrants to purchase our Ordinary Shares are accounted for as liability or instruments based on the terms of the warrant agreements. The warrants issued by us are accounted for as liability instruments under IFRS 9 due to the rights of the grantee to require cash settlement.

Private Warrants and Representative Warrants to purchase units accounted for as liability instruments represent the warrants issued to significant shareholders and related parties.

Penny Warrants are a contingently issuable instrument to issue the Company’s shares and are accounted for as a financial liability.

Public Warrants are accounted for as equity instruments due to our ability to settle the warrants through the issuance of units.

In order to calculate warrant charges, we used the Monte Carlo simulations, which required key inputs including volatility and risk-free interest rate and certain unobservable inputs for which there is little or no market data, requiring us to develop our own assumptions. We estimated the fair value of unvested warrants, considered to be probable to be vesting, at the time. Based on that estimated fair value, we determined warrant charges, which were recorded as a reduction of the transaction price.

Off-Balance Sheet Arrangements

As of 31 March 2025 and 30 June 2024, we had no off-balance sheet arrangements as defined in Instruction 8 to Item 303(b) of Regulation S-K.

Interest Rate Sensitivity

We had cash and cash equivalents totaling AUD$1,435,123 and AUD$514,140 as of 31 March 2025, and 30 June 2024, respectively. By comparison, we had cash and cash equivalents totaling AUD$514,140 and AUD$121,273 as of June 30, 2024, and June 30, 2023, respectively and totaling AUD$1,437,667 and AUD$514,140 as of 31 December 2024, and 30 June 2024, respectively. Cash and cash equivalents include cash on hand and investments with original maturities of three months or less, are stated at cost, and approximate fair value. Our investment policy and strategy are focused on preservation of capital, supporting our liquidity requirements, and delivering competitive returns subject to prevailing market conditions. We were not exposed to material risks due to changes in market interest rates given the liquidity of the cash and investments with original maturity of three months.

Foreign Currency Risk

Although we are exposed to foreign currency risk from our international operations, we do not consider it to have a material impact. Certain transactions of the Company and its subsidiaries are denominated in currencies other than the functional currency.

Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

The Company’s cash and cash equivalents are generally held with large financial institutions. Although the Company’s deposits may exceed federally insured limits, the financial institutions that the Company uses have high investment-grade credit ratings and, as a result, the Company believes that, as of as of March 31, 2025 and as of June 30, 2024, its risk relating to deposits exceeding federally insured limits was not significant. The Company has no significant off-balance sheet risk such as foreign exchange contracts, options contracts, or other hedging arrangements.

The Company believes its credit policies are prudent and reflect normal industry terms and business risk. The Company generally does not require collateral from its customers and generally requires payment from zero to 90 days from the invoice date with typical terms of 30 days. As of 31 March, 2025, three customers accounted for 57.8% of the Company’s accounts receivable balance, and three customers accounted for more than 45.5% of the Company’s accounts receivable balance as of 31 March 2024. As of June 30, 2024, three customers accounted for 60.7% of the Company’s accounts receivable balance, and three customers accounted for more than 46% of the Company’s accounts receivable balance as of June 30, 2023.

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MANAGEMENT OF THE COMPANY

Our directors and executive officers (as of the date of this prospectus) are as follows:

Name	Age	Position
Executive Officers
Gary Seaton	70	Chief Executive Officer and Chairman
Amarjeet Singh	42	Chief Financial Officer
Non-Executive Directors
Kapil Singh	49	Director
Kevin Chen	48	Director
Menaka Athukorala	53	Director
Gowri Shankar	45	Director

Executive Officers

Gary Seaton, Chief Executive Officer and Chairman of the Board of Directors, has served as Chief Executive Officer and Chairman of the Company since inception and as a director and the Secretary of AOI since its inception. Mr. Seaton has also served as the Managing Director of Cootamundra Oilseeds Pty Ltd. (“Cootamundra”), Cowcumbla Investments Pty Ltd (“Cowcumbla”) and CQ Oilseeds Pty Ltd. since 2014, and Energreen Nutrition Australia Pty Ltd. — Brisbane Australia since 2013. Cootamundra and Cowcumbla are the operating subsidiaries of AOI. Mr. Seaton has more than 42 years of experience in the field of international business operations, and he is a social entrepreneur. He currently serves as the Chairman of G&G Group of Companies (“G&G Group”), which is the parent company founded in Singapore and oversees all business except for Australian companies. G&G Group has operations in Singapore, Malaysia, Sri Lanka, Africa, India and Australia, predominately in the agricultural, commodities and renewable energy sector. Mr. Seaton is also the majority owner and Director of Energreen Nutrition & Bioenergy plantations and is part of the Investment Committee of Aditya Birla Sunlife Global Clean Energy Fund. We believe Mr. Seaton is qualified to serve as a director of the Company given his extensive experience in international business operations and the oilseed industry.

Amarjeet Singh, Chief Financial Officer, has served as Group Chief Financial Officer of AOI since February 28, 2025, and Financial Controller of Energreen Nutrition Australia Pty Ltd. in since January 2025. Mr. Singh is an experienced financial controller with a demonstrated history of working in the Agri-commodities and manufacturing listed companies, with experience in financial reporting, consolidation, budgeting, accounting, treasury management, and management information systems (MIS) including leadership roles at major companies in the global agricultural sector. Before joining Australian Oilseeds, from 2018 to 2025, he served as Head of Finance at MOI International Pty Ltd., a subsidiary of Mewah International, a large agricultural company listed in Singapore. From 2011 to 2017, Mr. Singh was Manager, Accounts and Treasury, at Mewah Oils & Fats, another subsidiary of Mewah International. Prior to Mewah, Mr. Singh held finance and accounting roles of progressive responsibility at divisions of large, NYSE-listed multi-national companies including General Electric and Snap-On Tools from 2008 to 2011 and served as an Audit Senior for BDO Lodha & Co. from 2004 to 2007. Mr. Singh is a graduate of the Institute of Chartered Accountants of India as a chartered accountant, specializing in Finance & Accountancy in 2007. We believe Mr. Singh is qualified to serve as a director of the Company given his extensive experience in finance and accounting.

Non-Executive Directors

Kapil Singh, Director (Independent), Compensation Committee Chair — Mr. Singh is a founder and Director of Kapital Global LLC FZ and KGV Global FZE, which both provide strategic investments and advisory services. Mr. Singh worked with Citigroup Credit Services India Limited, Standard Chartered and NYSE listed HDFC Bank (HDB: NYSE). Mr. Singh has extensive knowledge and networking in the small and micro-cap space in developed, emerging and frontier markets, and he also has experience in cross-border transactions across sectors including agriculture and commodity businesses. Mr. Singh holds a post-graduate degree (2012) in International Business from Indian Institute of Foreign Trade New Delhi Campus. We believe Mr. Singh is qualified to serve as a director of the Company given his experience with emerging markets and U.S. publicly listed companies.

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Menaka Athukorala, Director (Independent), Nomination Committee Chair — Mr. Athukorala has served as Executive Director of Lotus Renewable Energy Pvt. Ltd. (Sri Lanka), and Director of Lotus Hydro Power PLC since 2016. He also carries out duties and responsibilities in the capacity of a Chief Executive Officer of Hatton Plantations, and Chief Operating Officer and Country Manager Cum Director of Lotus Renewable Energy Pvt. Mr. Athukorala worked up to 2013 and left a Deputy General Manager and joined Lalan Rubber as the Group General Manager. His career path started as a Junior Assistant Superintendent in 1992 and became Superintendent at Salawa Estate under Pussellawa Plantations Limited in 2002. Mr. Athukorala studied at Nalanda College Colombo, and holds a Higher National Diploma of Plantation Management and Agriculture.

Kevin Chen, Director (Independent) — Mr. Chen served as EDOC’s Chairman of the board of directors and Chief Executive Officer from September 2020 to March 2024. Mr. Chen has been serving as Chief Investment Officer and Chief Economist of Horizon Financial, a New York based investment management company that offers cross-border investment solutions to global financial institutions and individuals, since May 2018, where he is responsible for advising clients in investing healthcare facilities in the United States. Mr. Chen has served as a Director of Currenc Group Inc. since August 30, 2024 and previously served as a member of the Board of Directors and a founder of the sponsor of Currenc Group Inc. since November 2021. From November 2021 to September 2024, Mr. Chen served as a board member of InFinT Acquisition Corporation, a special purpose acquisition company that completed its initial public offering in November 23, 2021. Mr. Chen has also been serving as a board member of Horizon Global Access Fund (Cayman), a segregate portfolio of Flagship Healthcare Properties Fund, a leading U.S. Healthcare REIT, since February 2019. Previously, Mr. Chen served as a senior portfolio manager of Credit Agricole/Amundi Asset Management until October 2015, a director of Asset Allocation of Morgan Stanley from August 2004 to August 2008, and a manager of China Development Bank from September 1998 to August 2000. Mr. Chen is Co-Founder and Vice-Chairman of the Absolute Return Investment Management Association of China.

Mr. Chen has also been a guest speaker at Harvard University, Fordham University, Pace University, and IESE Business School and a former member of the Adjunct Advisory Committee and former Interim Head of the Private Sector Concentration program of Master of Science in Global Affairs, New York University, and has been an adjunct professor there since 2012. Mr. Chen is a Member of the Economic Club of New York, Co-Chair of the New York Finance Forum, Fellow of the Foreign Policy Association, Member of the Bretton Woods Committee, Editorial Advisory Board Member of the Global Commodity Applied Research Digest (GCARD) at JP Morgan Center for Commodities (JPMCC) at the University of Colorado Denver Business School. Mr. Chen obtained his PhD in Finance from the Financial Asset Management Engineering Center at University of Lausanne, Switzerland in 2005, master’s degree in finance, Center for Economic Research, Tilburg University in the Netherland in 2001, and B.A. degree in Economics from the Renmin University of China in China in 1998. We believe Mr. Chen is well qualified to serve as a director due to his experience in financing and investing acquired over the course of his career spent working in financial institutions.

Gowri Shankar, Director (Independent), Audit Committee Chair — Mr. Shankar has served as Director of Lotus Hydro Power PLC since July 2016, and Director of Hatton plantations PLC since May 2019. He is a member of Audit Committee, Third Party Related Transaction Committee, Remuneration Committee of Lotus Hydro Power PLC and Hatton Plantations PLC, which are public companies listed on Colombo Stock Exchange. He is also the Group Director of Investments & Strategy for G&G Group of Companies, Singapore. Mr. Shankar worked in private banks for more than 10 years, and has handled portfolio management services for HNI’s & Corporates. Mr. Shankar graduated from NIT Jalandhar with a Bachelor of technology in BTech (Machine Designing & Automation Engineering) in 2001, and National Institute of Technology Warangal with an MBA (Marketing & System) in 2003.

The business and affairs of the Company will be managed by or under the supervision of the Company’s Board following completion of the Business Combination. Immediately after Closing, the Board will consist of five directors: Gary Seaton, Gowri Shankar, Kapil Singh, Kevin Chen and Menaka Athukorala, with Gary Seaton expected to serve as Chairman of the Board. The primary responsibilities of the Board will be to provide oversight, strategic guidance, counselling and direction to the Company’s management. The Board will meet on a regular basis and additionally as required.

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A majority of the Company’s directors and officers are located outside of the United States and are nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside of the United States. Gary Seaton and Amarjeet Singh reside in Australia. Menaka Athukorala resides in Sri Lanka, Kapil Singh resides in Dubai and Gowri Shankar resides in India. As a result, it may be difficult for investors to effect service of process within the United States upon these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Family Relationships

There are no family relationships between any of the Company’s executive officers and directors or director nominees.

Executive Compensation

2024 Summary Compensation Table

The following table sets forth the total compensation earned for services rendered during the years shown by our named executive officers as of June 30, 2024.

Name and principal position	Year	Salary (AUD$)	Bonus (AUD$)	Stock awards (AUD$)	Option awards ($)	All other compensation (AUD$)	Total (AUD$)
Gary Seaton	2024	57,692				6,666	64,358
Chief Executive Officer(1)	2023	17,000	-	-	-	1,700	18,700

Bob Wu	2024	38,462			-	4,423	42,885
Former Chief Financial Officer(2)	2023	117,407	-	-		11,741	129,148

(1)	Mr. Seaton has served as Chief Executive Officer since the Company’s inception in December 2022.

(2)	Mr. Wu served as Chief Financial Officer of the Company since its inception until his resignation in February 2025.

Director and Officer Compensation

The Company reimburses all of its directors for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board. The Company intends to adopt a director compensation policy. At present, only Kevin Chen receives director compensation. For year end June 30, 2024, Mr. Chen received three monthly payments of $6,000 following the closing our Business Combination.

Executive Employment Agreements with Executive Officers

Certain executive officers of the Company entered into executive employment agreements with the Company to date:

Gary Seaton, Chief Executive Officer and Chairman of the Board. The executive employment agreement with Gary Seaton as Chief Executive Officer and Chairman of the Board provides that Mr. Seaton will hold the position of Chief Executive Officer with a base annual salary of AUD$150,000. Under the agreement, Mr. Seaton’s employment is at will and will continue until either Mr. Seaton or the Company notifies the other party at least 60 days written notice of intent to terminate employment. If. Mr. Seaton’s employment is terminated without cause, he is entitled to receive (i) continued base salary payments for 6 months following termination; (ii) accrued but unpaid base salary through the termination date; (iii) reimbursement for any unreimbursed pre-approved reasonable business expenses incurred through the termination date; (iv) accrued but unused annual leave days; and (v) all other payments, benefits, or fringe benefits to which he shall be entitled as of the termination date under the terms of any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program or grant.

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Amarjeet Singh, Chief Financial Officer. The executive employment agreement with Mr. Singh provides that Mr. Singh will hold the position of Chief Financial Officer of the Company with a base annual salary of AUD$170,000. Under the agreement, Mr. Singh’s employment is at will and will continue until either Mr. Singh or the Company notifies the other party at least 60 days written notice of intent to terminate employment. If. Mr. Singh’s employment is terminated by the Company without “cause”, he is entitled to receive (i) continued base salary payments for three months following termination; (ii) accrued but unpaid base salary through the termination date; (iii) reimbursement for any unreimbursed pre-approved reasonable business expenses incurred through the termination date; (iv) accrued but unused annual leave days; and (v) all other payments, benefits, or fringe benefits to which he shall be entitled as of the termination date under the terms of any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program or grant.

“Cause” is defined in the executive employment agreement to mean (i) the Executive’s willful failure to perform Executive’s duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the Executive’s willful failure to comply with any valid and legal directive of the Board or the Company; (iii) the Executive’s willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to the Company or its affiliates; (iv) the Executive’s embezzlement, misappropriation, or fraud, whether or not related to the Executive’s employment with the Company; (v) the Executive’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a major indictable offence or a crime involving moral turpitude, if such felony or other crime is work-related, materially impairs the Executive’s ability to perform services for the Company, or results in material/reputational or financial harm to the Company or its affiliates; (vi) the Executive’s material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; (vii) the Executive’s willful unauthorized disclosure of Confidential Information (as defined below); (viii) the Executive’s material breach of any material obligation under this Agreement or any other written agreement between the Executive and the Company; or (ix) the Executive’s engagement in conduct that brings or is reasonably likely to bring the Company negative publicity or into public disgrace, embarrassment, or disrepute. In addition, the executive’s employment shall be deemed to have terminated for Cause if, on the date the executive’s employment terminates, facts and circumstances exist that would have justified a termination for Cause, even if such facts and circumstances are discovered after such termination.

Controlled Company Exemption

Gary Seaton, Chief Executive Officer and founder, beneficially owns more than 50% of the combined voting power for the election of directors of the Company. As a result, the Company is a “controlled company” within the meaning of Nasdaq listing rules and would be eligible to elect not to comply with certain corporate governance standards, including, but not limited to, the following requirements:

●	that a majority of its board of directors consist of directors who qualify as “independent” as defined under the rules of Nasdaq;

●	that it has a nominating and corporate governance committee composed entirely of independent directors; and

●	that it has a compensation committee composed entirely of independent directors.

Although the Company does not intend to rely on such exemptions initially following the consummation of the Business Combination, the Company may elect to utilize one or more of these exemptions for so long as it remains a “controlled company.” Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. In the event that the Company ceases to be a “controlled company” and its shares continue to be listed on the Nasdaq, the Company will be required to comply with these provisions within the applicable transition periods. See “Risk Factors.”

Independence of Directors

As a result of its securities being listed on Nasdaq following consummation of the Business Combination, the Company will adhere to the rules of such exchange, as applicable to controlled companies, in determining whether a director is independent. The board of directors of the Company has consulted, and will consult, with its counsel to ensure that the board of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.

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Upon the Closing, we anticipate that the size of the Company’s board of directors will be five directors, three of whom will qualify as independent within the meaning of the independent director guidelines of Nasdaq. We anticipate that Gowri Shankar, Kapil Singh, Kevin Chen and Menaka Athukorala will be “independent directors” as defined in the rules of Nasdaq and applicable SEC rules.

Risk Oversight

Our Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our Board is to oversee our management and, in doing so, serve our best interests and the best interests of our shareholders. Our Board selects, evaluates and provides for the succession of executive officers and, subject to shareholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our Board also participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of Company activity through regular communication, including written reports and presentations at Board and committee meetings.

Our corporate governance practices do not indicate a particular board structure, and our Board has the flexibility to select its chair and our chief executive officer in the manner that it believes is in the best interests of our shareholders. Accordingly, the positions of Chair and the Chief Executive Officer may be filled by either one individual or two individuals. At present, the Chair and the Chief Executive Officer roles are served by one person. Our Board believes that our current leadership structure and the composition of our Board protect shareholder interests and provide adequate independent oversight, while also providing outstanding leadership and direction for our Board and management.

Aside from our Chief Executive Officer and Chairman (Gary Seaton) or our Chief Financial Officer (Amarjeet Singh), each of our other directors is “independent” under Nasdaq standards, as more fully described herein. The independent directors meet in executive sessions, without management present, during each regularly scheduled Board meeting and are very active in the oversight of our Company. In addition, our Board and each committee of Board has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.

Effective risk oversight is an important priority of the Board. Because risks are considered in virtually every business decision, the Board discusses risk throughout the year generally or in connection with specific proposed actions. The Board’s approach to risk oversight includes understanding the critical risks in our business and strategy, evaluating our risk management processes, allocating responsibilities for risk oversight among the full Board, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Our Board has an active role, as a whole and at committee levels, in overseeing management of our risks. Our Board oversees management of risks associated with operations and cybersecurity. The Board of Directors and management are actively involved in reviewing our information security and cybersecurity strategies and updating these strategies as risks evolve. While each standing Board committee is responsible for overseeing the management of risks relating to its area of oversight, the entire Board is regularly informed about these risks through committee meeting attendance or committee reports.

The Audit Committee of the Board of Directors has oversight of our cybersecurity program and is responsible for reviewing and assessing the Company’s cybersecurity and data protection policies, procedures and resource commitment, including key risk areas and mitigation strategies. As part of this process, the Audit Committee receives regular updates from the Chief Technology Officer on critical issues related to our information security risks, cybersecurity strategy, supplier risk and business continuity capabilities. The Audit Committee also oversees the management of accounting, financial reporting, and financial risks and the management of our compliance program. Additionally, the Audit Committee oversees our procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters.

The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with director independence and potential conflicts of interest.

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Hedging and Pledging Transactions

Our directors and executives are subject to various trading restrictions under our Insider Trading Policy. These individuals are prohibited from entering into transactions involving our securities during quarterly blackout periods and certain other special blackout periods and must receive our permission before entering into these transactions.

The Company’s Insider Trading Policy also prohibits executive officers and directors from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities, unless such executive officers and directors received advance approval to engage in such a transaction. This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), and “put” and “call” options. Our Insider Trading Policy provides that no employee, officer or director may acquire, sell or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale (including a short sale “against the box”), or engage in hedging transactions (including “cashless collars”).

Clawback Policy

On April 10, 2024, the Board of Directors adopted a compensation clawback policy (the “Clawback Policy”). The Clawback Policy requires the Company to clawback erroneously awarded incentive compensation received by current and former executive officers during the three fiscal years that precede the date the Company is required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement. The Clawback Policy also allows the Company to clawback compensation from any employee who is determined to have engaged in a misconduct event.

Committees of the Board of Directors

During the fiscal year ended June 30, 2024, our Board held one meeting following the closing of the Business Combination. No director attended fewer than 75% of the total number of meetings of our Board and of committees of our Board on which he or she served during fiscal 2024. Our Board has adopted a policy under which each member of our Board makes every effort, but is not required, to attend each annual meeting of our shareholders. We did not hold an annual meeting in 2024 after the closing of the Business Combination.

Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of these committees is comprised solely of independent directors. As necessary, each of these committees meets in executive session without management present. The charters for these committees are available on our website at https://ir.australianoilseeds.au/corporate-governance/documents-charters. Links to websites included in this Proxy Statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

The following table sets forth the current chairperson and members of each committee of the Board and the number of meetings each committee held in 2024 after the closing of the Business Combination.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kapil Singh		Chair	X
Gowri Shankar	Chair	X
Menaka Athukorala	X		Chair
Kevin Chen	X	X	X
Number of Meetings in 2024	8	0	5

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Audit Committee Function

The Audit Committee (a) assists the Board in fulfilling its oversight of: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements relating to the Company’s financial statements and related disclosures; (iii) the qualifications and independence of the Company’s independent auditors; and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function; and (b) prepares any reports that the rules of the SEC required be included in the Company’s annual proxy statement. The Audit Committee also reviews and approves all related party transactions, as described in more detail elsewhere in this proxy statement.

The Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board and such other matters as specified in the Audit Committee’s charter or as directed by the Board. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by us for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us (or to nominate the independent registered public accounting firm for shareholder approval), and each such registered public accounting firm must report directly to the Audit Committee. Our Audit Committee must approve in advance all audit, review and attest services and all non-audit services (including, in each case, the engagement and terms thereof) to be performed by our independent auditors, in accordance with applicable laws, rules and regulations.

Our Board has determined that each member of the Audit Committee is financially literate in accordance with the rules of Nasdaq and is independent under Nasdaq’s director independence standards and applicable SEC rules. In addition, the Board has determined that Mr. Gowri Shankar qualifies as an “audit committee financial expert” as defined by SEC rules.

Compensation Committee

The Compensation Committee (i) assists the Board in discharging its responsibilities with respect to compensation of the Company’s executive officers and directors, (ii) evaluates the performance of the executive officers of the Company, and (iii) administers the Company’s stock and incentive compensation plans and recommends changes in such plans to the Board as needed. Our Board has determined that each member of the Compensation Committee is independent under Nasdaq’s director independence standards and applicable SEC rules. Among other things, our Compensation Committee is responsible for:

●	evaluating the performance of our Chief Executive Officer;
●	evaluating the performance of our other executive officers (including officers reporting under Section 16 of the Exchange Act);
●	reviewing and approving our overall compensation philosophy, programs, policies, and practices;
●	administering our Clawback Policy; and
●	reviewing and developing short- and long-term management succession plans.

The Compensation Committee may form and delegate responsibility to subcommittees as it deems necessary or appropriate, provided that any subcommittee must meet all applicable independence requirements.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in (i) identifying qualified individuals to become directors, (ii) determining the composition of the Board and its committees, (iii) developing succession plans for executive officers, (iv) monitoring a process to assess Board effectiveness, and (v) developing and implementing the Company’s corporate governance procedures and policies. Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under Nasdaq’s director independence standards and applicable SEC rules.

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The Nominating and Corporate Governance Committee considers candidates recommended by shareholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating and Corporate Governance Committee will evaluate a candidate’s qualifications in accordance with its written charter and, if the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it recommends his or her candidacy to the full Board. The Nominating and Corporate Governance Committee does not alter its criteria for evaluating candidates, including the criteria described above, for shareholder recommended candidates. Threshold criteria include personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, conflicts of interest, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of our shareholders.

 Our Nominating and Corporate Governance Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating and Corporate Governance Committee will consider issues of diversity among its members in identifying and considering nominees for director and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as director candidates by submitting the names of such individuals, together with appropriate biographical information and background materials to the Corporate Secretary, Australian Oilseeds Holdings Limited, 126 – 142 Cowcumbla Street, Cootamundra, NSW 2590, Australia.

Shareholders also have the right under our amended and restated memorandum and articles of association to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board. Pursuant to our amended and restated memorandum and articles of association, nominations of persons for election to the Board at an annual meeting or at any special meeting of shareholders for the purpose of electing directors may be made by or at the direction of the Board or by any shareholder of record entitled to vote for the election of directors at the meeting who complies with the following notice procedures. Such nominations, other than those made by, or at the direction of, or under the authority of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company by a shareholder of record at such time.

To be timely, a shareholder’s notice must be received at the principal executive offices of the Company (a) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company. Such shareholder’s notice to the Corporate Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of ordinary shares of the Company that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder as they appear on the Company’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of ordinary shares of the Company that are owned beneficially and of record by such shareholder and the beneficial owner, if any, on whose behalf the nomination is made, (iii) a description of all arrangements or understandings relating to the nomination to be made by such shareholder among such shareholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (iv) a representation that such shareholder (or a qualified representative of such shareholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such shareholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

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The Board or the chairman of the meeting may, if the facts warrant, determine and declare that a nomination was not made in accordance with the foregoing procedures, and the defective nomination will be disregarded. If the shareholder (or a qualified representative of the shareholder) does not appear at the meeting to present the nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of its employees, officers, and directors. This includes the Company’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. We intend to disclose on our website any future amendments of the Code of Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or our directors from provisions in the Code of Ethics.

Shareholder Communication with the Board of Directors

Shareholders and other interested parties may communicate with the board of directors, including non-management directors, by sending a letter to us at Australian Oilseeds Investments Pty Ltd., 126 – 142 Cowcumbla Street, Cootamundra, Australia, attention Mr. Amarjeet Singh, Chief Financial Officer for submission to the board of directors or committee or to any specific director to whom the correspondence is directed. Shareholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial shareholder of the Company. All communications received as set forth above will be opened by the Corporate Secretary or his or her designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the board of directors will be forwarded promptly to the chairman of the board of directors, the appropriate committee or the specific director, as applicable.

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BUSINESS OF THE COMPANY

Company Overview

The Company is a Cayman Islands exempted company that, directly and indirectly through its subsidiaries, is focused on the manufacture and sale of chemical free, non-GMO, sustainable edible oils and products derived from oilseeds. The Company believes that transitioning from a fossil fuel economy to a renewable and chemical free economy is the solution to many health problems the world is facing presently. To that end, the Company is committed to working with suppliers and customers to eliminate chemicals from the edible oil production and manufacturing systems to supply quality products such as non-GMO oilseeds and organic and non-organic food-grade oils to customers globally. Over the past 20 years, Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (“AOI”) has grown to be the largest cold pressing oil plant in Australia, pressing strictly GMO free conventional and organic oilseeds.

Grower Supply Contracts and Farming Methods

To source the agricultural products for its business, the Company has a grower-supply contract base for oilseeds made up of local and regional farmers and shareholders in New South Wales committed to sustainable, renewable and organic farming. The Company’s farmers employ regenerative farming practices such as conservative tillage and minimal use of chemicals and fertilizer to grow produce with no residue and increase carbon sequestration, thereby pulling more carbon from the atmosphere and sequestering higher carbon amounts in the soil.

These grower-supply contracts (known universally as contract farming) provide for oilseeds on a fixed-acre or hectare-contract basis as well as standard tonnage contracts for oil seeds. Contract farming is an agreement between farmers and processing firms for the production and supply of agricultural products under forward agreements, frequently at predetermined prices. The basis of such production arrangements is a commitment on the part of the farmer to provide a specific commodity in quantities and at quality standards determined by the purchaser and a commitment on the part of the purchaser to support the farmer’s production and to purchase the commodity at harvest.

After the Company determines with whom to contract for its oilseeds, the Company and the counterparty agree upon one or more contracts. The contracts contain information about the plot of land (referred to as the “block”) on which the product is grown. For each growing period, the grower-supply contract associates a harvest with a block. The harvest identifies the product and growing period. Because a contract can span several growing periods, a block might have several harvests associated with it. The Company contracts to purchase all of the output from a particular block. Typically, the contract manager manages the harvests at the block level because most harvests for a block have similar characteristics, such as price. A grower-supply contract is a contract associated with a block and harvest.

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In addition to the Company’s grower-supply contracts with local and regional farmers and shareholders in New South Wales, Energreen Nutrition Australia Pty Ltd. provides supply-chain support for raw materials to the Company as an additional source of oilseeds supply. In addition, the Company has an exclusive supply agreement for canola seed with Good Earth Growers, as a strategy partner who has committed to reduce chemical residual in farming operation. Good Earth Growers was the first grain producer in Australia to be certified “Chemical Free Farmers.”1

The Company’s is committed to working only with farmers and growers who are committed to sustainable, renewable and organic farming methods, which stand in contrast to the manner that the majority of our food supply is grown, which traditional agriculture systems, we believe, are degenerative, damaging the planet’s ecosystem at an alarming rate through loss of topsoil, loss of biodiversity, desertification, habitat destruction, and air and water pollution; thus, degenerative agriculture is also a large contributor to climate change.2 The Company believes that farming must be performed in a more nature-friendly, biodiversity-supporting manner.

The non-GMO chemical free oilseeds are then cold pressed, filtered and bottled by the Company into organic and non-organic food-grade oils, vegetable protein meals and supplements in stock feed rations. Cold pressing involves pressing and grinding the oilseeds without the use of chemicals and solvents at temperatures below 50 degrees Celsius, which results in oil and meals that retain nutritional values, antioxidants and healthy omega fatty acids.3 The Company works with various marketers and distributors to sell its products in the Australian retail and selected export markets. The Company does business in Australia, New Zealand, Japan, and the United States through the trademark “Good Earth Oils.” Moreover, the Company’s business strategy is aligned with the United Nations (“UN”) Sustainable Development Goals (“SDGs”), tracking, and improving on metrics within target UN SDGs, as seen in the following diagram:

The Company’s Business Model in alignment to UN’s Sustainable Development Goals

The Company believes that to make a true impact, they must materially advance progress towards meaningful environmental, social, and governance goals, and even further advance the fulfillment of the UN Sustainable Development Goals (“SDGs”)4 — giving due consideration to the potential impact pathways for a given investment. The UN SDGs can only be realized with strong global partnerships and cooperation, which underpin the vision of the Company’s subsidiaries since its inception. The SDGs identified by the United Nations provide a common pathway for a better and more sustainable future.

1 Good Earth Growers | Australia’s first Chemical Free Farmers & Grain Producers.

2 See Frontiers | Agriculture’s Contribution to Climate Change and Role in Mitigation Is Distinct From Predominantly Fossil CO2-Emitting Sectors (frontiersin.org).

3 See Introduction to cold pressed oils: Green technology, bioactive compounds, functionality, and applications (January 2020) by Mohamed Fawzy Ramadan Hassnien.

4 See https://sdgs.un.org/goals

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The Company believes that the SDGs in business is good business as they work in the spirit of partnership and pragmatism to make proper choices now to improve life, in a sustainable way, for future generations by providing clear guidelines and targets for all countries to adopt in accordance with their own priorities and the environmental challenges of the world at large.5

The Business Opportunity

Health Benefits. Oilseeds are rich in various phytochemicals such as phenolic compounds, flavonoids, tocopherols, tocotrienols, polyphenols, vitamins, minerals, protein, and fiber and are used in healthy vegetable oils, livestock feeds, medicines, biofuels, and other oleochemical industrial purposes. Oilseeds are also a rich source of oil and fatty acids and are cholesterol free, all of which are often employed in the extraction of oil.

Vegetable oil is an invaluable product used throughout the world. Cottonseed oil is cooking oil made from the seeds of Gossypium hirsutum and gossypium herbarium cultivated for cotton plants, especially cotton fibre and animal feed, and like other oilseeds, such as sunflower seeds, cotton seeds have an oily core surrounded by a hard outer shell. Oil is removed from the grain during processing. Oil is also extracted from soybeans to use as a vegetable oil, which is the second most consumed oil. Soybean is used for extracting oil and for consumption as a seed legume in human diet. Soybean meal is an important component of formulated poultry and fish meals. Soybean protein is referred to as a “complete protein” due to its amino acid content. Soybean protein is well-known for its nutritional significance in the treatment of heart disease and diabetes.6

Oilseed composition has been studied extensively, but recently has been thoroughly investigated, especially focusing on the phytochemicals representing the minor components; this interest is connected with the activity of such compounds against cardiovascular diseases, lipid oxidation, protein cross-linking and DNA mutations and homeostasis function, which prevent the attack of biomolecules by free radicals.7

From phytosterols to polyphenols, fat to polyphenols, many of the characteristic components of oilseeds are known to have positive effects on health, capacity and well-being, and can be used to design functional foods. Vegetables, fruits and nuts, all rich in phenols, flavonoids, isoflavonoids, phytosterols and phytic acid — essential bioactive compounds, provide considerable health benefits8 such as alleviating major diseases and health conditions representing the highest causes of death worldwide, including cardiovascular disease, cancer, diabetes, neurodegenerative diseases, and aging. We believe that these ameliorative characteristics will continue to drive the demand for the Company’s products.

5 How 17 Companies Are Tackling Sustainable Development Goals (and Your Company Can, Too) — SDGfunders.

6 See Oilseed Market Size, Growth, Trends, Growth, Report 2022-2030 (precedenceresearch.com)

7 See Oilseeds as Functional Foods: Content and Composition of Many Phytochemicals and Therapeutic Alternatives | IntechOpen

8 See Id.

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Global Market Demand. The global oilseeds market in 2022 is estimated at $264.87 billion worldwide and is expected to grow to $340.44 billion by 2026 at a compound annual growth rate (“CAGR”) of 5.7%, is projected to be worth $385.45 billion by 20309 and projected to be worth $385.45 billion by 2030. The growing usage of oilseeds in animal feed, as well as the need for healthy and organic oilseed-processed goods, public-private collaborations in varietal development, and molecular breeding in oilseeds, are expected to propel the growth of the oilseed market.

The Company believes that Australian-derived non-GMO oils are in high demand in Europe and other countries, in contrast to Canadian canola oil which is mostly genetically modified in order to be tolerant to herbicides.10 We believe that the global demand for healthier, natural and chemical-free food products opens avenues for domestic and international economic activity and the Company is an example of this trend. The Company intends to address this increased global demand for sustainable premium cold-pressed and non-GMO products by expanding its existing cold-pressing capacity from 40,000 metric tons to 80,000 metric tons per annum. The Company is also looking to establish a multi-seed crushing plant at Emerald, Queensland with a projected cold-pressing capacity of 80,000 metric tons per annum by the end of 2023 to market itself as the largest cold-pressed player in the APAC region. According to a 2024 study, “Soybean Oil Market Report 2024: Forecast by Consuming Countries, Producing Countries, Importing Countries, Exporting Countries to 2032,” the market is accelerating, as the production of soybean oil has increased because of its demand by the population due to its nutritional value.11

9 See Oilseeds Global Market Report 2022 by The Business Research Company.

10 See The GMO High-Risk List: Canola - The Non-GMO Project (nongmoproject.org).

11 Soybean Oil Market Report 2024: Forecast by Consuming (globenewswire.com).

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Sunflower Oil

Sunflower seeds are used for the purpose of producing sunflower oil. Sunflower oil is extensively used as frying oil in food and as a lubricant in cosmetic applications. It contains linoleic acid, a polyunsaturated fat and oleic acid, a monounsaturated fat. It also consists of large amounts of Vitamin E. Unrefined sunflower oil is used as a salad dressing in Eastern European cuisines, as it contains omega-6 fatty acids and is very nutritious. Sunflower butter contains sunflower oil as well. When sunflower oil is extracted, the crushed seeds are left behind, which are high in protein and dietary fiber and can be utilized as animal feed, fertilizer, or fuel. PEG-10 sunflower glycerides are the polyethylene glycol derivatives of mono- and diglycerides generated from sunflower seed oil with an average of 10 moles of ethylene oxide and are a pale-yellow liquid with a “slightly fatty” odor.

Sunflower glycerides PEG-10 is widely utilized in cosmetic compositions. When mixed with diesel in the tank, sunflower oil can be utilized to run diesel engines. In frigid temperatures, viscosity is enhanced due to the high quantities of unsaturated fats. Because it is a rich source of oil, ash calcium, carbohydrate and protein, the sunflower segment in this market is expected to grow at the quickest rate. Sunflower seeds are widely employed in the feed business as sunflower meal, which is increasingly being used as an alternative for soybean meal due to price considerations.

Rapeseed Oil

Canola, or rapeseed oil, is produced by Rapeseed, which is also known as rape or colza, which is a mustard plant cultivated for its seeds. Canola oil is multifarious in nature, as it is used for cooking, as a soap and margarine ingredient, and as a lamp fuel (colza oil). Jet engines use the liquefied form of oil to lubricate and can also be converted to biodiesel.

Fodder is produced, as a result of the seeds which are left over after oil extraction. The plant can be used as a green manure and cover crops. After soybean and palm oil, rapeseed was the world’s third-largest source of vegetable oil in 2000. After soybean, it is the world’s second-largest source of protein meal. Rapeseed meal is produced as a by-product of the oil extraction process. A high-protein animal feed is produced as a by-product, which is competitive with soybean. The feed is mostly used for cattle, although it is also used for pigs and fowl. Natural rapeseed oil, on the other hand, includes 50% erucic acid and large quantities of glucosinolates, lowering the nutritional value of rapeseed press cakes for animal feed.

A study by Precedence Research in 2024 concluded that oilseeds used as a vegetable oil are not only high in protein, but also high in concentrated energy. The expanding demand for vegetable oils in an ever-increasing number of homes is driving demand for oilseeds. Furthermore, the growing need for biofuels in both developing and developed countries is propelling the oilseeds market forward. To meet the increasing demand for oil around the world, farmers are increasingly turning to oilseeds to boost productivity.

In the commercial sector, oilseeds are high in demand because of its various applications such as oilseeds like sunflower as a type of moisturizer in cosmetic products. Oilseeds are India’s second-largest agricultural export after food grains. According to Precedence Research, as people increasingly prioritize their health, they are choosing vegetable oil over animal fat. Linseed Oil, in addition to different vegetable oils, is extensively used for manufacturing paints, varnishes, and lubricants. Oil-cake is used to feed cows and also as a fertilizer for vegetation which includes cotton, tobacco, tea, and sugarcane. Oilseeds are also extensively utilized in the automobile sector as a source of fuel. For example, sunflower oil is used in diesel engines to run it when mixed with diesel in the tank. In the automobile paint industry, castor seed oil has been evaluated as a plasticizer and film forming. The seed meal had a low moisture content, making it ideal for glossy auto paint.

Industry Overview

According to the 2024 study by Precedence Research, the global oilseed market size was valued at USD 249.05 billion in 2023, and it is projected to be worth around USD 373.32 billion by 2033 making a CAGR of 4.13% during the forecast period 2024 to 2033.12

12 Oilseed Market Size, Growth, Trends, Growth, Report 2024-2033 (precedenceresearch.com).

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Oilseeds are grown primarily for obtaining oil. The major sources of edible oils are copra, cottonseed, palm kernel, peanut, rapeseed, soybean and sunflower seed. Oil is extracted either by mechanical extraction processes in oil mills or by chemical extraction using solvents. For example, the oil content in seeds ranges from 20% for soybean and 40% for sunflowers and rapeseed. After the extraction process, the crushed seeds are further processed into animal feeds.

The soybeans segment contributed more than 59.14% of revenue share in 2023 globally in terms of volume. The market is expected to grow significantly due to an increase in the consumption of soybeans which are used in the production of edible oils, fatty acids, soaps, biodiesels, and animal feed; increases in the production of soybeans in Brazil, Argentina, and other countries; a surge in the global population which has led to increases in demand for edible oils for preparing food products; and supportive government policies to increase agricultural production of oil fuel and advancements in seed technologies and biotech traits, such as herbicide and insecticide resistance. The outbreak of COVID-19 has also positively impacted the overall growth of the oilseeds market as more people consume and produce meals at home relying on edible oils to cook healthier food.13

According to the 2024 study by Precedence Research, the Asia Pacific oilseed market size, which includes Australian, was valued at USD$87.46 billion in 2023 and is expected to hit around USD$140.38 billion by 2033, growing at a CAGR of 37.7% from 2024 to 2033. Asia-Pacific leads the oilseed market with a large market share of 35.12% in 2023 due to the growing food processing industry and increasing soybean production. The oilseeds market is segmented by oilseed type, product, breeding type, biotech trait and region. Based on oilseed type, the market is categorized into copra, cottonseed, palm kernel, peanut, rapeseed, soybean and sunflower seed. By product, it is bifurcated into animal feed and edible oil.

Depending on breeding type, the market is segregated into genetically modified and conventional. On the basis of biotech trait, the market is bifurcated into herbicide tolerant, insecticide resistant and other stacked traits. Region wise, the market is analyzed across North America (the U.S., Canada, and Mexico), Europe (Germany, the Netherlands, Spain, France, Italy, the UK, Russia, Ukraine and the rest of Europe), Asia-Pacific (China, India, Japan, Indonesia, South Korea and the rest of Asia-Pacific), and LAMEA (Brazil, Argentina, Paraguay, South Africa and the rest of LAMEA).

13 See https://theconversation.com/covid-19-reshaped-the-way-we-buy-prepare-and-consume-food-193069.

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The Non-GMO Market Size and Opportunity

Non-genetically modified organisms (non-GMO) food is prepared without ingredients derived from genetically engineered organisms. The rising awareness amongst customers regarding the health benefits of non-GMO food consumption is anticipated to drive market growth. Moreover, environmentally-conscious consumers are willing to pay a much higher price for sustainable products such as non-GMO and locally-produced foods since ethical considerations are becoming important in their decision-making process. Several organizations are encouraging farmers to grow non-GMO food, which is also likely to support market growth in the forthcoming years.

The global non-GMO food market size was USD$740.65 billion in 2023 and is projected to grow from USD$895.36 billion in 2024 to USD$2,003.68 billion by 2032, growing at a CAGR of 11.94% during the 2024-2032 period according to a study released August 14, 2024, by Fortune Business Insights.14 North America dominated the non-GMO food market with a market share of 40.61% in 2023.

Asia Pacific is an emerging region in the market, and it is expected to grow at the highest CAGR in the forecast period. While there is a major interest in the product among the higher-income, better-educated population in Korea, Japan, and Australia, consumers in China and India drive demand expansion within the region according to the study by Fortune Business Insights.15

The Company’s Products and Strategy

The Company produces organic food-grade oils and vegetable protein meals by means of cold pressing extraction from chemical and GMO-free oilseeds. The Company’s vegetable oils include unrefined canola oil, premium canola oil, extra filtered canola oil, RBD canola oil, safflower oil, sunflower oil, RBD sunflower oil, soyabean oil, linseed oil, extra virgin olive oil. The Company’s protein meals include organic and non-organic cold pressed canola, sunflower, safflower, soybean and linseed meals. Protein meals are the co-product of cold pressing extraction and are predominately used as a supplement in stockfeed rations. The meals are also used in rations for protein, amino acids, fiber and fat depending on dietary requirements.

Premium products include:

●	Cold pressed Canola oil

●	Cold Pressed Soya bean oil

14 Non-GMO Food Market Size, Trends & Growth | Forecast [2032] (fortunebusinessinsights.com).

15 Id.

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●	Sunflower Oil

●	Cold Pressed Canola Meal

●	Plant Based Proteins

●	Sunflower Meal

We sell cold pressed vegetable oils and vegetable protein meals extracted from oil seeds. For fiscal years 2024 and 2023, we derived approximately 85% and 89%, respectively, of our total revenue from the sale of cold pressed vegetable oils with the balance from the sale of vegetable protein meals extracted from oil seeds. The Company processes and sells high quality protein meal for the agricultural market (including the feedstock industry) and is leveraging this by-product to expand into the plant-based meats and proteins markets. Presently, the Cootamundra facility is capable of crushing canola, safflower and sunflower seeds with a current processing capacity of more than 33,000 metric tons per annum. Edible oils and protein meal serve as the largest outlet for oilseed derivative products. The food industry demands healthy oils for cooking and dining. A key example being Canola Oilseed — in which Australia produces over 15-20% of the global Canola seed trade. Australian oilseed production, due to relative proximity and high-quality output, are well-placed to supply the rapidly expanding consumer export markets of the Asia-Pacific as well as satisfy increased domestic demands.

The Company enters into standard sales contracts with customers for the purchase of these products, which detail the duration and amount of the product to be delivered during the course of the contract, compliance with applicable government regulations and tax payment obligations.

The Company intends to address the increased global demand for sustainable premium cold-pressed and non-GMO products by expanding its existing cold-pressing capacity from 33,000 metric tons to 65,0000 metric tons initially per annum through its new multi-seed crushing plant at Emerald, Queensland with a projected cold-pressing capacity of 80,000 metric tons per annum allowing the Company to market itself as the largest cold-pressed player in the APAC region.

The Company’s Manufacturing Process

The Company’s cold pressing oil plant is currently the largest in Australia and has seed processing capacity of up to 40,000 metric tons per annum. “Cold pressing” refers to oils obtained through pressing and grinding oilseeds without the use of chemicals or solvents at temperatures that do not exceed 122°F (50°C) and produces high energy canola meal used in stock feed by most species of animals worldwide. As a result of cold pressing, oil and meal retain most of their nutritional values, antioxidants and healthy omega fatty acids (including omega 3 and omega 6) and, including Polyunsaturated fatty acids (linoleic acid) that lower serum cholesterol and ..contain zinc and vitamins like vitamin A, C, E, D lecithin, potassium, bioflavonoids and phenols, which help in lowering cholesterol levels in the blood, protecting the liver from oxidative damage, and suppressing oxidative stress.16 Moreover, cold pressing methods is safer as they avoid the use of Solvents like hexane and petroleum ether that can have deleterious effects on the human body if the solvent plus oil mixture is not properly processed. Hexane can cause depression of the central nervous system and dermatitis. Cold-pressed oils do not utilize such harmful chemicals for production.17

16 See Cold-pressed oils VS Hot-pressed oils: Which one is better for your health? | TheHealthSite.com

17 Cold Pressed Oils health benefits (yashkri.com).

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Depiction of the Oilseed Extraction Process via Cold Pressing

Research and Development

Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (the “AOI”) was established in 1991 by community-based growers, leaders and investors and commissioned its first oilseed processing plant in 1992, crushing more than 2,000 metric tons. Continuous research and development of methodology has resulted in seed processing capacity of more than 35,000 metric tons per annum presently notwithstanding using cold pressing methods that produce guaranteed non-GMO products. AOI continually engages in research and development on the improvement of cold pressed oil extraction from safflower, sunflower and other oilseeds, plant-based meats and the usage of canola as an ingredient. Additionally, AOI had the first oil processing plant in Australia to partially adopt renewable solar energy along with electricity to run the plant concurrently. The plant currently abates 42.2 metric tons of CO2 (per month) with 568-kilowatt peak solar power. The Company is aiming to become carbon neutral plant furthering its UN SDG goals.

Actual Photo of the Company’s Cootamundra, Australia Facility Including its Solar Panels

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Sales and Marketing and Customer Contracts

During the year ended June 30, 2024, the Company’s sales revenue increased by AUD$4.79 million or 16% to AUD$33.73 million for the twelve-month period ended on June 30, 2024, compared to AUD$29.05 million for the twelve-month period ended June 30, 2023, primarily due to favorable market conditions resulting from an increase in the demand for cold pressed canola oil.

A substantial portion of the Company’s products are sold to its top five customers. In the year ended June 30, 2024, 64.8% of total sales by the Company were to its top five customers. The Company’s top three customers accounted for 49.4% of total sales for the year end June 30, 2024. The Company’s top five customers (and top three) as of yearend June 30, 2024, along with the total sales from each customer, are summarized in the following table:

Customer	Total Sales As of 30 June 2024 AUD$	Outstanding Balance as of 30 June 2024 AUD$
Daabon Organic Australia Pty Ltd.	6,026,698	1,703,927
Costco Wholesale Australia	5,857,260	1,229,271
Energreen Nutrition Australia Pty Ltd.	4,838,204	-
Hygain NSW (Proprietary) Ltd.	3,306,466	250,845
100% Bottling Company Pty Ltd.	1,911,641	-

If the sales performance of any of the Company’s key customers declines or if they terminate their cooperation with us or start to cooperate with any of the Company’s competitors, or if there is any modification as to the sales and purchase terms entered with any of our key customers, our business, financial condition and revenue would be seriously impacted.

The Company markets its products to wholesale distributors, such as Costco in Australia and New Zealand, which Costco Australian supply contract has been extended to January 2025, and also directly to customers. The Company’s marketing reflects its pride in using clean, renewable energy through cold-pressing techniques resulting in no chemicals or preservatives in its products.

The Company’s subsidiary, Good Earth Oils, has a supply agreement with Costco Australia for 165,000 drums of Good Earth Cold Pressed Canola Oil through June 2023, which supply agreement was renewed to February 2024 and again through mid-December 2024. The current contract with Costco is for a commitment of 79,200 drums of 20-litre Good Earth Oils Cold Pressed Canola and Vegetable oils representing sales of approximately AUD$3.2 million of sales through mid-December 2024. The Company will renegotiate the renewal of the contract with Costco in November 2024, which has not yet commenced, given the current strong demand for Good Earth Oils products in Costco stores.

In addition, the Company’s subsidiary, Good Earth Oils, has a supply agreement with Woolworth Grocery, currently Australia’s largest supermarket chain for sales of (i) 4-litre tins of Good Earth Extra Virgin Olive from January 2024 to January 2025, annual sales projected as AUD$3.9 million; and (ii) 2-litre tins of Good Earth Extra Virgin Olive and 5-litre tins of Good Earth Extra Virgin Olive under a contract from September 2024 to September 2025, with annual sales projected at AUD$3.5 million. The Company is currently working with Woolworth Grocery on the next major review with the proposal to increase its supply and range of oils under its expected future contracts. Woolworth Grocery is anticipated to commit to a contract for 750mL Good Earth Oil Extra Virgin Vegetable Oil in its March 2025 planogram (i.e., a schematic drawing that shows a grocery store’s shelves and products.

Recently, the Company’s subsidiary, Good Earth Oils, entered into a supply agreement with Coles Supermarket, with approximately 850 stores in Australia, to provided 4-litre tins of Good Earth Oils Extra Virgin Canola Oil commencing in October 2024 to October 2025, with annual sales projected at AUD$1.2 million.

Good Earth Cold Pressed Canola Oil is packed with Omega-3 and Omega-6 and its ratio provides ideal nutrition. Good Earth Cold Pressed Canola Oil meets very specific quality standards. For example, Good Earth Oils methods of oil extraction involve only “cold pressing,” which refers to oils obtained through pressing and grinding of the oilseeds. Good Earth Oils does not use chemicals, preservatives or solvents at temperatures that exceed 50oC, which means that its oils are also not altered by temperature. Accordingly, Good Earth Oils’ products retain an earthy taste and contain more of the natural antioxidants, vitamins and anti-inflammatory properties.

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In comparison, lower-cost conventional oils sold in supermarkets are heavily processed and extracted with hexane, which contaminates the cooking oil. Further, high heat is used during processing, which turns polyunsaturated fats rancid or converts into dangerous trans fats. Conventional cooking oils are produced using many toxic chemicals such as petroleum solvents and strong acids. Further, they go through a refining process that uses high heat up to 200oC, which removes the natural aroma of the oil. Carcinogenic Glycidyl Esters and 3-MCPDs are formed as a result of exposure to high temperatures.

The Company’s subsidiary, Cootamundra Oilseeds Pty. Ltd. supplies all of Good Earth Oils branded edible oils. In addition, Cootamundra Oilseeds Pty. Ltd. enters into three-months rolling contracts for the sales of its bulk oils to its main customers, such as 100% Bottling Company Pty. Ltd., an Australian food, beverage and packaging business and leading supplier of package edible oils, and Riverina Oils & Bio Energy Pty Ltd. a premier supplier of animal feed, grains and protein meals to domestic and export markets who can distribute the products as private label in major supermarket chain. Daabon Organic Australia Pty Ltd and Costco Wholesale Australia, represent two of the Company’s top five customers in terms of sales for fiscal year end June 30, 2024, with sales totaled AUD$ 6,026,698 and AUD$ 5,857,260, respectively.

The Company believes it will be able to gain market acceptance in light of cold pressed vegetable oils free of GMOs and particularly that it will be a strong alternative choice to meet the growing international demand from countries such as the United States, Japan, Europe and other regions for non-GMO and chemical free food graded oil and protein materials, especially as world oilseed consumption is increasing. Rising incomes continue to lift Chinese demand for meat, and subsequently for high-protein animal feed such as soybean meal. In the short term, more Chinese soybean consumption is expected to be sourced from domestic stocks. However, with continued growth in consumption, demand for imports is expected to increase though there is no certainty of this result.

The Company’s operations are reliant upon stable supply of electricity and access to transportation routes in order to optimally run our oilseed grinding and extraction operations and/or deliver our products to customers. Our suppliers’ farming operations are also reliant on access to water for the cultivation of oilseeds, which we then use to produce our products. Should we not have access to reliable electricity supply, or should our suppliers have limited access to water or experience infrastructure challenges, this could have a material adverse effect on our access to oil seeds and therefore our business, operating results, cash flows, financial condition and future growth.

Intellectual Property

The Company does not currently hold any patents.

The Company owns the following registered trademarks: Cootamundra Gold, Perfect Balance, and Good Earth Oils. In addition, the Company owns the domains www.australianoilseeds.au and www.oilseeds.com.au.

Competition

The Company has significant competition in the markets in which it operates based principally on price, foreign exchange rates, quality, global supply, and alternative products, some of which are made from different raw materials than those utilized by the Company. Given the commodity-based nature of its businesses, the Company, on an ongoing basis, focuses on managing unit costs and improving efficiency through technological improvements, productivity enhancements, and regular evaluation of the Company’s asset portfolio. The Company’s business is a vertically integrated business that provides ingredients and food products for food-grade consumption in a highly competitive environment with a variety of companies offering the same products and services. The industry includes ingredient suppliers, contract manufacturers, global fast moving consumer goods companies, and private label brands, as well as smaller companies that specialize in specific niche markets.

The Company focuses on staying ahead of the curve in terms of innovation and production solutions, focusing on consumer needs, expanding into new markets, building strategic partnerships, and building a strong distribution network. The Company will need to extend extra efforts to create awareness in the market through promotional activities to achieve market acceptance for its high-quality non-GMO food-grade oils and protein meals.

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Employees

The Company has 21 full-time employees and 7 full-time equivalent contractors working at the factory and 8 full-time equivalent contractors working for the management team. The Company believes its relationship with its employees and contractors is cooperative and its employees and contractors share the same goals as management to industrialize oilseeds, making the products available worldwide.

As the Company expands, it believes it will be able to source personnel that can contribute to the technical, marketing and business development aspects of the company.

Facilities and Expansion

The Company leases a 6.02-hectare property in Cootamundra, Australia, where the oilseed processing plant and ancillary buildings accommodating the equipment, and facilities are located. The Company obtained an AUD$14 million bank facility to fund the expansion of the Cootamundra facility. The Company has deployed the AUD$14 million bank facility as follows: (i) AUD$4 million was allocated for equipment finance, (ii) AUD$8 million for construction costs to expand the facility, and (iii) AUD$2 million for business growth and working capital related to the crushing plant’s expansion.

The Company has expanded its existing oil processing plant and is building a multi-oilseed crushing plant near Emerald in the Central Queensland region that is expected to deliver a crucial expansion of the Company’s operational footprint. This facility will produce edible oil feedstocks to meet the growing Asia-Pacific market, and bio-diesel feedstock to fuel the renewable energy revolution, to eventually reach a total oilseed crushing capacity of 200 tons per day along with capabilities to bleach and deodorize the oilseeds at a capacity of 50 tons per day.

The construction of the new crushing and production plant in Queensland is projected to cost AUD$25 million. In connection with the funding of the new Queensland plant, the Company has received government support through an Industrial Partnership Program through CQ Oilseeds Pty Ltd. and its parent entity, Energreen Nutrition Australia Pty Ltd., in the amount of AUD$5 million of incentives plus a grant of tax incentives. The balance of the capital stack to fund the plant includes AUD$3 million of funding generated from operating cashflow, AUD$6 million to AUD$10 million in a bank funding facility for construction and equipment financing, and AUD$8 million to AUD$11 million of equity funding to complete the new plant within 15 months. If the Company does not raise all or any of the AUD$8 million to AUD$11 million of equity funding, the Company intends to fund the shortfall from the Company’s operating cashflow, which would reduce its results of operation. Upon completion of construction of the new facility, Energreen Nutrition Australia Pty Ltd. will transfer CQ Oilseeds Pty Ltd. and its assets, including the new facility to the Company via a transfer agreement.

Central Queensland is strategically placed to grow and develop a domestic oilseed processing sector in addition to a range of value-added industries. The Company seeks to support the growth of its oilseed agricultural products through the development of its domestic capabilities to deliver an internationally capable export industry and unlock Central Queensland’s bio futures sector through the success of this project. This will be achieved by bringing the productive capacity and supply-chain efficiency that will enable the expansion of domestic oilseed production and the commercial potential of oilseed products.

Crushing infrastructure will play a major role in expanding and developing the production of oilseed crops in Central Queensland thus presenting an opportunity for local farmers to diversify into higher value crops. The Central Queensland cropping region has a strong history of oilseed production, but this capacity has largely disappeared due to a lack of essential processing infrastructure. Central Queensland produces between 40,000 and 50,000 tons of seed per year but lacks the processing infrastructure to support downstream processing capabilities.

The Australian processing capability for these products are now predominantly located in New South Wales and Victoria, which has directed value-add activities interstate. Given the capacity and strength of the Queensland oilseed growing industry, and the commercial benefits stemming from the efficient integration of processing and growing operations, this project will take the first step in reviving the oilseed industry in Central Queensland and help to catalyze Australia’s bio futures sector. We believe that Queensland has the potential to develop a $1 billion oilseed processing and value addition base industry similar to development cases in New South Wales and Victoria where the oilseed crushing industry is contributing between $5 billion and $7 billion per annum to the respective economies.

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The current capacity of the Company’s primary processing site in Cootamundra, NSW was expanded in 2024 with expansion completed with full operation in the expanded Cootamundra facility in August 2024. The Company is further expanding its processing capacity to meet market demand and sees strategic commercial value in establishing a new processing plant near Emerald in close proximity to Central Queensland growers under an affiliated entity, CQ Oilseeds Pty Ltd. The facility will be the first major crushing plant in Queensland.

The investment rationale to develop a greenfield facility in Emerald comes at a crucial time with consideration to inflation, surging fuel costs, avoidance of global supply chain and related geopolitical tension and an increasing focus and commitment to sustainability. A processing facility in Queensland will generate savings from inter-state freight cost, reduce carbon emissions and minimize the distribution costs associated with supplying the northern and southern markets of Queensland with direct access to rail and the Gladstone Port.

The Company expects to adhere to the following implementation methodology and associated project schedule:

General		Key Milestone	Description
Pre-construction Activities	1	Approvals & Permissions Start: 01 Sep 2022 End: 31 December 2024	● Receiving Development Approval and EPA License ● Offtake agreements with customers ● Contract execution ● Financial approvals
Construction Activities	2	Factory Building & Machinery Phase 1: Start: January 2025 End: January 2026 Phase l1: Start: January 2026 End: December 2026

● Signing contracts with construction company

● Procurement of construction materials

● Placing equipment orders

● Civil works

● Site establishment

● Construction site works (including foundations, factory shed, slab, frame and cladding)

● Delivery and installation of equipment

● Testing and commissioning

Commercial Operations	3	Hiring & Training Start: Sep 2025 End: March 2026	● Commence hiring with senior management ● Hire operational plant staff from local region ● Training and development of the selected hires ● Human Resources/Onboarding administration
	4	Contracts & Supply Chain Management Start: January 2025 End: December 2026

● Signing contracts with suppliers and engagements with growers.

● Distribution contract drafting

● Logistics negotiations

● Performance analysis to maximize operational supply output and financial performance

● Risk mitigation

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The new and larger oil processing plant in Emerald, Queensland is expected to have a capacity to crush 200 tons of oilseeds per day. The new Emerald plant is currently in development (see “Pre-construction Activities” in the table above). The Queensland Government awarded a governmental grant of approximately AUD$5 million in funding and tax credits to support the Emerald, Queensland facility. Approval of this funding occurred on December 14, 2023, with funding commenced in March 2024. The land lease for the property underlying the Emerald, Queensland facility commenced in January 2023, and the local development was submitted and is now under review by the local council. The groundbreaking will occur in the first quarter of 2025 calendar year with the construction period expected from January 2025 to December 2026 and the receipt of the certificate of completion is expected in March 2025. The Company expects the construction of the plant to require capital expenditures of AUD$24 million.

Regulatory Environment

The Company has foreign government approvals to import food grade oils to the United States. Specifically, Cootamundra Oilseeds Pty Ltd. is registered with the U.S. Food and Drug Administration (FDA) pursuant to the Federal Food Drug and Cosmetic Act, as amended by the Bioterrorism Act of 2002 and the FDA Food Safety Modernization Act as of December 9, 2022, which is effective through December 31, 2025. The Company has not sought “Organic” certification from the United States Department of Agriculture. Cootamundra Oilseeds Pty Ltd. is registered through SAI Global as compliant with Good Manufacturing Practices and Hazard Analysis until December 26, 2025. Cootamundra Oilseeds Pty Ltd. is certified Halal compliant by Halal Australia until July 1, 2027. Cootamundra Oilseeds Pty Ltd. is certified Kashrut by the Kashrut Authority of Australia and New Zealand until October 14, 2025 (i.e., Kosher). Cootamundra Oilseeds Pty Ltd. is verified Non-GMO for its “First Press Canola Oil” product and “Premium First Pressed Canola Oil” product by the non-GMO Project until June 22, 2025.

Supply Chain from Central Queensland

The Central Queensland region is a highly significant area within Queensland’s wider agricultural industry. Most regions in Australia hold the ability to produce one broadacre crop per year. Crop planting windows in the Central Highlands region are wider, crops mature faster (due to warm climate) and reduced risk of damage from frost. Given the right conditions, this enables an increased cropping intensity of two crops to be planted and harvested in a year without penalties to yields.

As of 2019, Central Queensland region has more than 400 operations growing grains, pulses and oilseeds primarily under rain grown production conditions and more than 45,300 hectares of broadacre crops are grown under flood, lateral and pivot irrigation. The Australian Bureau of Statistics values broadacre cropping at $103 million, making it the second largest agricultural activity in the Central Highlands.

The Central Queensland cropping area can grow up to 65,000 to 70,000 tons of oilseed (primarily cottonseed and sunflower seed) per year. During the early 2000’s, the region produced more than 80,000 hectares of sunflower seed. Now the region currently imports between 30,000 and 40,000 tons of sunflower oil per year.

Cooperative Research Centre for Developing Northern Australia (CRCNA) and Grains Research and Development Corporation (GRDC) in partnership with Farmacist and Savannah Ag Consulting (agronomists) conducted a three-year research experiment under the “Developing an oilseed industry for North Queensland” project comparing the crop yield rates of several oilseed crops grown in Central and Northern QLD to industry averages. The project trials were conducted from Emerald in Central Queensland to North Queensland featuring oilseed crops including canola, Indian mustard, carinata, soybeans, linseed, nigella, sunflower, camelina, safflower and black sesame. Results have shown that several oilseed crops produce the same or better yields in tropical Queensland compared to trials in temperate climates, alleviating decades of industry assumptions around growing conditions in the regions. The clear standouts were canola which produced a 2.85 tons per hectare yield, higher than the 2.54 tons per hectare outcome from the National Variety Trial (NVT) Roundup Ready trials, and safflower that had a 2.6 tons per hectare yield and was over double the 1-1.2 tons per hectare.

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Legal Proceedings

From time to time, we may become a party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. While the outcomes of these matters are uncertain, management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on our consolidated financial position, results of operations or cash flows.

There were two cases involving the Company’s subsidiaries, Cowcumbla Investments Pty Ltd. and Cootamundra Oilseeds Pty Ltd., filed in the Supreme Court of New South Wales in connection with a related party loan with a former director totaling AUD$1.2 million. Cowcumbla Investments Pty Ltd. and Cootamundra Oilseeds Pty Ltd. recently settled these claims following their repayment of the amount due under this related party loan in monthly instalments from January 2023 to April 2023. The cases pending against Cowcumbla Investments Pty Ltd. and Cootamundra Oilseeds Pty Ltd. have concluded following the local mediation process held on 30 May 2023 and the payment of an additional sum under this loan in the amount of AUD95,000 as final settlement on 1 June 2023. The Company does not expect to incur any further costs in relation to the matter, however, the inherent uncertainties of any future litigation, and the ultimate cost and outcome of future litigation cannot be established definitively.

Corporate Information

Australian Oilseeds Holdings Ltd. is a Cayman Islands exempted company (the “Company,” “we,” “us” or “Australian Oilseeds”) formed on December 29, 2022.

The Company’s subsidiaries include Australian Oilseeds Investments Pty Ltd., an Australian proprietary company; Good Earth Oils Pty Ltd. an Australian proprietary company; Cowcumbla Investments Pty Ltd., an Australian proprietary company, which is 82.7% owned by the Company and which wholly owns Cootamundra Oilseeds Pty Ltd., which is incorporated in Australia; CQ Oilseeds Pty Ltd., an Australian proprietary company, and EDOC Acquisition Corp., a Cayman Islands exempted company.

The Company is located at 126 – 142 Cowcumbla Street, Cootamundra and Site 2: 52 Fuller Drive Cootamundra and reachable by telephone on +02 6942 4347.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Ordinary Shares as of the date hereof by:

●	each person known by us to be the beneficial owner of more than 5% of outstanding Ordinary Shares
●	each of the Company’s executive officers and directors; and
●	all of the Company’s directors and executive officers as a group

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

As of the date hereof, there are 23,224,102 Ordinary Shares issued and outstanding. This amount does not include (i) the 4,500,000 Ordinary Shares subsequent to the closing of the Business Combination conditioned upon exercise of the Public Warrants, (ii) the 315,000 Ordinary Shares issued subsequent to the closing of the Business Combination conditioned upon exercise of the Private Warrants, (iii) 225,000 Ordinary Shares underlying the placement warrants, and (iv) the Ordinary Shares pursuant to the Arena Warrants granting the PIPE Investors the right to purchase the number of Ordinary Shares underlying the Warrants equal to 25% of the total principal amount of the related Debenture purchased by the PIPE Investor on the applicable closing date divided by 92.5% of the average of the three (3) lowest daily VWAP of the Ordinary Shares for the ten (10) consecutive trading day period ended on the last trading day immediately preceding such closing date, subject to adjustment upon the occurrence of certain events as set forth in such Arena Warrant be exercisable at the exercise price set forth in the Arena Warrants, as may be adjusted pursuant to the terms of the Arena Warrants, each as defined in the Proxy Statement/Prospectus. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.

Name	Number of Shares of ordinary shares Beneficially Owned (#)	Percent of Class (%)
5% Owners
–
Directors and Executive Officers
Gary Seaton(1)	13,551,755	58.4%
Amarjeet Singh(2)	–	–
Bob Wu(3)	2,000	*
Kevin Chen	132,863	*
Kapil Singh(4)	3,371,569	14.5%
Menaka Athukorala	–	–
Gowri Shankar	–	–
All Directors and Executive Officers as a Group (7 people)	17,058,187	73.5%

* Represents beneficial ownership of less than 1%.

(1)	Shares are held by JSKS Enterprises Pty Ltd., which is beneficially owned by Gary Seaton.
(2)	Mr. Singh was appointed to the Company, as Chief Financial Officer, on February 28, 2025.
(3)	Mr. Wu resigned from the Company, as Chief Financial Officer, effective February 28, 2025.
(4)	Shares are held by KGV GLOBAL FZE, which is beneficially owned by Kapil Singh, and subject to a pending lien by the Company.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transactions

The following is a description of certain transactions, arrangements and relationships in which we were a participant since January 1, 2023 and the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. Certain equity, compensation, and other arrangements are described under “Executive Compensation” and are not considered related person transactions for these purposes.

For the years ending June 30, 2024 and 2023 a related party loan is owed to JSKS Enterprises Pty Ltd., which is the trustee of Gary Seaton Family Trust, and interest rate charge is 6% per annum. to be repaid within 12 months after the year end, and the remaining principal shall be repaid more than 12 months after the year end.

For the years ended June 30, 2024 and 2023 a related party loan is owed to Energreen Nutrition Australia Pty Ltd., which is controlled by Gary Seaton, and interest rate charge is 6% per annum and expected to be repaid in full within 12 months after the year end.

For the years ended June 30, 2024 and 2023, the remaining related party loan relates to an interest free loan owed to CQ Oilseeds Pty Ltd.

Registration Rights Agreement

The holders of the founder shares, private placement warrants, and warrants that may be issued upon conversion of Working Capital Loans have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of the IPO. These holders are entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. In addition, in connection with the closing of the Business Combination, the Company closed the private placement of the Arena Warrants and Debentures pursuant to the Securities Purchase Agreement dated August 23, 2023,dated October 31, 2023, December 5, 2023, and March 1, 2024 between the Company, AOI, EDOC, certain AOI subsidiaries and Arena Investors, LP (the “PIPE Investors”) and executed the Arena Transaction Documents including the 10% Original Issue Discount Secured Convertible Debenture, the Arena Warrant, the Registration Rights Agreement and related documents.

The Company and certain holders of Ordinary Shares entered into a Registration Rights Agreement, effective upon the closing pursuant to which, among other things, the Company agreed to undertake certain resale registration obligations in accordance with the Securities Act and the holders have been granted certain demand and piggyback registration rights.

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DESCRIPTION OF SECURITIES

Our Ordinary Shares and Warrants are listed on Nasdaq and are registered under Section 12(b) of the Exchange Act. Setting forth below is a description of the rights of the holders of Ordinary Shares and Warrants.

Ordinary Shares

General

Holders of our Ordinary Shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. None of the holders of our Ordinary Shares have different voting rights from the other holders after the completion of this offering.

Holders of our Ordinary Shares will not have any conversion, pre-emptive or other subscription rights under the Amended Charter and there will be no sinking fund or redemption provisions applicable to our Ordinary Shares.

Dividends

The holders of Ordinary Shares will be entitled to such dividends as may be declared by the Company’s Board may in its discretion lawfully declare from time to time. Under the laws of the Cayman Islands, the Company may pay a dividend out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

In respect of all matters upon which holders of Ordinary Shares are entitled to vote, voting at any meeting of shareholders will be by poll.

An Ordinary Resolution to be passed by the shareholders will require a simple majority of votes cast, including by all holders of a specific class of shares, if applicable, while a special resolution will require not less than two-thirds of votes cast.

Transfer of Ordinary Shares

Subject to applicable laws, including the Companies Act, securities laws, common law and the restrictions contained in the proposed memorandum and articles of association, any shareholders may transfer all or any of their ordinary shares by an instrument of transfer in the usual or common form or any other form approved by the Company’s Board.

Notwithstanding the foregoing, the Company’s Board will decline to register any transfer of any ordinary shares which were issued on terms which require them to be transferred with another share, option or warrant unless satisfactory evidence is produced of the like transfer of such share, option or warrant.

Liquidation

On a return of capital on winding up, if the assets available for distribution amongst shareholders shall be insufficient to repay all of the issued share capital, the assets will be distributed so that the losses are borne by shareholders in proportion to the par value of the shares held by them. If the assets available for distribution is more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

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Redemption of Ordinary Shares

The Company may issue shares on terms that such Ordinary Shares are subject to redemption, at the Company’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such Ordinary Shares, by a board resolution of the board of directors. The Company may also repurchase any of its Ordinary Shares in such manner and on such other terms as agreed between the board of directors and the relevant shareholder. Under the Companies Act, the redemption or repurchase of any share may be paid out of the Company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital if the Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business.

In addition, under the Companies Act, no such Ordinary Shares may be redeemed or repurchased (a) unless it is fully paid up, or (b) if such redemption or repurchase would result in there being no shares outstanding, other than shares held as treasury shares. In addition, the Company’s Board may accept the surrender of any fully paid Ordinary Shares for no consideration.

Variations of Rights of Shares

If at any time Ordinary Shares capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class) may be varied only with consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a special resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the shareholders of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

The Company will hold an annual general meeting at such time and place as the Company’s Board will determine. At least five (5) clear days’ notice shall be given for any general meeting. The Company’s Board may call general meetings, and they shall on a shareholders’ requisition forthwith, proceed to convene an Extraordinary General Meeting. One or more shareholders who together hold not less than a majority of the issued and outstanding Ordinary Shares entitled to attend and vote at such meeting, being individuals present in person or by proxy shall be a quorum.

Inspection of Books and Records

The Company’s Board or the shareholders by Ordinary Resolution will determine whether, to what extent, at what times and places and under what conditions or regulations the accounts and books of the Company will be open to the inspection by the Company shareholders, and no shareholder will otherwise have any right of inspecting any account or book or document of the Company except as required by the Companies Act.

Warrants

Each whole warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the initial Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The warrants will expire at 5:00 p.m., New York City time, on March 21, 2029, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No warrant will be exercisable, and the Company will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant, if not cash settled, will have paid the full purchase price for the unit solely for the Class A ordinary shares and warrants underlying such unit.

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We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of the Business Combination, to use its best efforts to file with the SEC a registration statement registering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Business Combination or within a specified period following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of Class A ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of the warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value.

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The “fair market value” for this purpose shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the Business Combination. If we call the warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Class A ordinary shares is increased by a stock dividend payable in Class A ordinary shares, or by a split-up of Class A ordinary shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding Class A ordinary shares. A rights offering to holders of Class A ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a stock dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one (1) minus the quotient of (x) the price per Class A ordinary shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other shares of our capital shares into which the warrants are convertible), other than as described above, or certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary shares in respect of such event.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

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However, if less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and EDOC. You should review a copy of the Warrant Agreement, which has been filed by EDOC with the SEC, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Australian Oilseeds, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of Class A ordinary shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Transfer Agent

The transfer agent for our Class A ordinary shares is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Listing of Securities

Our Class A ordinary shares and warrants are listed on Nasdaq under the symbols “COOT” and “COOTW.”

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SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the Ordinary Shares being offered for resale by this prospectus, which consist of:

●	up to 25,000,000 Ordinary Shares by Arena Business Solutions Global SPC II, Ltd. on behalf of and for the account of Segregated Portfolio #6 – SPC #6 (“Arena”), pursuant to a securities purchase agreement dated March 5, 2024 (the “Purchase Agreement”) entered into connection the closing of the Business Combination with EDOC.

●	2,200 Ordinary Shares owned by Guoxiang Cao that were issued in connection with the Company’s Business Combination with EDOC, the balance of this shareholder’s Ordinary Shares were registered on Form F-4 declared effective by the SEC on February 6, 2024;

●	18,700 Ordinary Shares owned by Kevin Chen that were issued in connection with the Company’s Business Combination with EDOC, the balance of this shareholder’s Ordinary Shares were registered on Form F-4 declared effective by the SEC on February 6, 2024;

●	18,700 Ordinary Shares owned by Bob Ai that were issued in connection with the Business Combination with EDOC, the balance of this shareholder’s Ordinary Shares were registered on Form F-4 declared effective by the SEC on February 6, 2024;

●	18,700 Ordinary Shares owned by Gang Li that were issued in connection with the Business Combination with EDOC, the balance of this shareholder’s Ordinary Shares were registered on Form F-4 declared effective by the SEC on February 6, 2024;

●	18,700 Ordinary Shares owned by Delta International that were issued in connection with the Business Combination with EDOC, the balance of this shareholder’s Ordinary Shares were registered on Form F-4 declared effective by the SEC on February 6, 2024;

●	18,700 Ordinary Shares owned by LZ Family Holding LLC that were issued in connection with the Business Combination with EDOC, the balance of this shareholder’s Ordinary Shares were registered on Form F-4 declared effective by the SEC on February 6, 2024;

●	69,300 Ordinary Shares owned by Hanwen Gu that were issued in connection with the Business Combination with EDOC, the balance of this shareholder’s Ordinary Shares were registered on Form F-4 declared effective by the SEC on February 6, 2024; and

●	694,391 Ordinary Shares owned by Arc Group Limited issued in connection with the Business Combination.

The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares set forth in the table below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the Ordinary Shares after the date of this prospectus.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Ordinary Shares. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities in transactions exempt from registration under the Securities Act.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our Ordinary Shares of each Selling Securityholder, the number of Ordinary Shares under this prospectus and that each Selling Securityholder will beneficially own after this offering. The table below presents information regarding the Selling Securityholders and the Ordinary Shares that may be resold by the Selling Securityholders from time to time under this prospectus. The Selling Securityholders may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Securityholders will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the Selling Securityholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Ordinary Shares being offered for resale by this prospectus.

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Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Ordinary Shares with respect to which the Selling Securityholders has sole or shared voting and investment power. The percentage of Ordinary Shares beneficially owned by the Selling Securityholders prior to the offering shown in the table below is based on an aggregate of 23,224,102 Ordinary Shares outstanding on April __, 2025. Because the purchase price to be paid by the Selling Securityholders for Ordinary Shares, if any, that we may elect to sell to the Selling Securityholders in one or more Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of Ordinary Shares that we may sell to the Selling Securityholders under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is c/o Australian Oilseeds Holdings Limited, 126 – 142 Cowcumbla Street, Cootamundra, Australia.

Name of Selling Securityholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus
Arena(1)	0	25,000,000
Guoxiang Cao	28,767	28,767
Kevin Chen	132,863	132,863
Bob Ai	287,938	287,938
Gang Li	107,306	107,306
Delta International	465,727	465,727
LZ Family Holding LLC	370,688	370,688
Hanwen Gu	313,795	313,795
Arc Group Limited(2)	694,391	694,391

(1)	Arena is controlled by Arena Business Results, LLC, which is controlled by Arena Business Solutions, LLC. Dan Zwirn has voting and dispositive power over the shares. The business address of Arena is 405 Lexington Ave, 59th Floor, New York, NY 10174. Includes the possible issuance of up to 25,000,000 Ordinary Shares pursuant to the Purchase Agreement (and disregarding the Beneficial Ownership Limitation of 4.99% and Exchange Cap).

(2)	The business address of ARC Group Limited is 1539 Nanjing West Road, Office Tower 2, Floor 43, Kerry Center 200040 Shanghai, China.

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PLAN OF DISTRIBUTION

This prospectus relates to the resale of (i) up to 25,000,000 Ordinary Shares by Arena Business Solutions Global SPC II, Ltd on behalf of and for the account of Segregated Portfolio #9 - SPC #9 (“Arena”) that may be issued by us to Arena under the Purchase Agreement and (ii) 859,391 Ordinary Shares previously issued to other selling shareholders identified in this prospectus (collectively, the “Selling Shareholders” and together with Arena, the “Selling Securityholders”).

We are registering Ordinary Shares for Arena pursuant to the provisions of the Purchase Agreement in order to permit Arena to offer the shares for resale from time to time.

The Ordinary Shares offered by this prospectus are being offered by the Selling Securityholders. The Ordinary Shares may be sold or distributed from time to time by the Selling Securityholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Ordinary Shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits Subscribers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Arena is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Arena may engage one or more registered broker-dealers to effectuate resales, if any, of such Common Stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Arena has informed us that each such broker-dealer it engages to effectuate resales of our Common Stock on its behalf, may receive commissions from Arena for executing such resales for Arena and, if so, such commissions will not exceed customary brokerage commissions.

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Arena has represented to us that no existing arrangements between Arena and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Common Stock offered by this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the Subscriber of securities, from the Subscriber) in amounts to be negotiated, but except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Company is required to pay certain fees and expenses incurred incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholders, including with respect to any compensation paid or payable by the Selling Stockholders to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Stockholders, and any other related information required to be disclosed under the Securities Act. We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the Common Stock covered by this prospectus by the Selling Stockholders.

Arena has represented to us that at no time prior to the date of the Purchase Agreement has Arena, its sole member, any of their respective officers, or any entity managed or controlled by Arena or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Arena has agreed that during the term of the Purchase Agreement, none of Arena, its sole member, any of their respective officers, or any entity managed or controlled by Arena or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each Subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Ordinary Shares and Warrants are currently listed on Nasdaq under the symbols “COOT” and “COOTW,” respectively.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our Class A ordinary shares. This summary deals only with Class A ordinary shares that are held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our Class A ordinary shares (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Class A ordinary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our Class A ordinary shares, you should consult your tax advisors.

If you are considering the purchase of our Class A ordinary shares, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our Class A ordinary shares, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A ordinary shares, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A ordinary shares, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Class A ordinary shares, the excess will be treated as gain from the disposition of our Class A ordinary shares (the tax treatment of which is discussed below under “— Gain on Disposition of Class A Ordinary Shares”).

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Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A ordinary shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Ordinary Shares

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A ordinary shares generally will not be subject to United States federal income tax unless:

●	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

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A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A ordinary shares within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Class A ordinary shares to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner of an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Class A ordinary shares, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A ordinary shares.

Passive Foreign Investment Company Rules

The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents are generally treated as passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.

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Based on the current and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not expect to become a PFIC in the current taxable year for U.S. federal income tax purposes. However, the Company’s PFIC status for any taxable year is a factual annual determination that can be made only after the end of that year and will depend a number of factors, some of which are beyond our Company’s control, such as the composition of the Company’s income and assets and the value of its assets from time to time (including the value of its goodwill, which may be determined in large part by reference to the market price of the Ordinary Shares from time to time, which could be volatile). In addition, the risk of the Company being a PFIC for any taxable year will increase if its market capitalization declines substantially during that year. The above described look-through rule applicable to a corporation which we own directly or indirectly at least 25% by value of the stock may be complex to apply and certain data might not be readily available for us to make such determination. Furthermore, whether and to which extent the Company’s income and assets, including goodwill, will be characterized as active or passive will depend on various factors that are subject to uncertainty, including the Company’s future business plan and business activities and the application of laws that are subject to varying interpretation (including with respect to the treatment of government grants). Moreover, certain of the Company’s business activities generate passive income and, although the amount of such income is currently small, the Company’s risk of being a PFIC will increase if the proportion of the Company’s revenue earned from such business activities increases in future taxable years. Similarly, the Company’s risk of being a PFIC will increase if the proportion of the Company’s revenue earned from active business activities decreases in future taxable years. Accordingly, there can be no assurances that the Company will not be a PFIC for its current or any future taxable year, and the Company’s U.S. counsel expresses no opinion with respect to the Company’s PFIC status for any taxable year. If our Company was currently or were to become a PFIC, U.S. Holders of Ordinary Shares would be subject to special rules and a variety of potentially adverse tax consequences under the Code.

Although PFIC status is generally determined annually, if we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder in its Ordinary Shares and the U.S. Holder did not make either a mark-to-market election or a qualifying electing fund (“QEF”) election or, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of its Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its Ordinary Shares during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its Ordinary Shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its Ordinary Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

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PFIC Elections

If we are treated as a PFIC and Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its Ordinary Shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) the Ordinary Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Ordinary Shares at the end of such year over its adjusted tax basis in its Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Ordinary Shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which Ordinary Shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. As such, such election generally will not apply to any of our non-US. subsidiaries, unless the shares in such subsidiaries are themselves “marketable stock.” As such, U.S. Holders may continue to be subject to the adverse PFIC tax consequences discussed above with respect to any lower-tier PFICs, as discussed below, notwithstanding their mark-to-market election with respect to Ordinary Shares.

If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Ordinary Shares in their particular circumstances.

The tax consequences that would apply if we were a PFIC and a U.S. Holder made a valid QEF election would also be different from the adverse PFIC tax consequences described above. In order to comply with the requirements of a QEF election, however, a U.S. Holder generally must receive a PFIC Annual Information Statement from us. If we are determined to be a PFIC for any taxable year, we do not currently intend to provide the information necessary for U.S. Holders to make or maintain a QEF election. As such, U.S. Holders should assume that a QEF election will not be available with respect to Ordinary Shares.

If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election to rid its Ordinary Shares of the PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold its Ordinary Shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in the Ordinary Shares solely for purposes of the PFIC rules.

Related PFJC Rules

If we are treated as a PFIC and, at any time, has a non-US. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.

THE PFIC RULES ARE VERY COMPLEX AND U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.

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Information with Respect to Foreign Financial Assets

In addition, certain U.S. Holders may be subject to certain reporting obligations with respect to Ordinary Shares if the aggregate value of “specified foreign financial assets” exceeds $50,000. If required, this disclosure is made by filing Form 8938 with the IRS. Significant penalties can apply if U.S. Holders are required to make this disclosure and fail to do so. In addition, a U.S. Holder should consider the possible obligation for online filing of a FinCEN Report 114-Foreign Bank and Financial Accounts Report as a result of holding Ordinary Shares. U.S. Holders are thus encouraged to consult their U.S. tax advisors with respect to these and other reporting requirements that may apply to their acquisition of Ordinary Shares.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to distributions made on our Ordinary Shares within the U.S. to a non-corporate U.S. Holder and to the proceeds from the sale, exchange, redemption or other disposition of Ordinary Shares by a non-corporate U.S. Holder to or through a U.S. office of a broker. Payments made (and sales or other dispositions effected at an office) outside the U.S. will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (or otherwise establishes, in the manner provided by law, an exemption from backup withholding) or to report dividends required to be shown on the U.S. Holder’s U.S. federal income tax return. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law. Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Ordinary Shares, as the case may be, nor will gains derived from the disposal of the Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares. The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Governor in Cabinet of the Cayman Islands in the following form:

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The Tax Concessions Law

Undertaking as to Tax Concessions

In accordance with the Tax Concessions Law, the following undertaking is hereby given to the Company:

(a) that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to its operations; and

(b) in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares, debentures or other obligations of our Company; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in Tax Concessions Law.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

LEGAL MATTERS

Australian Oilseeds is represented by Rimon P.C. with respect to certain legal matters as to United States federal securities law. The validity of Ordinary Shares and Warrants have been passed on by Stuarts Humphries (Caymans).

EXPERTS

The Consolidated Financial Statements of Australian Oilseeds Investments Pty Ltd. as of and for the years ended June 30, 2024 and 2023, included in this prospectus have been so included in reliance on the report of BDO Audit Pty Ltd. Brisbane, Australia, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability; an effective judicial system; a favorable tax system;’

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

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However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. Certain of our directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments based on the civil liability provisions of the federal securities laws of the United States or any state in the United States.

Stuarts Humphries, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us based on the civil liability provisions of the U.S. securities laws, and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

Stuarts Humphries (Caymans) has informed us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the Registration Statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Ordinary Shares offered by this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and our exhibits.

We are subject to the informational requirements of the Exchange Act. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 10-K and reports on Form 8-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF AUSTRALIAN OILSEEDS INVESTMENTS PTY LTD.

FOR THE YEARS ENDED 30 JUNE 2024 AND 30 JUNE 2023

INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Condensed Consolidated Statements of Financial Position as at 31 March 2025 and 30 June 2024	F-32
Condensed Consolidated Statement of Profit or (Loss) and Other Comprehensive Income (Loss) for the Three Months and Nine Months Ended 31 March 2025 and 31 March 2024	F-33
Condensed Consolidated Statement of Changes in Shareholders’ Equity for the Three and Nine Months Ended 31 March 2025 and 31 March 2024	F-34
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended 31 March 2025 and 31 March 2024	F-35
Notes to Condensed Consolidated Financial Statements	F-36

F-1

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Australian Oilseeds Holdings Ltd., Brisbane, Australia

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statement of financial position of Australian Oilseeds Holdings Ltd and its subsidiaries (the “Company”) as of June 30, 2024 and 2023, the related consolidated statement of profit or loss and other comprehensive income (loss), consolidated statement of changes of equity, and statement of cash flows for each of the two years in the period ended June 30, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2024, in conformity with International Financial Reporting Standards as issued by the International Accounting Standard Board and interpretations (collectively ‘IFRS’).

Restatement to Correct Previously Issued Consolidated Financial Statements

We have audited the adjustments described in Note 2 that were applied to restate the 2023 consolidated financial statements which were previously audited by another accounting firm to correct errors. In our opinion, these adjustments are appropriate and have been properly applied. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024

BDO Audit Pty Ltd.

N I Batters

Director

Brisbane, 3 December 2024

F-2

AUSTRALIAN OILSEEDS HOLDINGS LTD.

CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED 30 JUNE 2024 AND 30 JUNE 2023

	Note	2024	2023
		AUD$	AUD$
			As Restated
Sales revenue	16	33,727,222	29,049,345
Cost of sales	17	(27,810,782)	(24,062,603)
Gross profit		5,916,440	4,986,742
General and administrative expenses	18	(3,224,843)	(2,467,432)
Selling and marketing expenses	19	(412,536)	-
Other income	20	707,911	48,273
Operating profit		2,986,972	2,567,583
Finance expenses	23	(835,813)	(612,735)
Change in fair value of warrant liabilities	28	141,874	-
Recapitalization expense	30	(23,210,293)	-
(Loss) Profit before income tax		(20,917,260)	1,954,848
Income tax expense	24	(313,421)	(109,878)
(Loss) Profit for the year		(21,230,681)	1,844,970
Other comprehensive income for the year, net of tax		-	-
Total comprehensive (loss) income		(21,230,681)	1,844,970
(Loss) Profit attributable to:
Members of the parent entity		(21,662,555)	1,432,693
Non-controlling interest		431,874	412,277
Total (Loss) Income		(21,230,681)	1,844,970
Total comprehensive (loss) income attributable to:
Members of the parent entity		(21,662,555)	1,432,693
Non-controlling interest		431,874	412,277
Total		(21,230,681)	1,844,970
Earnings per share attributable to the ordinary equity holders of the parent
Profit or loss
Basic (loss) earnings per share (cents)		(1.07)	0.10
Diluted (loss) earnings per share (cents)		(1.07)	0.10

The accompanying notes are an integral part of these consolidated financial statements.

F-3

AUSTRALIAN OILSEEDS HOLDINGS LTD.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS AT 30 JUNE 2024 AND 30 JUNE 2023

	Note	2024	2023
		AUD$	AUD$
			As Restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	5	514,140	121,273
Trade and other receivables	6	4,470,101	4,437,253
Inventories	7	6,202,160	1,020,469
Prepayment of seed purchase	10	-	3,672,697
Other current assets	10	201,830	553,315
TOTAL CURRENT ASSETS		11,388,231	9,805,007
NON-CURRENT ASSETS
Investments in associates	22	-	89,977
Property, plant and equipment	8	14,617,513	10,542,592
Right-of-use asset	15	944,420	1,040,472
Other assets	10	429,841	-
Deferred tax assets		34,270	-
Intangible assets	9	2,582,495	2,582,495
TOTAL NON-CURRENT ASSETS		18,608,539	14,255,536
TOTAL ASSETS		29,996,770	24,060,543
LIABILITIES
CURRENT LIABILITIES
Trade and other payables	11	10,455,684	6,712,768
Borrowings	12	978,574	396,881
Lease liability, current	15	89,109	82,386
Income Tax liabilities		128,927	-
Related party loans	27	4,111,661	3,188,006
Convertible note, net of discount	12	1,181,953	-
Warrant liabilities	14,28	238,613	-
Promissory note – related party, current	27	968,216	-
Employee benefits		201,024	103,734
TOTAL CURRENT LIABILITIES		18,353,761	10,483,775
NON-CURRENT LIABILITIES
Borrowings	12	5,051,910	2,078,570
Promissory note - related party, non-current	27	273,676	-
Lease liability, non-current	15	879,347	971,752
Related party loans	27	4,530,507	2,873,929
TOTAL NON-CURRENT LIABILITIES		10,735,440	5,924,251
TOTAL LIABILITIES		29,089,201	16,408,026
NET ASSETS		907,569	7,652,517
EQUITY
Share capital	13	3,562	2,860
Share premium	13	17,064,658	2,579,627
(Accumulated losses) Retained earnings		(17,950,222)	3,712,333
Total (deficit) equity attributable to equity holders of the Company		(882,002)	6,294,820
Non-controlling interest		1,789,571	1,357,697
TOTAL EQUITY		907,569	7,652,517

The accompanying notes are an integral part of these consolidated financial statements

F-4

AUSTRALIAN OILSEEDS HOLDINGS LTD.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE YEARS ENDED 30 JUNE 2024 AND 30 JUNE 2023

					Non-
		Shares	Share	Retained	controlling
	Note	Capital	Premium	Earnings	Interests	Total
		AUD$	AUD$	AUD$	AUD$	AUD$
Balance on 1 July 2022, recast		2,860	2,579,627	2,279,640	945,420	5,807,547
Profit attributable to members of the parent entity		-	-	1,432,693	412,277	1,844,970
Balance on 30 June 2023, restated		2,860	2,579,627	3,712,333	1,357,697	7,652,517
Issuance of shares to SPAC shareholders	13	19	3,024,191	-	-	3,024,210
Issuance of shares to SPAC founders	13	409	(5,791,835)			(5,791,426)
Issuance of shares in exchange for advisory services	13	107	(107)	-	-	-
Conversion of convertible notes	13	23	2,300,590	-	-	2,300,613
Conversion of rights		144	(144)	-	-	-
Recapitalizations costs	13	-	16,126,854	-	-	16,126,854
Costs attributable to the issuance of shares in connection with the business combination	13		(1,315,013)			(1,315,013)
Issuance of convertible note – equity component			140,495			140,495
Loss attributable to members of the parent entity		-	-	(21,662,555)	431,874	(21,230,681)
Balance on 30 June 2024		3,562	17,064,658	(17,950,222)	1,789,571	907,569

The accompanying notes are an integral part of these consolidated financial statements.

F-5

AUSTRALIAN OILSEEDS HOLDINGS LTD.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED 30 JUNE 2024 AND 30 JUNE 2023

	Note	2024	2023
		AUD$	AUD$
			Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Receipts from customers		33,854,067	28,063,458
Payments to suppliers and employees		(35,364,877)	(26,711,708)
Tax Refund received/Income tax paid		34,510	(109,878)
Interest paid		(708,630)	(552,076)
Net cash provided by operating activities	26	(2,184,930)	689,796
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment		(3,975,622)	(2,820,536)
Net cash (used in) investing activities		(3,975,622)	(2,820,536)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from capital contributed		3,024,191	-
Payment of capital raising cost		(3,804,192)	-
Proceeds from convertible notes		1,533,742	-
Payment of convertible notes issued cost		(234,663)	-
Proceeds from related parties’ loans		2,578,062	3,072,911
Proceeds from secured borrowings		4,000,000	2,396,881
Repayment of related parties’ loans		-	(1,220,000)
Repayment of secured borrowings		(444,967)	(2,377,294)
Repayment of lease liability		(98,754)	(95,458)
Net cash provided by financing activities		6,553,419	1,777,040
Net increase/(decrease) in cash and cash equivalents held		392,867	(353,700)
Cash and cash equivalents at beginning of year		121,273	474,973
Cash and cash equivalents at end of financial year	5	514,140	121,273

The accompanying notes are an integral part of these consolidated financial statements.

F-6

AUSTRALIAN OILSEEDS HOLDINGS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1 Establishment and Operations

Australian Oilseeds Holdings Limited (“Australian Oilseeds” or the “Company”) is a Cayman Islands exempted company that, directly and indirectly through its subsidiaries, is focused on the manufacture and sale of chemical free, non-GMO, sustainable edible oils and products derived from oilseeds. The Company believes that transitioning from a fossil fuel economy to a renewable and chemical free economy is the solution to many health problems the world is facing presently. To that end, the Company is committed to working with suppliers and customers to eliminate chemicals from the edible oil production and manufacturing systems to supply quality products such as non-GMO oilseeds and organic and non-organic food-grade oils to customers globally. Over the past 20 years, Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (“AOI”) has grown to be the largest cold pressing oil plant in Australia, pressing strictly GMO free conventional and organic oilseeds.

The main business activities include the mill of GMO free conventional and organic oilseeds to produce vegetable oils and related products to wholesale and retail market.

The material accounting policies adopted in the preparation of the consolidated financial statements are set out in Note 2. The policies have been consistently applied to all the years presented, unless otherwise stated.

The consolidated financial statements are presented in AUD, which is also the Company’s functional currency.

Amounts are rounded to the nearest dollar, unless otherwise stated.

These financial statements have been prepared in accordance with IFRS Financial Reporting Standards and International Accounting Standards as issued by the IFRS Accounting Standards Board (IASB) and Interpretations (collectively IFRS).

The preparation of financial statements in compliance with adopted IFRS Accounting Standards requires the use of certain critical accounting estimates. It also requires Company management to exercise judgment in applying the Company’s accounting policies. The areas where significant judgments and estimates have been made in preparing the financial statements and their effects are disclosed in note 3.

Reverse Recapitalization

Australian Oilseeds Holdings Ltd (the “Company”) is an exempted company incorporated Cayman Islands with limited liability and was formed for the purpose of participating in the transactions contemplated hereby and becoming the publicly traded holding company for the surviving corporation.

EDOC Acquisition Corp (“EDOC” or “SPAC”) is a Cayman Islands exempted company formerly listed on the NASDAQ Stock Market under “ADOC”. EDOC has limited operations but is established as a public investment vehicle that has the express purpose of making an investment in an operating company.

On March 21, 2024 (the “Closing Date”), the Company consummated the previously announced Business Combination (defined below). The Business Combination was announced on December 7, 2022, where AOI, the Company, and EDOC entered into a business combination agreement (“Business Combination Agreement”), pursuant to which, (a) EDOC merged with and into Merger Sub, with EDOC continuing as the surviving entity (the “Merger”), and with holders of EDOC securities receiving substantially identical securities of the Company, and (b) immediately prior to the Merger, the Company acquired all of the issued and outstanding ordinary shares of AOI (the “Purchased Shares”) from the Sellers in exchange for ordinary shares of the Company, with AOI became a wholly-owned subsidiary of the Company (the “Share Exchange”, and together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

The total consideration paid by the Company to the sellers for the purchased shares was an aggregate number of the Company’s ordinary shares (the “Exchange Shares”) with an aggregate value (the “Exchange Consideration”) equal to, without duplication, (i) USD$190,000,000, plus (or minus, if negative) (ii) AOI’s net working capital less a target net working capital of USD$4,000,000, minus (iii) the aggregate amount of any outstanding indebtedness, net of cash and cash equivalents, of AOI and its subsidiaries, and minus (iv) the amount of any unpaid transaction expenses of AOI, with each ordinary share issued to the sellers valued at USD$10.00.

F-7

The Merger was consummated on March 21, 2024, and the Share Exchange and Business Combination were consummated on the Closing Date. Pursuant to the Business Combination Agreement, upon the consummation of the Business Combination at the effective time of the Business Combination (the “Effective Time”):

●	each holder of EDOC pre-transaction privately-held Class A ordinary shares and the Class B ordinary share (the “EDOC Ordinary Shares”) received a number of Company Ordinary Shares, which are listed under the ticker “COOT” (less 200,000 Class A ordinary shares that were forfeited to the Company;

●	each holder of AOI ordinary shares received Company Ordinary Shares on a one-for-one basis (the “Exchange Shares”);

●	each holder of EDOC’s public Class A ordinary shares received Company Ordinary Shares on a one-for-one basis;

●	EDOC’s warrants terminated and were exchanged for warrants of the Company (the “Warrants”), which Warrants are listed on the Nasdaq under “COOTW”;

●	each holder of EDOC’s rights (the “Rights”) received 1/10 of a Company Ordinary Share for each such Right, as set forth herein;

●	EDOC’s Rights will no longer be traded

●	EDOC’s 479,000 placement units (“Placement Units”) were exchanged for Company Ordinary Shares and Warrants of the Company; and

●	EDOC’s USD$1,500,000 of convertible promissory notes that were convertible at Closing into Company Ordinary Shares (“Convertible Shares”) and warrants (“Convertible Warrants”).

On March 22, 2024, the Ordinary Shares and the Company Warrants commenced trading on the Nasdaq Capital Market (“Nasdaq”) under the symbols “COOT” and “COOTW,” respectively.

The following table summarizes the proceeds raised and issuance costs incurred related to the Business Combination on 30 March 2024:

	Number of
	shares	AUD
Shares issued to SPAC public investors (Note 13)	1,066,168	3,024,210
Shares issued to SPAC Founders (Note 13)	2,666,900	-
	3,733,068	3,024,210

Cash from reverse recapitalization		3,024,210
SPAC reverse recapitalization professional fees		(1,315,013)
Net proceeds from reverse recapitalization		1,709,197

F-8

Pursuant to the Business Combination Agreement, the SPAC does not meet the definition of a business under the guidance of IFRS 3, hence the Transaction was accounted for as a recapitalization in accordance with IFRS 2. Under this method of accounting, EDOC is treated as the acquired company and Australian Oilseeds Investments Pty Ltd. is treated as the acquirer for financial statement reporting purposes. Australian Oilseeds Investments Pty Ltd. has been determined to be the accounting acquirer based on evaluation of the facts and circumstances of the business combination.

Entities involved in SPAC mergers need to determine which entity is the predecessor whose financial statements will become the historical financial statements of the combined company. The determination of which entity is the predecessor and successor in the merger transaction is separate from the determination of which entity is the accounting acquirer. Regulation C, Rule 405 defines a predecessor as “a person the major portion of the business and assets of which another person acquired in a single succession, or in a series of related successions in each of which the acquiring person acquired the major portion of the business and assets of the acquired person”.  SPACs are blank-check companies whose sole purpose is to acquire a target or targets with the capital raised from their IPO. Given that EDOC did not have any significant activities, EDOC’s own operations before the succession are insignificant relative to the operations of AOI. For example, EDOC’s financial statements do not report any significant revenues other than investment income on assets held in trust. Additionally, AOI’s total assets of approximately AUD$32 million at closing, March 21, 2024, were significantly greater than EDOC’s total assets of approximately AUD$0.01 million, excluding the Trust account. Lastly, AOI management’s team has continued as the management of the combined entities. As such, AOI was considered the predecessor entity for purposes of these financial statements.

The consolidated financial statements of the merged company will represent a continuation of the financial statements of Australian Oilseeds Investments Pty Ltd., the principles and guidance on the preparation and presentation of the consolidated financial statements will be applied as follows:

●	A share based payment transaction arises whereby Australian Oilseeds Investments Pty Ltd. is deemed to have issued shares in exchange for the net assets of EDOC (together with the listing status of Australian Oilseeds Investments Pty Ltd). The listing status does not qualify for recognition as an intangible asset and the relevant costs will therefore be expensed as a listing expense.
●	The equity structure (the number and type of equity instruments issued) will reflect the equity structure of Australian Oilseeds Investments Pty Ltd., including the equity instruments issued to affect the acquisition.
●	Accumulated losses and other equity balances carried forward at acquisition date will be of Australian Oilseeds Investments Pty Ltd.

The business combination agreement was an extraordinary transaction that was signed in 2022 as part of the SPAC and listing procedures that closed in FY 2024, there were no similar transactions or impact of this transaction incurred in the financial period ended as of 30 June 2024.

2 Restatement of Previously Issued Financial Statements

During the preparation of the consolidated financial statements for the year ending June 30, 2023, the Company’s management identified the following material misstatements in the Company’s financial statements:

●	The Company did not properly recognize the machinery spare parts acquired from the related party Good Earth Oils Pty Ltd. As a result, the plant and equipment were understated, and the related party transactions were not properly disclosed. To correct this item, the fixed assets and related party payables were recorded, and the relevant depreciation expense was recognized.
●	The Company did not properly record prepayment of stock which resulted in an overstatement in equity and related party loan payables. To correct this error, both of accounts were reduced accordingly.
●	The Company did not properly record revenue during the cut-off period at the financial year end. As a result, the revenue relating to the prior year was recorded in the current year. To correct this cut-off issue, the revenue was reduced and retained earnings of prior years were increased.
●	The Company did not recognize sufficient bad debt provision of the account receivables relating to ROBE tolling revenue. Based on the deed of debt settlement with ROBE, account receivables were overstated since no bad debt provision was made. To correct this issue, the account receivables were written off accordingly.
●	The Company did not properly record the stock balance of Meal resulting in the Company mistakenly accounting for the ROBE consignment stock as its own stock. As a result, the Cost of Goods Sold was understated. To correct the issue, the Cost of Goods Sold was increased and the inventory balance was decreased.
●	The Company did not recognize the lease assets and liabilities for solar PV systems, biofuel gensets and site plant of fuller driver land lease. To correct this error, the right-of-use asset (“ROU”) and lease liability accounts were recognized. The relevant depreciation of ROU and interest accrual of lease liability were recorded and reclassification from the administration expenses previously disclosed.

Based on an analysis of the factors, the Company determined that the errors discussed above were material to the Company’s previously issued financial statements for the year ended June 30, 2023, and these financial statements need to be restated. The Company’s prior period financial statements should no longer be relied upon.

The impact of the restatements on the line items within the previously reported consolidated Audited consolidated Statement of Financial Position at June 30, 2023 and 2022, included in the Company’s Form F-1 filed with the SEC on April 29, 2024 (the “Original Report”) are reported below.

Statement of Financial Position as of June 30, 2023	As Previously Reported	Adjustment	As Restated
Trade and other receivables	$4,579,879	$(142,626)	$4,437,253
Prepayment of seed purchase	$3,951,896	$(279,199)	$3,672,697
Tax assets	$224,215	$29,545	$253,760
Inventories	$1,143,033	$(122,564)	$1,020,469
Total current assets	$10,319,851	$(514,844)	$9,805,007
Property, plant and equipment	$10,261,910	$280,682	$10,542,592
Right-of-use asset	$-	$1,040,472	$1,040,472
Total non-current assets	$12,934,382	$1,321,154	$14,255,536
Total assets	$23,254,233	$806,310	$24,060,543
Trade and other payables	$6,473,495	$239,273	$6,712,768
Lease liability, current	$-	$82,386	$82,386
Related party loans	$4,585,751	$(1,397,745)	$3,188,006
Total current liabilities (1)	$10,211,821	$271,954	$10,483,775
Lease liability, non-current	$-	$971,752	$971,752
Related party loans	$2,982,499	$(108,570)	$2,873,929
Total non-current liabilities	$5,061,069	$863,182	$5,924,251
Total liabilities	$15,272,890	$1,135,136	$16,408,026
Retained earnings	$4,051,390	$(339,057)	$3,712,333
Total equity attributable to equity holders of the Company	$6,633,877	$(339,057)	$6,294,820
Non-controlling interest	$1,347,466	$10,231	$1,357,697

(1)	Includes the correction of a footing error of $1,348,040

F-9

Statement of Financial Position as of June 30, 2022	As Previously Reported	Adjustment	As Restated
Accounts receivable	$3,717,696	$(77,938)	$3,639,758
Other assets	$1,373,489	$(294,733)	$1,078,756
Retained earnings attributable to members of the parent entity	$2,541,200	$(372,671)	$2,168,529

The impact of the restatements on the line items within the previously reported Audited Consolidated Statement of Profit or Loss and Other Comprehensive Income for the year ended June 30, 2023 and 2022, previously filed in the Original Report is as follows:

Statement of Profit or Loss and Other Comprehensive Income (Loss) for the year ended June 30, 2023	As Previously Reported	Adjustment	As Restated
Cost of goods sold (2)	$20,498,069	$3,564,534	$24,062,603
Gross profit	$8,551,276	$(3,564,534)	$4,986,742
General and administrative expenses (3)	$3,331,864	$(864,432)	$2,467,432
Finance expenses	$552,076	$60,659	$612,735
Occupancy costs (1)	$40,890	$(40,890)	$-
Employee benefits expense (1)	$2,302,641	$(2,302,641)	$-
Depreciation (1)	$461,074	$(461,074)	$-
Profit before income tax	$1,911,004	$43,844	$1,954,848
Profit from continuing operations	$1,801,126	$43,844	$1,844,970
Profit attributable to:
Members of the parent entity	$1,399,080	$33,613	$1,432,693
Non-controlling interest	$402,046	$10,231	$412,277

(1)	Certain prior year amounts have been reclassified to conform to the presentation in the current period. These reclassifications had no effect on the reported results of operations.
(2)	Includes $436,629 of depreciation, $40,890 of occupancy costs, and $2,154,793 of employee benefits expense reclassified to conform to the presentation in the current period.
(3)	Includes $24,445 of depreciation and $147,848 of employee benefits expense reclassified to conform to the presentation in the current period.

Statement of Profit or Loss and Other Comprehensive Income (Loss) for the year ended June 30, 2022	As Previously Reported	Adjustment	As Restated
Cost of goods sold	$18,797,541	$294,733	$19,092,274
Administrative expenses	$1,139,999	$77,938	$1,217,937

The impact of the restatements on the line items within the previously reported Audited Consolidated Statements of Changes in Equity for the year ended June 30, 2023, previously filed in the Original Report is as follows:

Statement of Changes in Equity for the year ended June 30, 2023	As Previously Reported	Adjustment	As Restated
Retained earnings, balance at 1 July 2022	$2,652,310	$(372,670)	$2,279,640
Profit attributable to members of the parent entity, retained earnings	$1,399,080	$33,613	$1,432,693
Retained earnings, balance at 30 June 2023	$4,051,390	$(339,057)	$3,712,333
Non-controlling interests	$402,046	$10,231	$412,277
Non-controlling interests, balance at 30 June 2023	$1,347,466	$10,231	$1,357,697
Total equity, balance at 1 July 2022	$6,180,217	$372,670	$6,552,887
Profit attributable to members of the parent entity, total equity	$1,801,126	$43,844	$1,844,970
Total equity, balance at 30 June 2023	$7,981,343	$(328,826)	$7,652,517

3 Summary of Material Accounting Policies

(a) Basis of consolidation

Australian Oilseeds Holdings Ltd. is a Cayman Islands exempted company (the “Company,” “we,” “us” or “Australian Oilseeds”) formed on December 29, 2022. The Company’s subsidiaries include Australian Oilseeds Investments Pty Ltd., an Australian proprietary company; Good Earth Oils Pty Ltd. an Australian proprietary company; Cowcumbla Investments Pty Ltd., an Australian proprietary company, which is 82.7% owned by the Company and which wholly owns Cootamundra Oilseeds Pty Ltd., which is incorporated in Australia; and EDOC Acquisition Corp., a Cayman Islands exempted company.

The Company’s financial statements comprise the financial statements of the Company and its subsidiaries as of June 30, each year. Subsidiaries are consolidated from the date of their acquisition, being the date on which the Company obtains control, and continue to be consolidated until the date that control ceases. The financial statements of subsidiaries are prepared for the same reporting year as the parent Company, using consistent accounting policies. Intra-company balances and transactions, including unrealized profits arising from intra-company transactions, have been eliminated. Unrealized losses are eliminated unless the transaction provides evidence of an impairment of the asset transferred. Non-controlling interests represent the equity in subsidiaries that is not attributable, directly or indirectly, to the Parent shareholders.

Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Company controls an investee if and only if the Company has:

➢	Power over the investee (i.e., existing rights that give it the current ability to direct the relevant activities of the investee),

➢	Exposure, or rights, to variable returns from its involvement with the investee, and

➢	The ability to use its power over the investee to affect its returns.

Generally, there is a presumption that a majority of voting rights results in control. To support this presumption and when the Company has less than a majority of the voting or similar rights of an investee, the Company considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

➢	The contractual arrangement with the other vote holders of the investee

➢	Rights arising from other contractual arrangements

➢	The Company’s voting rights and potential voting rights

The Company re-assesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Assets, liabilities, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of profit or loss and other comprehensive income from the date the Company gains control until the date the Company ceases to control the subsidiary.

A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction.

F-10

If the Company loses control over a subsidiary, it derecognizes the related assets (including goodwill), liabilities, non-controlling interests and other components of equity, while any resultant gain or loss is recognized in profit or loss. Any investment retained is recognized at fair value.

Details of subsidiaries as of June 30, 2024 and 2023 were as follows:

Subsidiaries	% of legal ownership 2024	% of legal ownership 2023	Country of Incorporation	Principal business activities
Australian Oilseeds Pty Ltd.	100%	100%	Australia	Investment
Cootamundra Oilseeds Pty Ltd.	82.7%	82.7%	Australia	Oilseeds crushing business
Cowcumbla Investments Pty Ltd.	82.7%	82.7%	Australia	Investment
Good Earth Oils Pty Ltd.	100%	50%	Australia	Marketing and Distribution
EDOC Acquisition Limited	100%	0%	Cayman Islands	SPAC

The carrying amount of the Company’s investment in the subsidiary and the equity of the subsidiary is eliminated on consolidation.

(b) Going Concern

The Company incurred a loss after income tax of AUD$21,230,681 for fiscal year 2024 and for fiscal year 2023 incurred profit of AUD$1,844,970. The Company was in a net current liability position of AUD$6,965,530 as at 30 June 2024 and a net current liability position of AUD$678,768 as at 30 June 2023. Net cash outflows from operating activities were AUD$2,184,930 for fiscal year 2024 and net cash inflows from operating activities were AUD$689,796 for fiscal year 2023.

As at 30 June 2024 and 2023, the consolidated entity had cash in hand and at bank of AUD$514,140 and AUD$121,273, respectively.

The financial statements have been prepared on a going concern basis, which contemplates continuity of normal activities and realization of assets and settlement of liabilities in the normal course of business.

The Company conducted a reverse acquisition of EDOC where the Company became a public company by merging with a SPAC (the “deSPAC”) on 21 March 2024, the consolidated entity assumed AUD$5,248,824 of previously unpaid transaction costs charged by service providers of EDOC, AUD$1,216,928 promissory notes to American Physicians LLC and an AUD$1,533,742 convertible note to PIPE Investor ARENA as of 30 June 2024.

In addition to the above unpaid costs incurred by EDOC, the Company incurred additional professional costs of AUD$1,031,301 in relation to the NASDAQ listing activities this current year, with the majority of the balances remaining unpaid as of 30 June 2024.

Therefore, the Company’s ability to continue its business activities as a going concern is dependent upon the Company deriving sufficient cash from the business operation and being able to draw down additional long-term debt from the senior debt provider, Commonwealth Bank of Australia, who has provided a total facility loan of AUD$14,000,000 with unused facilities as at 30 June 2024 of AUD$8,000,000 which is repayable on demand.  In addition, the Company also has the ability to draw down an additional US$6 million of redeemable debentures from the existing PIPE investors or executing a US$50 million equity line of credit (ELOC) once the Company lodges the registration statement of the ELOC.

Accordingly, the directors have prepared the financial statements on a going concern basis. As discussed in Note 1 to the consolidated financial statements, the Company has incurred operating loss and negative cash flows from operating activities in fiscal year 2024. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(c) Revenue and other income

Revenue from contracts with customers

The core principle of IFRS 15 is that revenue is recognised on a basis that reflects the transfer of promised goods or services to customers at an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. Revenue is recognised by applying a five-step model as follows:

1.	Identify the contract with the customer

2.	Identify the performance obligations

3.	Determine the transaction price

4.	Allocate the transaction price to the performance obligations

5.	Recognise revenue as and when control of the performance obligations is transferred

Generally, revenue is recognized at a point in time where the ownership, benefits and risks of goods are transferred to the customers.

None of the revenue streams of the Company have any significant financing terms as there are less than 12 months between receipt of funds and satisfaction of performance obligations.

Variable consideration within the transaction price, if any, reflects concessions provided to the customer such as discounts, rebates and refunds, any potential bonuses receivable from the customer and any other contingent events. Such estimates are determined using either the ‘expected value’ or ‘most likely amount’ method. The measurement of variable consideration is subject to a constraining principle whereby revenue will only be recognised to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognised will not occur. The measurement constraint continues until the uncertainty associated with the variable consideration is subsequently resolved. Amounts received that are subject to the constraining principle are recognised as a refund liability.

There is no multiple performance obligations in a contract and the sales is recognized at the point in time of delivery goods to customers.

Specific revenue streams

The revenue recognition policies for the principal revenue streams of the Company include the following items.

Retail revenue

Revenue from sales made to retail customers who are the supermarket chain is recognized when control of the goods has transferred, being the point in time when 1) the goods have been shipped to and accepted by the retail customers (i.e., the supermarket distribution center or their local warehouses) and 2) the retail customer has full discretion over the subsequent distribution of the goods and the price at which the goods are sold. Based on the terms of the contract, at the time the goods are delivered to the retail customers, they will check the specification and quality of the products before they accept the products and therefore assume any related inventory risk (e.g., obsolescence or other loss).

On delivery of the goods to the retail customers and accepted by them, the Company recognizes a receivable as this represents the point in time at which the Company’s right to consideration becomes unconditional, as only the passage of time is required before payment is due.

F-11

Wholesale revenue

Revenue from sales made to wholesale customers is recognised when control of the goods has transferred, being the point in time when 1) the goods have been shipped to the wholesaler and 2) the wholesaler has full discretion over the subsequent distribution of the goods and the price at which the goods are sold. Based on the terms of the contract, at the time the goods are shipped, the wholesaler is deemed to have accepted the products and therefore assumes any related inventory risk (e.g., obsolescence or other loss).

On delivery of the goods to the wholesaler (i.e., when they are shipped), the Company recognises a receivable as this represents the point in time at which the Company’s right to consideration becomes unconditional, as only the passage of time is required before payment is due.

With regard to related party sales, revenue is not recognized by the Company, as seller, when purchased by Energreen. The Company’s accounting policy with regards to these resales by Energreen is to only recognize the sales when Energreen Nutrition contracts to sell the product to a third party. With regard to related party sales, Energreen acts as the sales agent and the transaction is back-to-back nature which the Company only recognized the sales when Energreen Nutrition resells the product to a third party.

(d) Income Tax

The tax expense recognised in the consolidated statement of profit or loss and other comprehensive income (loss) comprises current income tax expense plus deferred tax expense.

Current tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (loss) for the year and is measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates and laws that have been enacted or substantively enacted by the end of the reporting period. Current tax liabilities (assets) are measured at the amounts expected to be paid to (recovered from) the relevant taxation authority.

(e) Borrowing costs

Borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset are capitalised as part of the cost of that asset.

All other borrowing costs are recognised as an expense in the period in which they are incurred.

(f) Inventories

Inventories are measured at the lower of cost and net realisable value. The cost of inventory is determined using the weighted average costs basis and is net of any rebates and discounts received. Net realisable value is estimated using the most reliable evidence available at the reporting date and inventory is written down through an obsolescence provision if necessary.

(g) Property, plant and equipment

Each class of property, plant and equipment is carried at cost or fair value less, where applicable, any accumulated depreciation and impairment.

Land and buildings

Land and buildings are measured using the cost model.

Plant and equipment

Plant and equipment are measured using the cost model.

Depreciation

Property, plant and equipment, excluding freehold land, is depreciated on a diminishing value method over the assets’ useful life to the Company, commencing when the asset is ready for use.

The depreciation rates used for each class of depreciable assets are shown below:

Depreciation
Fixed asset class	rate
Buildings	3%
Plant and Equipment	3% to 33%
Motor Vehicles	17% to 25%
Office Equipment	3% to 50%

F-12

At the end of each annual reporting period, the depreciation method, useful life and residual value of each asset is reviewed. Any revisions are accounted for prospectively as a change in estimate.

(h) Financial instruments

Financial instruments are recognised initially on the date that the Company becomes party to the contractual provisions of the instrument.

On initial recognition, all financial instruments are measured at fair value plus transaction costs (except for instruments measured at fair value through profit or loss where transaction costs are expensed as incurred).

Financial assets

All recognised financial assets are subsequently measured in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Classification

On initial recognition, the Company classifies its financial assets into the following categories, those measured at:

●	amortised cost

●	fair value through profit or loss — FVTPL

●	fair value through other comprehensive income — equity instrument (FVOCI — equity)

●	fair value through other comprehensive income — debt investments (FVOCI — debt)

Financial assets are not reclassified subsequent to their initial recognition unless the Company changes its business model for managing financial assets.

Amortised cost

Assets measured at amortised cost are financial assets where:

●	the business model is to hold assets to collect contractual cash flows; and

●	the contractual terms give rise on specified dates to cash flows are solely payments of principal and interest on the principal amount outstanding.

The Company’s financial assets measured at amortised cost comprise trade and other receivables and cash and cash equivalents in the consolidated statement of financial position.

Subsequent to initial recognition, these assets are carried at amortised cost using the effective interest rate method less provision for impairment.

Interest income, foreign exchange gains or losses and impairment are recognised in profit or loss. Gain or loss on derecognition is recognised in profit or loss.

Financial assets through profit or loss

All financial assets not classified as measured at amortised cost or fair value through other comprehensive income as described above are measured at FVTPL.

Net gains or losses, including any interest or dividend income, are recognised in profit or loss.

F-13

Concentration of Key Customers

A substantial portion of the Company’s products are sold to its top five customers. For the year ended June 30, 2024 and 2023, 64.8% and 59.4%, respectively, of total sales by the Company were to its top five customers. The Company’s top three customers accounted for 49.4% and 46.0% of total sales for the year ended June 30, 2024 and 2023, respectively. The Company’s top five customers (and top three) for the year end June 30, 2024 and 2023, along with the total sales from each customer, are summarized in the following tables:

	Total Sales for	Outstanding Balance of Trade
	the Year Ended	Receivables as at
	30 June 2024	30 June 2024
Customer	AUD$	AUD$
Daabon Organic Australia Pty Ltd.	6,026,698	1,703,927
Costco Wholesale Australia	5,857,260	1,229,271
Energreen Nutrition Australia Pty Ltd.	4,838,204	-
Hygain NSW (Proprietary) Ltd.	3,306,466	250,845
100% Bottling Company Pty Ltd.	1,911,641	-

Customer	Total Sales for the Year Ended 30 June 2023 AUD$	Outstanding Balance of Trade Receivables as at 30 June 2023 AUD$
100% Bottling Company Pty Ltd.	5,484,307	1,446,763
Hygain NSW (Proprietary) Ltd.	4,504,121	453,344
Good Earth Oils Pty Ltd.	3,380,714	1,226,945
Pryde’s EasiFeed Pty Ltd.	2,179,696	155,412
Energreen Nutrition Australia Pty Ltd.	1,693,451	-

If the sales performance of any of the Company’s key customers declines or if they terminate their cooperation with us or start to cooperate with any of the Company’s competitors, or if there is any modification as to the sales and purchase terms entered into with any of our key customers, our business, financial condition and revenue would be seriously impacted.

Impairment of financial assets

Impairment of financial assets is recognised on an expected credit loss (ECL) basis for the following assets:

●	financial assets measured at amortised cost; and

●	debt investments measured at FVOCI.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECL, the Company considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis based on the Company’s historical experience and informed credit assessment and including forward-looking information.

The Company uses the presumption that an asset which is more than 30 days past due has seen a significant increase in credit risk.

The Company uses the presumption that a financial asset is in default when:

●	the other party is unlikely to pay its credit obligations to the Company in full, without recourse to the Company to actions such as realising security (if any is held); or

●	the financial assets is more than 90 days past due.

Credit losses are measured as the present value of the difference between the cash flows due to the Company in accordance with the contract and the cash flows expected to be received. This is applied using a probability weighted approach.

Trade receivables and contract assets

Impairment of trade receivables and contract assets have been determined using the simplified approach in IFRS 9 which uses an estimation of lifetime expected credit losses. The Company has determined the probability of non-payment of the receivable and contract assets and multiplied this by the amount of the expected loss arising from default.

F-14

The amount of the impairment is recorded in a separate allowance account with the loss being recognised in finance expense. Once the receivable is determined to be uncollectable then the gross carrying amount is written off against the associated allowance.

Where the Company renegotiates the terms of trade receivables due from certain customers, the new expected cash flows are discounted at the original effective interest rate and any resulting difference to the carrying value is recognised in profit or loss.

Other financial assets measured at amortised cost

Impairment of other financial assets measured at amortised cost are determined using the expected credit loss model in IFRS 9. On initial recognition of the asset, an estimate of the expected credit losses for the next 12 months is recognised. Where the asset has experienced significant increase in credit risk then the lifetime losses are estimated and recognised.

Financial liabilities

The Company measures all financial liabilities initially at fair value less transaction costs, subsequently financial liabilities are measured at amortised cost using the effective interest rate method.

The financial liabilities of the Company comprise trade payables, bank and other loans and lease liabilities.

(i) Impairment of non-financial assets

At the end of each reporting period the Company determines whether there is evidence of an impairment indicator for non-financial assets.

Where an indicator exists and regardless of goodwill, indefinite life intangible assets and intangible assets not yet available for use, the recoverable amount of the asset is estimated.

Where assets do not operate independently of other assets, the recoverable amount of the relevant cash-generating unit (CGU) is estimated.

The recoverable amount of an asset or CGU is the higher of the fair value, less costs of disposal and the value in use. Value in use is the present value of the future cash flows expected to be derived from an asset or cash-generating unit.

Where the recoverable amount is less than the carrying amount, an impairment loss is recognised in profit or loss.

Reversal indicators are considered in subsequent periods for all assets which have suffered an impairment loss, except for goodwill.

(j) Intangible assets

Goodwill

Goodwill is carried at cost less accumulated impairment losses.

The value of goodwill recognised on the acquisition of each subsidiary in which the Company holds less than 100% interest will depend on the method adopted in measuring the aforementioned non-controlling interest. The Company can elect to measure the non-controlling interest in the acquiree either at fair value (full goodwill method’) or at the non-controlling interest’s proportionate share of the subsidiary’s identifiable net assets (proportionate interest method’). The Company determines which method to adopt for each acquisition.

Under the ‘full goodwill method’, the fair values of the non-controlling interests are determined using valuation techniques which make the maximum use of market information where available.

Goodwill on acquisitions of subsidiaries is included in intangible assets. Goodwill on acquisition of associates is included in investments in associates.

F-15

Goodwill is not amortised but is tested for impairment annually at the end of financial year and is allocated to the Company’s cash generating units or groups of cash generating units, which represent the lowest level at which goodwill is monitored but where such a level is not larger than an operating segment. Gains and losses on the disposal of an entity include the carrying amount of goodwill related to the entity sold.

(k) Cash and cash equivalents

Cash and cash equivalents comprise cash on hand, demand deposits and short-term investments which are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.

(l) Employee benefits

Provision is made for the Company’s liability for employee benefits arising from services rendered by employees to the end of the reporting period. Employee benefits that are expected to be wholly settled within one year have been measured at the amounts expected to be paid when the liability is settled. Employee benefits expected to be settled more than one year after the end of the reporting period have been measured at the present value of the estimated future cash outflows to be made for those benefits. In determining the liability, consideration is given to employee wage increases and the probability that the employee may satisfy vesting requirements. Cashflows are discounted using market yields on high quality corporate bond rates incorporating bonds rated AAA or AA by credit agencies, with terms to maturity that match the expected timing of cashflows. Changes in the measurement of the liability are recognised in profit or loss.

(m) Provisions

Provisions are recognised when the Company has a legal or constructive obligation, as a result of past events, for which it is probable that an outflow of economic benefits will result, and that outflow can be reliably measured.

Provisions are measured at the present value of management’s best estimate of the outflow required to settle the obligation at the end of the reporting period. The discount rate used is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the unwinding of the discount is taken to finance costs in the consolidated statement of profit or loss and other comprehensive income.

(n) Convertible Promissory Note

Convertible notes are presented as a financial liability in the consolidated statement of financial position. On issuance of the convertible notes, the liability is measured at fair value, and subsequently carried at amortised cost (net of transaction costs) until it is extinguished on conversion or redemption. Convertible notes are classified as current liabilities based on the expected conversion date in accordance with the convertible note’s agreements.

(o) Derivative warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued share purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to IAS 32 and IFRS 9. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company accounts for its 479,000 Private Warrants and 450,000 Representative’s Warrants issued in connection with its Initial Public Offering as derivative warrant liabilities in accordance with IAS 32 and IFRS 9. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of profit or loss. The fair value of warrants issued by the Company in connection with the Public Offering and Private Placement has been estimated using Monte-Carlo simulations at each measurement date.

F-16

The Company accounts for its 458,720 Warrants issued in connection with the issuance of the convertible debenture as derivative warrant liabilities in accordance with IAS 32 IFRS 9. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of profit or loss.

(p) Embedded Derivatives

A derivative embedded in a hybrid contract is separated from the host and accounted for as a separate derivative if, the economic characteristics and risks are not closely related to the host, a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative, and the hybrid contract is not measured at fair value through profit or loss. Embedded derivatives are measured at fair value with changes in fair value recognised in profit or loss. Reassessment only occurs if there is either a change in the terms of the contract that significantly modifies the cash flows that would otherwise be required or a reclassification of a financial asset out of the fair value through profit or loss category.

(q) Segment Reporting

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company has determined that it operates as one operating segment.

(r) New and amended standards and interpretations

i)	New standards, amendments to published approved accounting and reporting standards and interpretations which are effective during the year

The Company has applied the following standards and amendments for the first time for its annual reporting for the period commencing 1 July 2023:

●	Definition of Accounting Estimates - amendments to IAS 8

●	International Tax Reform - Pillar Two Model Rules - amendments to IAS

●	Deferred Tax related to Assets and Liabilities arising from a Single Transaction - amendments to IAS 12

●	Disclosure of Accounting Policies - Amendments to IAS 1 and IFRS Practice Statement 2

The amendments listed above did not have any impact on the amounts recognised in prior periods and are not expected to significantly affect the current or future periods.

ii)	Standards, amendments to published standards and interpretations that are not yet effective and have not been early adopted by the Company

●	Amendments to IFRS 10 and IAS 28 - Sale or Contribution of Assets between an Investor and its Associate or Joint Venture

●	Amendments to IAS 1 - Classification of Liabilities as Current or Non-current

●	Amendments to IAS 7 and IFRS 7 - Supplier Finance Arrangements

●	Amendments to IFRS 16 - Lease Liability in a Sale and Leaseback

●	Amendments to IFRS 18 – Presentation and Disclosure in Financial Statements

The amendments listed above have been published but are not mandatory for 30 June 2024 reporting periods and have not been early adopted by the Company. These amendments are not expected to have a material impact on the entity in the current or future reporting periods and on foreseeable future transactions.

4 Critical Accounting Estimates and Judgments

The directors make estimates and judgements during the preparation of these consolidated financial statements regarding assumptions about current and future events affecting transactions and balances. These estimates and judgements are based on the best information available at the time of preparing the financial statements, however as additional information is known then the actual results may differ from the estimates. The significant estimates and judgements made have been described below.

Key estimates — provisions

As described in the accounting policies, provisions are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period. These estimates are made taking into account a range of possible outcomes and will vary as further information is obtained.

Key estimates — expected credit losses

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Company is exposed to credit risk from its operating activities (primarily trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments. In assessing the expected credit losses, the Company takes in account recent sales experience and historical collection rates.

Key estimates — inventory

Each item on inventory is reviewed on an annual basis to determine whether it is being carried at higher than its net realisable value. During the year, management conducts routine evaluations of its inventories to ensure that the carrying value of inventories does not exceed net realizable value (“NRV”). NRV is based on the estimated selling price of inventories less, estimated costs of completion. If the carrying value of inventories exceeds NRV, the surplus is recognized within Cost of sales, writing down the value of inventories to establish a new cost basis. Management conducts routine analyses to determine if estimates (e.g., estimated selling prices and estimated costs) used in the NRV calculation require changes and if additional impairment adjustments to inventories are required.

Key estimates - impairment of non-financial assets

The Company assesses impairment of all assets (including intangible assets) at each reporting date by evaluating conditions specific to the Company and to the particular asset that may lead to impairment. These include product, technology, economic and political environments and future product expectations. If an impairment trigger exists the recoverable amount of the asset is determined. Given the current uncertain economic environment management considered that the indicators of impairment were significant enough and as such these assets have been tested for impairment in this financial period. Refer to Note 3(h) for details regarding the method and assumptions used.

Key estimates - fair value of derivative financial instruments

The fair values of derivative financial instruments that are not quoted in active markets are determined by using valuation techniques. Valuation techniques used include discounted cash flows analysis and models with built-in functions available in externally acquired financial analysis or risk management systems widely used by the industry such as option pricing models. To the extent practical, the models use observable data. In addition, valuation adjustments may be adopted if factors such as credit risk are not considered in the valuation models. Management judgement and estimates are required for the selection of appropriate valuation parameters, assumptions and modelling techniques.

F-17

5 Cash and Cash Equivalents

	2024	2023
	AUD$	AUD$
Cash at bank and in hand	514,140	121,273
Total cash and cash equivalents	514,140	121,273

6 Trade and Other Receivables

	2024	2023
	AUD$	AUD$
		Restated
CURRENT
Related party receivable	-	1,226,945
Trade receivables, net (1)	4,470,101	3,210,308
Total current trade and other receivables	4,470,101	4,437,253

(1)	Trade receivables are presented net of an allowance of AUD$138,000 and AUD$380,604 at June 30, 2024 and 2023, respectively.

The carrying value of trade receivables is considered a reasonable approximation of fair value due to the short-term nature of the balances.

The maximum exposure to credit risk at the reporting date is the fair value of each class of receivable in the financial statements.

Expected credit loss for the years ended June 30, 2024 and 2023 was AUD$138,000 and AUD$380,604, respectively.

The table below presents the expected credit losses on trade receivables for the year ended June 30, 2024:

	Current sales	[30] days	[60] days	[90] days	Total
Balance as at reporting date	$1,937,078	$704,576	$1,047,911	$918,534	$4,608,099
Expected loss rate	0.75%	2.27%	4.86%	6.16%
ECL allowance	$14,520	$15,995	$50,935	$56,550	$138,000

7 Inventories

Write downs of inventories to net realisable value during the year were $ NIL (2023: $ NIL).

	2024	2023
	AUD$	AUD$
		Restated
CURRENT
Raw materials and consumables	5,678,351	961,223
Finished Goods	466,787	8440
Consumables	57,022	50,806
Total inventories	6,202,160	1,020,469

8 Property, plant and equipment

	2024	2023
	AUD$	AUD$
		Restated
LAND AND BUILDINGS
Freehold land
At cost	312,377	312,377
Total Land	312,377	312,377
Buildings
At cost	5,490,655	5,490,655
Accumulated depreciation	(1,155,138)	(1,017,872)
Total buildings	4,335,517	4,472,783
Total land and buildings	4,647,894	4,785,160
PLANT AND EQUIPMENT
Plant and equipment
At cost	13,118,595	8,731,976
Accumulated depreciation	(3,200,732)	(2,988,963)
Total plant and equipment	9,917,863	5,743,013
Motor vehicles
At cost	84,136	45,845
Accumulated depreciation	(45,354)	(45,845)
Total motor vehicles	38,782	-
Office equipment
At cost	58,890	52,211
Accumulated depreciation	(45,916)	(37,792)
Total office equipment	12,974	14,419
Total plant and equipment	9,969,619	5,757,432
Total property, plant and equipment	14,617,513	10,542,592

F-18

(a)	Movements in carrying amounts of property, plant and equipment

Movement in the carrying amounts for each class of property, plant and equipment between the beginning and the end of the current financial year:

	Land	Buildings	Plant and Equipment	Motor Vehicles	Office Equipment	Total
	AUD$	AUD$	AUD$	AUD$	AUD$	AUD$
Year ended 30 June 2024
Balance at the beginning of the year	312,377	4,472,783	5,743,013	-	14,419	10,542,592
Additions	-	-	4,432,465	38,291	6,679	4,477,435
Reclassification	-	-	(8,094)	9,840	(1,746)	-
Depreciation expense	-	(137,266)	(249,521)	(9,349)	(6,378)	(402,514)
Balance at the end of the year	312,377	4,335,517	9,917,863	38,782	12,974	14,617,513

			Plant and	Motor	Office
	Land	Buildings	Equipment	Vehicles	Equipment	Total
	AUD$	AUD$	AUD$	AUD$	AUD$	AUD$
Year ended 30 June 2023
Balance at the beginning of the year, (Restated)	312,377	4,843,125	2,719,144	8,431	19,371	7,902,448
Additions	-	-	3,109,422	-	6,569	3,115,991
Reclassification	-	(233,076)	228,086	5,359	(369)	-
Depreciation expense	-	(137,266)	(313,639)	(13,790)	(11,152)	(475,847)
Balance at the end of the year	312,377	4,472,783	5,743,013	-	14,419	10,542,592

9 Intangible Assets

	2024	2023
	AUD$	AUD$
Goodwill (Cost model)	2,582,495	2,582,495
Total Intangible assets	2,582,495	2,582,495

F-19

10 Other non-financial assets

	2024	2023
	AUD$	AUD$
		Restated
CURRENT
Prepayments of seed assets	-	3,672,697

Tax prepayment	-	253,760
Other current assets	201,830	299,555
Total non-financial assets	201,830	553,315

	2024	2023
	AUD$	AUD$
NON-CURRENT
Prepayment of equipment	429,841	-

Prepayment of seed purchase is the upfront payment for purchasing canola seed for the next six months, it accounts for 6,000 tonnage of canola seed held by the third-party suppliers and will be transferred to the Company in a less than six month period.

11 Trade and Other Payables

	2024	2023
	AUD$	AUD$
		Restated
CURRENT
Related parties - payable	589,166	4,936,423
Trade payables	9,866,518	1,776,345
Total trade and other payables	10,455,684	6,712,768

Trade and other payables are unsecured, non-interest bearing and are normally settled within 30 days. The carrying value of trade and other payables is considered a reasonable approximation of fair value due to the short-term nature of the balances. The increase in trade payables from yearend 2024 over 2023 is attributable to the post-closing of the business combination through which the Company inherited approximately $5.9 million in accounts payable to various service providers including investor banker, legal counsels, auditor and accounting advisor.

12 Borrowings

Secured bank loan

The Company obtained an AUD$14 million bank facility to fund the expansion of the Cootamundra facility. The Company has deployed the AUD$14 million bank facility as follows: (i) AUD$4 million was allocated for equipment finance, (ii) AUD$8 million for working capital to purchase canola seed with max trade advance tenor of 120 days with BBSY plus 1.5% margin rate per annum, and (iii) AUD$2 million for interest only loan over three years with interest rate of variable base rate minus a margin of 3.48% per annum for business growth and working capital related to the crushing plant’s expansion.

On February 14, 2024, the Company issued a note for an equipment loan to the Commonwealth Bank of Australia in an aggregate principal amount of AUD$4,000,000 (the “Secured Bank Loan”). The note has a term of 60 months and a variable interest rate of 7.95%. The Secured Bank loan is payable in twenty (20) quarterly payments of AUD$244,643, commencing on May 19, 2024. Commonwealth Bank of Australia, as senior lender, has a total of $2 million secured by first mortgages over the Company’s freehold land and buildings. The financial assets pledged as collateral represent a floating charge and cannot be disposed of without the consent of the financier.

Convertible Note

In connection with the closing of the Business Combination, the Company closed the private placement, pursuant to the private offering rules under the Securities Act of 1933, as amended (the “Securities Act”), of the Arena Warrants and Debentures pursuant to the Securities Purchase Agreement dated August 23, 2023 between the Company, AOI, EDOC, certain AOI subsidiaries and Arena Investors, LP (the “PIPE Investors”) and executed the Arena Transaction Documents including the 10% Original Issue Discount Secured Convertible Debenture, the Arena Warrant, the Registration Rights Agreement and related documents.

On February 29, 2024, the Company entered into Amendment No.3 to the Securities Purchase Agreement for the purchase and sale of Debentures and Warrants as described below

On the First Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a 10% original issue discount secured convertible debenture issued by the Company in the amount of the First Closing Principal Amount of USD $2,222,222 (the “First Closing Debenture”). The First Closing Debenture shall mature on the date that is eighteen (18) months from the First Closing Date. At the first Closing, in consideration for the issuance by the Company to the Purchaser of the First Closing Debenture, the Purchaser shall pay to the Company an amount equal to the sum of (A) USD$2,000,000 minus (B) the First Closing Reserve Amount (such amount, the “First Closing Subscription Amount”) (i.e., USD $1,000,000), minus applicable legal fees and expenses of the Purchaser to be reimbursed to the Purchaser. The Purchaser shall hold the First Closing Reserve Amount (i.e., USD$1,000,000) in reserve at the first Closing and, from time to time during the period beginning from the first Closing until the earlier to occur of (A) the maturity date of the First Closing Debenture and (B) the payment by the Purchaser to the Company of First Closing Reserve Advances in the aggregate amount of the First Closing Reserve Amount, upon the conversion by the Purchaser of portions of the outstanding principal amount of the First Closing Debenture in the amounts set forth in the schedule below, the Purchaser shall, within five (5) Business Days following the date the Underlying Shares resulting from the applicable conversion are delivered to the Purchaser in accordance with the terms of the First Closing Debenture, release and pay to the Company a portion of the First Closing Reserve Amount in the amount of USD$200,000 (each, a “First Closing Reserve Advance”, and collectively, the “First Closing Reserve Advances”):

(A) an initial First Closing Reserve Advance shall be released upon the conversion of USD$622,222 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is USD$1,600,000);

(B) a further First Closing Reserve Advance shall be released upon the conversion of USD$400,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is USD$1,200,000);

(C) a further First Closing Reserve Advance shall be released upon the conversion of USD$400,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is USD$800,000);

(D) a further First Closing Reserve Advance shall be released upon the conversion of USD$400,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is USD$400,000); and

(E) a further First Closing Reserve Advance shall be released upon the conversion of USD$400,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is USD$0).

The obligation of the Purchaser to make First Closing Reserve Advances to the Company (a) shall expire at the maturity date of the First Closing Debenture regardless of whether the Purchaser has made First Closing Reserve Advances in the aggregate amount of the First Closing Reserve Amount to the Company as of such date; provided further, for the avoidance of doubt and notwithstanding anything to the contrary set forth herein, the original principal amount of the First Closing Debenture shall be the First Closing Principal Amount (i.e., USD$2,222,222), however, if the aggregate amount of First Closing Reserve Advances made by the Purchaser to the Company on or prior to the maturity date of the First Closing Debenture is less than the First Closing Reserve Amount, then, effective as of the maturity date of the First Closing Debenture, the original principal amount of the First Closing Debenture shall be reduced by an amount equal to the sum of (A) USD$1,000,0000 minus (B) the aggregate amount of First Closing Reserve Advances made by the Purchaser to the Company on or prior to the maturity date of the First Closing Debenture.

On the Second Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a 10% original issue discount secured convertible debenture issued by the Company in the amount of the Second Closing Principal Amount of USD$2,777,777 (the “Second Closing Debenture”), and on the Third Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a 10% original issue discount secured convertible debenture issued by the Company in the amount of the Third Closing Principal Amount of USD$2,777,777 (the “Third Closing Debenture”, and together with the First Closing Debenture and the Second Closing Debenture, each as the same may be amended, amended and restated or otherwise modified from time to time, a “Debenture”, and collectively, the “Debentures”). The Second Closing Debenture and the Third Closing Debenture shall mature on the date that is eighteen (18) months from the First Closing Date.”

F-20

Sponsor Escrow Amount

As an additional condition precedent to the Purchaser’s obligation to consummate the first Closing, on or prior to the First Closing Date, the Company shall cause the Sponsor to fund USD$1,000,000 in immediately available funds (the “Sponsor Escrow Amount”) into an escrow account designated by the Purchaser subject to an escrow agreement in form and substance satisfactory to the Purchaser by and among the Purchaser, the Sponsor and the Sponsor Escrow Agent (the “Sponsor Escrow Agreement”), which Sponsor Escrow Agreement shall provide, among other things, that (i) the Sponsor Escrow Agent may not disburse any portion of the Sponsor Escrow Amount from the escrow account unless directed to do so by written notice from the Purchaser to the Sponsor Escrow Agent, (ii) upon the occurrence of an Event of Default (as defined in the First Closing Debenture), the Purchaser may send notice to the Sponsor Escrow Agent to disburse 100% of the funds then held in the escrow account to the Purchaser, and upon receipt of such notice the Sponsor Escrow Agent shall disburse 100% of the funds then held in the escrow account to the Purchaser for the account of the Purchaser, to be applied towards the obligations of the Company then owing to the Purchaser under the Transaction Documents; and (iii) from time to time during the period beginning from the first Closing until the earlier to occur of an (A) Event of Default (as defined in the First Closing Debenture), (B) the satisfaction of all of the Company’s obligations under the First Closing Debenture on or before the maturity date of the First Closing Debenture, and (C) the date 100% of the Sponsor Escrow Amount has been disbursed from the escrow account, upon the conversion by the Purchaser of portions of the outstanding principal amount of the First Closing Debenture in the amounts set forth in the schedule below, the Purchaser shall, within five (5) Business Days following the date the Underlying Shares resulting from the applicable conversion are delivered to the Purchaser in accordance with the terms of the First Closing Debenture, send written notice to the Sponsor Escrow Agent to disburse to the Sponsor a portion of the Sponsor Escrow Amount in the amount of USD$200,000 (each a “Sponsor Disbursement” and collectively, the “Sponsor Disbursements”):

(A) an initial Sponsor Disbursement shall be released upon the conversion of USD$1,422,222 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is USD$800,000);

(B) a further Sponsor Disbursement shall be released upon the conversion of USD$200,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is USD$600,000);

(C) a further Sponsor Disbursement shall be released upon the conversion of USD$200,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is USD$400,000);

(D) a further Sponsor Disbursement shall be released upon the conversion of USD$200,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is USD$200,000); and

(E) a further Sponsor Disbursement shall be released upon the conversion of USD$200,000 of the outstanding principal amount of the First Closing Debenture (such that following such conversion, the outstanding principal amount of the First Closing Debenture is USD$0).”

Warrants

As additional consideration for the Purchaser’s purchase of Debentures, the Company shall issue to the Purchaser, simultaneously with the issuance of each Debenture purchased by the Purchaser from the Company on the applicable Closing Date, a warrant to purchase the Company’s Ordinary Shares (each, as the same may be amended, amended and restated or otherwise modified from time to time, a “Warrant”, and collectively, the “Warrants”). Each such Warrant shall, among other things, (i) provide for the purchase by the Purchaser of a number of Ordinary Shares (the “Warrant Shares”) equal to 25% of the total principal amount of the related Debenture purchased by the Purchaser on the applicable Closing Date hereunder divided by 92.5% of the average of the three (3) lowest daily VWAP of the Ordinary Shares for the ten (10) consecutive Trading Day period ended on the last Trading Day immediately preceding such Closing Date, subject to adjustment upon the occurrence of certain events as set forth in such Warrant and be exercisable at the Exercise Price. (Note 14)

Closings

There may be up to three (3) Closings until such time as the earlier to occur of (1) subscriptions for the sale of the Debentures hereunder in an aggregate principal amount equal to the Aggregate Subscription Amount are funded by the Purchaser and (2) the termination of the Agreement.

Penny Warrants

The Company agrees that in the event that (i) the Company fails to transfer all of Energreen’s equity interests in CQ Oilseeds to the Company such that CQ Oilseeds becomes a wholly-owned subsidiary of the Company on or prior to the development and construction of CQ Oilseeds Facility (the “Facility”) so that the Facility may be occupied and utilized for its intended use and the first 100 pounds of oil seeds are processed by the Facility (the “Substantial Completion Date”), (ii) the Company fails to achieve the transfer of the Australian Crushing Plant Lease from Energreen to CQ Oilseeds on or prior to the Substantial Completion Date, (iii) CQ Oilseeds fails to grant to the Purchaser a first priority security interest in all of its assets, free and clear of all other liens and encumbrances other than the first priority security interest of the Purchaser pursuant to Australian Oilseeds General Security Deed and the Australian Leasehold Mortgage on or prior to the Substantial Completion Date, and/or (iv) any of CQ Oilseeds, Energreen, or the Company fails to comply with, or breaches any of the covenants in any Transaction Document, then (i) the Company shall issue to the Purchaser a warrant to purchase ten million (10,000,000) Ordinary Shares (the “Penny Warrants”) at an exercise price of USD$0.01 per Ordinary Share. (Note 14)

The following table summarizes outstanding borrowings as of June 30, 2024 and 2023:

	2024			2023
	AUD$			AUD$
	Current	Non-Current	Total	Current	Non-Current	Total

Secured bank loans (1)	$978,574	$5,051,910	$6,030,484	$396,881	$2,078,570	$2,475,451

Convertible note, net of debt discount	$1,181,953	$-	$1,181,953	$-	$-	$-
Total	$2,160,527	$5,051,910	$7,212,437	$396,881	$2,078,570	$2,475,451

(1)	Includes $3,878,833 outstanding on the equipment finance secured bank loan and $2,151,651 outstanding on the interest only secured bank loan as of June 30, 2024. There was no balance outstanding on the working capital secured bank loan as of June 30, 2024 and 2023.

The following table summarizes the outstanding Convertible Note as of June 30, 2024 and 2023:

	June 30, 2024	June 30, 2023
	AUD$	AUD$
Principal value of Convertible Note	$1,874,574	$-
Debt discount(1), net of amortization	(692,621)	-
Convertible Note	$1,181,953	$-

(1)	The debt discount includes the following and is being amortized over 18 months:

AUD$
10% OID	$340,832
Fair value of Ordinary share Warrants	117,193
Fair value of Penny Warrants	218,107
Equity component	140,495
Total debt discount	$816,627
Less: amortization	(124,006)
Debt discount at June 30, 2024	$692,621

The future payments of the equipment finance secured bank loan as of June 30, 2024 were as follows:

Calendar year	AUD$
Remainder of 2024	$489,287
2025	978,573
2026	978,573
2027	978,573
2028	978,573
2029	244,643
Total payments outstanding	4,648,222
Less: accrued interest	(769,389)
Total equipment finance secured loan outstanding	3,878,833

F-21

13 Issued Capital

Following the Business Combination, the Company has authorized 555,000,000 shares including 500,000,000 Class A Ordinary Shares, 50,000,000 Class B Ordinary Shares, and 5,000,000 Preference Shares, each of par value $0.0001 per share. In addition, the Company has three classes of warrants (i.e., Public Warrants, Private Warrants and PIPE Warrants) issued and outstanding.

	30 June 2024		30 June 2023
	Number	Share	Number	Share
	of shares	capital	of shares	capital
Issuance of shares to AOI shareholders	18,646,643	2,860	18,646,643	2,860
Issuance of shares to SPAC shareholders	124,768	19	-	-
Issuance of shares to SPAC Founders	2,666,900	409	-	-
Conversion of convertible notes	150,000	23	-	-
Issuance of shares in exchange for advisory services	694,391	107
Conversion of rights	941,400	144	-	-
	23,224,102	3,562	18,646,643	2,860

Share premium:

	30 June 2024	30 June 2023
	Share Premium	Share Premium
Issuance of shares to AOI shareholders	2,579,627	2,579,627
Issuance of shares to SPAC shareholders	3,024,191	-
Issuance of shares to SPAC Founders	(5,791,835)	-
Conversion of convertible notes	2,300,590	-
Issuance of shares in exchange for advisory services	(107)	-
Conversion of rights	(144)	-
Issuance of convertible note – equity component	140,495	-
Recapitalization costs	16,126,854	-
	18,379,671	2,579,627
Less:
Costs attributable to the issuance of shares in connection with the business combination	(1,315,013)	-
	17,064,658	2,579,627

F-22

14 Warrants

The Company accounts for the Public warrants, the Private Placement warrants, the Representative warrants, the Penny warrants, and the Arena Ordinary share warrants in accordance with the guidance contained in IAS 32 and IFRS 9 under which the Public warrants meet the criteria for equity treatment and are recorded as equity due to the settlement provision in the warrant agreement. In accordance with IAS 32 and IFRS 9, the Private Placement warrants, Representative warrants, the Penny warrants and Arena Ordinary share warrants (collectively the “Warrants”) are initially required to be classified as liability instruments in its entirety; therefore, the Warrants are required to be measured at fair value at each reporting period with changes in fair value recorded within earnings.

The following table presents the warrants outstanding and exercisable on June 30, 2024:

Public warrants	9,000,000
Private Placement warrants	479,000
Representative warrants	450,000
Arena Ordinary share warrants	458,720
Total warrants	10,387,720

As of June 30, 2023, the Company did not have any warrants issued.

Public, Private, and Representative Warrants

As part of EDOC’s IPO, EDOC issued warrants to third-party investors where each whole warrant entitles the holder to purchase one share of the Company’s ordinary shares at an exercise price of USD$11.50 per share (the “Public Warrants”). Simultaneously with the closing of the IPO, EDOC completed the private sale of warrants where each warrant allows the holder to purchase one share of the Company’s ordinary shares at USD$11.50 per share. Additionally, the Company issued to the underwriters a warrant (“Representative’s Warrant) to purchase up to 450,000 Class A ordinary shares stock at an exercise price of USD$11.50 per share.

These warrants expire on the fifth anniversary of the Business Combination or earlier upon redemption or liquidation and are exercisable commencing 30 days after the Business Combination, provided that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder.

The Company may call the warrants for redemption (excluding the private warrants, and any outstanding Representative’s Warrants, and any warrants underlying units issued to the Sponsor, initial shareholders, officers, directors or their affiliates in payment of Working Capital Loans made to the Company), in whole and not in part, at a price of USD$0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period ending on the third trading business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of the Class A ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day until the date of redemption.

F-23

Arena Ordinary Share Warrants

In connection with the closing of the Business Combination, the Company closed the private placement, pursuant to the private offering rules under the Securities Act of 1933, as amended (the “Securities Act”), of the Arena Warrants and Debentures pursuant to the Securities Purchase Agreement dated August 23, 2023 between the Company, AOI, EDOC, certain AOI subsidiaries and Arena Investors, LP (the “PIPE Investors”) and executed the Arena Transaction Documents including the 10% Original Issue Discount Secured Convertible Debenture, the Arena Warrant, the Registration Rights Agreement and related documents. The Ordinary Shares pursuant to the Arena Warrants grant the PIPE Investors the right to purchase the number of Ordinary Shares underlying the Warrants equal to 25% of the total principal amount of the related Debenture purchased by the PIPE Investor on the applicable closing date divided by 92.5% of the average of the three (3) lowest daily VWAP of the Ordinary Shares for the ten (10) consecutive trading day period ended on the last trading day immediately preceding such closing date, subject to adjustment upon the occurrence of certain events as set forth in such Arena Warrant be exercisable at the exercise price set forth in the Arena Warrants, as may be adjusted pursuant to the terms of the Arena Warrants.

Penny Warrants

In connection with the Amendment No. 3 to the Securities Purchase Agreement the Company agrees that in the event that (w) the Company fails to achieve the transfer of all of Energreen’s equity interests in CQ Oilseeds to the Company such that CQ Oilseeds becomes a wholly-owned subsidiary of the Company on or prior to the Substantial Completion Date, (x) the Company fails to achieve the transfer of the Australian Crushing Plant Lease from Energreen to CQ Oilseeds on or prior to the Substantial Completion Date, (y) CQ Oilseeds fails to grant to the Purchaser a first priority security interest in all of its assets, free and clear of all other liens and encumbrances other than the first priority security interests of the Purchaser pursuant to the Australian CQ Oilseeds General Security Deed and the Australian Leasehold Mortgage on or prior to the Substantial Completion Date, on or prior to the Substantial Completion Date, and/or (z) any of CQ Oilseeds, Energreen, the Company or the Company fails to comply with, or breaches any of the covenants in any Transaction Document, then (i) the Company shall issue to the Purchaser a warrant to purchase ten million (10,000,000) Ordinary Shares at an exercise price of USD$0.01 per Ordinary Share (as the same may be amended, amended and restated or otherwise modified from time to time, a “Penny Warrant”) and (ii) the Company shall enter into a Registration Rights Agreement with the Purchaser providing registration rights with respect to the Underlying Shares issuable under the Penny Warrant with terms substantially similar to the terms provided in the First Registration Rights Agreement. The Penny Warrant shall, among other things, (i) provide for the purchase by the Purchaser of ten million (10,000,000) Ordinary Shares (the “Penny Warrant Shares”), subject to adjustment upon the occurrence of certain events as set forth in such Penny Warrant; (ii) be exercisable at a price of USD$0.01 per Ordinary Share; and (iii) be substantially in the form of Exhibit C attached hereto. The Company and AOI agree that, from time to time, upon written notice from the Purchaser, the Company shall provide and cause their Subsidiaries to provide the Purchaser with any information and documentation related to the progress of the construction of the CQ Oilseeds Facility as the Purchaser may request in its discretion.

15 Lease liabilities and right-of-use assets

The Company’s leases include rental of a solar power system and plant space.

Lease liabilities are secured by the related leased assets.

Solar power system lease

The solar power system lease has a term commencing on October 31, 2015 through December 31, 2023.

Land lease

The Company leases land in Cootamundra, Australia, where the oilseed processing plant and ancillary buildings accommodating the equipment and facilities are located. The Cootamundra land lease has a term commencing on January 1, 2023 through December 31, 2025.

Balances of the right-of use assets and lease liabilities are set forth on the accompanying statement of financial position.

The following table shows the remaining contractual maturities of the Company’s lease liabilities and the right-of-use assets as of June 30, 2024 and 2023:

Right-of-use assets	2024	2023
		Restated
At cost	$1,347,718	$1,347,718
Less accumulated amortisation	(403,298)	(307,245)
Total	$944,420	$1,040,472

	2024	2023
		Restated
Lease liabilities
Within 1 year (Current)	$89,109	$82,386
After 1 year but within 2 years	80,750	92,405
After 2 years but within 5 years	224,930	227,744
After 5 years	573,667	651,603
Non-current	879,347	971,752
Total	$968,456	$1,054,138

16 Revenue

The Company derives its revenue principally from wholesale and retail sales of chemical free, non-GMO, sustainable edible oils and products derived from oilseeds. The Company derives revenue from the transfer of goods at a point in time. The table below shows the Company’s revenue disaggregated by product type.

	Year Ended June 30,
	2024	2023
		Restated
Wholesale oils	$11,481,072	$20,451,942
Hype protein meals	9,175,505	5,577,709
Toll crushing service	222,095	2,156,827
Seeds	-	664,000
Other sales	291,351	198,867
Retail oils	12,557,199	-
Total revenues	$33,727,222	$29,049,345

17 Cost of Sales

	Year Ended June 30,
	2024	2023
		Restated
Cost of finished goods	$5,273,627	$-
Cost of material	17,432,898	18,710,436
Direct labor	1,917,665	2,154,793
Freight and storage	2,112,109	1,615,464
Depreciation	481,093	547,454
Occupancy costs	341,790	415,436
Repairs and maintenance	251,600	619,020
Total cost of sales	$27,810,782	$24,062,603

18 General and administrative expenses

	Year Ended June 30,
	2024	2023
		Restated
Professional fees	$973,482	$1,094,500
Employee costs	428,715	179,301
Insurance	492,676	152,911
Other expenses	546,879	265,908
Management fee	312,000	252,000
Expected credit losses	264,798	380,604
Travel expenses	112,291	39,290
Depreciation	17,473	24,444
Technology costs	17,187	42,784
Occupancy costs	43,990	12,298
Security	9,266	18,280
Utilities	6,086	5,112
Total general and administrative expenses	$3,224,843	$2,467,432

19 Selling and marketing expenses

	Year Ended June 30,
	2024	2023

Professional fees	$327,309	$-
Advertising and marketing expenses	85,227	-
Total selling and marketing expenses	$412,536	$-

F-24

20 Other Income

	Year Ended June 30,
	2024	2023

Gain on forgiveness of payables (1)	$670,782	$-
Other income	37,129	48,273
Total other income	$707,911	$48,273

(1)	Includes forgiveness of legal fees of AUD$383,425 (Note 31), printer fees of $AUD126,482, and consultant fees of AUD$160,875.

21 Key management personnel compensation

Key management personnel remuneration included within employee expenses for the year is shown below:

	2024	2023
	AUD$	AUD$
Short-term employee benefits	236,154	134,407
Post-employment benefits	27,158	13,441
	263,312	147,848

22 Interests in Associates

Set out below are the associates and joint ventures of the Company as of 30 June 2024 and 2023 which, in the opinion of the directors, are material to the Company. The entities listed below have share capital consisting solely of ordinary shares, which are held directly by the Company. The country of incorporation or registration is also their principal place of business, and the proportion of ownership interest is the same as the proportion of voting rights held.

	Principal place of	Percentage	Percentage
	business/Country of	Owned (%) *	Owned (%) *
	Incorporation	2024	2023
Name of entity:
Good Earth Oils Pty Ltd	Australia	100	50

*	The percentage of ownership interest held is equivalent to the percentage voting rights for all subsidiaries

Good Earth Oils Pty Ltd.,

Good Earth Oils Pty Ltd is a sales and marketing company who promote editable oils to Australian local market through local supermarket retail chains. Its product range branding canola oils and vegetable oils under its unique branding “Cold Pressed No GMO” mostly sourced from the company group. The Company was acquired in July 2023.

23 Finance Expenses

	2024	2023
	AUD$	AUD$
Amortization of debt discount	124,006	-
Interest expense	711,807	612,735
Total finance expenses	835,813	612,735

24 Income Tax Expense

	2024	2023
	AUD$	AUD$
Current taxes	347,691	109,878
Deferred tax expense (benefit)	(34,270)	-
Income tax expense	313,421	109,878

(a)	Reconciliation of income tax to accounting profit:

	2024	2023
	AUD$	AUD$
(Loss)/Net Profit before Tax	(20,917,260)	1,954,848
Tax	25%	25%
	(5,229,315)	488,712
Less:
Tax offset of Research & Development incentive	-	115,960
Tax adjustment of transaction cost to be amortized over the time	(5,584,202)	-
Recoupment of prior year tax losses not previously brought to account	41,466	262,874
Income tax expense	313,421	109,878

F-25

25 Earnings per share

(a)	Basic earnings per share

	2024	2023
	AUD$	AUD$
Total basic (loss) earnings per share attributable to the ordinary equity holders of the company	(1.07)	0.10

(b)	Diluted earnings per share

	2024	2023
	AUD$	AUD$
Total diluted (loss) earnings per share attributable to the ordinary equity holders of the company	(1.07)	0.10

(c)	Weighted average number of shares used as the denominator

	2024	2023
Weighted average number of ordinary shares used as the denominator in calculating basic earnings per share	19,900,741	18,646,643
Adjustments for calculation of diluted earnings per share:	-	-
Amounts uncalled on partly paid shares and calls in arrears	-	-
Options	-	-
Deferred shares	-	-
Convertible notes	-	-
Weighted average number of ordinary shares and potential ordinary shares used as the denominator in calculating diluted earnings per share	19,900,741	18,646,643

26 Cash Flow Information

(a)	Reconciliation of cash

Cash at the end of the financial year as shown in the consolidated statement of cash flows is reconciled to items in the consolidated statement of financial position as follows:

	2024	2023
	AUD$	AUD$
Cash and cash equivalents	514,140	121,273

(b)	Reconciliation of result for the year to cashflows from operating activities

Reconciliation of net income to net cash provided by operating activities:

Reconciliation of net income to net cash provided by operating activities:

(Loss) Profit for the year	(21,230,681)	1,844,970
Non-cash flows in profit:
– gain on forgiveness of payables	(670,782)
– depreciation	498,566	571,899
– Recapitalization expense	16,301,915	-
– change in fair value of warrants	(141,874)	-
Changes in assets and liabilities:
– (increase)/decrease in trade and other receivables	(32,848)	(884,401)
– (increase)/decrease in prepayment of seed purchase	3,672,697	(2,593,941)
– (increase)/decrease in other assets	351,485	(1,174,503)
– (increase)/decrease in inventories	(5,181,691)	112,917
– increase/(decrease) in trade and other payables (1)	3,742,915	2,778,396
– increase/(decrease) in provisions	505,368	34,459
Cash flows from operations	(2,184,930)	689,796

(1)	Included in this balance is a noncash amount related to recapitalization costs of $5,163,951

Non-cash investing and financing activities were as follows:

	2024	2023
Acquisition of ROU assets and lease liabilities	-	275,953
Purchases of property, plant and equipment in trade payables	877,967	64,011
Accrued expenses and warrant liabilities assumed upon closing of the merger with EDOC	5,938,467	-
Promissory note – related party assumed upon closing of the merger with EDOC	1,216,928	-

F-26

27 Related Parties

(a) The Company’s main related parties are as follows:

Key management personnel — refer to Note 19.

Associates — refer to Note 20.

Other related parties include close family members of key management personnel and entities that are controlled or significantly influenced by those key management personnel or their close family members and American Physicians, LLC, shareholders from the Sponsor of EDOC.

(b) Transactions with related parties

The following transactions occurred with related parties:

For the years ending June 30, 2024 and 2023 a related party loan is owed to JSKS Enterprises Pty Ltd., which is the trustee of Gary Seaton Family Trust, and interest rate charge is 6% per annum. to be repaid within 12 months after the year end, and the remaining principal shall be repaid more than 12 months after the year end.

For the years ended June 30, 2024 and 2023 a related party loan is owed to Energreen Nutrition Australia Pty Ltd., which is controlled by Gary Seaton, and interest rate charge is 6% per annum and expected to be repaid in full within 12 months after the year end.

For the years ended June 30, 2024 and 2023, the remaining related party loan relates to an interest free loan owed to CQ Oilseeds Pty Ltd.

	Purchases of Seed for the Year Ended 30 June 2024	Sales of Meals for the Year Ended 30 June 2024	Management Fee for the Year Ended 30 June 2024
	AUD$	AUD$	AUD$
Related parties
Energreen Nutrition Australia Pty Ltd.	12,651,382	4,838,204	312,000
Soon Soon Oilmills Sdn Bhd. *	-	2,234	-
Sunmania Pty Ltd.	104,000	-	-

*	Gary Seaton has a 20% share of Soon Soon Oilmills Sdn Bhd.

	Purchases of Seed for the Year Ended 30 June 2023	Sales of Oil and Meals for the Year Ended 30 June 2023	Management Fee for the Year Ended 30 June 2023
	AUD$	AUD$
Related parties
Energreen Nutrition Australia Pty Ltd.	13,942,332	1,693,451	312,000
Good Earths Oils	-	3,390,714	-
Sunmania Pty Ltd.	104,000	-	-

(a) Loans to/from related parties

The current loans are payable on demand and the non-current loans have a maturity date which is more than 12 months from the date of 30 June 2024.

	Balance
	as of 30 June 2024
	Current	Non-current		Total
	AUD$	AUD$		AUD$
Due to related parties
Energreen Nutrition Australia Pty Ltd. loan	3,863,250	-		3,863,250
JSKS Enterprises Pty Ltd. Loan	100,925	4,431,136	(1)	4,532,061
CQ Oilseeds Pty Ltd. loan		59,371		59,371
Sunmania Pty Ltd loan	152,000	40,000		192,000
Less: Origin Food loan receivable	(4,514)	-		(4,514)
Total due to related parties	4,111,661	4,530,507		8,642,168

American Physicians LLC promissory note (2)	968,216	273,676		1,241,892

Energreen Nutrition Australia Pty Ltd. accounts payable	589,166	-		589,166

(1)	Includes $1,164,860 of accrued interest.

(2)	Includes $24,964 of accrued interest.

	Balance
	as of 30 June 2023
	Current	Non-current		Total principal
	AUD$	AUD$		AUD$
Due to related parties
Energreen Nutrition Australia Pty Ltd. loan	1,948,630	-		1,948,630
Good Earth Oils Pty Ltd. loan	200,000	-		200,000
JSKS Enterprises Pty Ltd. Loan	980,005	2,853,929	(1)	3,833,934
CQ Oilseeds Pty Ltd. loan	59,371	-		59,371
Sunmania Pty Ltd loan	-	20,000		20,000
Total due to related parties	3,188,006	2,873,929		6,061,935

Good Earth Oils Pty Ltd. accounts payable	525,000	-		525,000
Energreen Nutrition Australia Pty Ltd. accounts payable	4,411,423	-		4,411,423
Due from related parties
Good Earth Oils Pty Ltd. accounts receivable	1,226,945	-		1,226,945

(1)	Includes $1,004,319 of accrued interest.

Interest paid to Energreen Nutrition Australia Pty Ltd. was AUD$26,822 and AUD$82,916 for June 30, 2024 and 2023, respectively.

Promissory Notes

On March 21, 2024, the Company issued two promissory notes in the principal amounts of USD$450,000 (the “First Promissory Note”) and USD$500,000 (the “Second Promissory Note”) to American Physicians, LLC.

The First Promissory Note accrues interest on the principal outstanding from time to time at a rate per annum equal to term SOFR for the interest period commencing on March 21, 2024. Interest shall be calculated on the basis on a 360-day year and actual days elapsed. The First Promissory Note principal and accrued interest are due and payable as follows:

(i) USD$112,500 plus any accrued but unpaid interest shall be paid on September 21, 2024;

(ii) USD$112,500 plus any accrued but unpaid interest shall be paid on December 21, 2024;

(iii) USD $112,500 plus any accrued but unpaid interest shall be paid on March 21, 2025;

(iv) USD$112,500 plus any accrued but unpaid interest shall be paid on June 21, 2025.

As of June 30, 2024, there was AUD$690,184 (USD$450,000) outstanding under the First Promissory Note. As of June 30, 2023, there was nothing outstanding under the First Promissory Note.

The Second Promissory Note accrues interest on the principal outstanding from time to time at a rate per annum equal to term SOFR for the interest period commencing on March 21, 2024. Interest shall be calculated on the basis on a 360-day year and actual days elapsed. The Second Promissory Note principal and accrued interest are due and payable as follows:

(i) USD$165,000 plus any accrued but unpaid interest shall be paid on June 21, 2025;

(ii) USD$165,000 plus any accrued but unpaid interest shall be paid on September 21, 2025;

(iii) Remaining balance plus any accrued but unpaid interest shall be paid on December 21, 2025.

As of June 30, 2024, there was AUD$526,744 (USD$343,437) outstanding under the Second Promissory Note. As of June 30, 2023, there was nothing outstanding under the Second Promissory Note.

Accrued interest on the First Promissory Note and the Second Promissory Note was AUD$24,964 as of June 30, 2024.

(d) Superannuation contributions

	2024	2023
	AUD$	AUD$
Contributions to superannuation funds on behalf of employees	189,411	184,877

28 Fair value measurement

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs.

In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurement are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1: quoted market price (unadjusted) in an active market for identical assets or liabilities that the entity can access at the measurement date.
●	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability; either directly or indirectly.
●	Level 3: inputs that are unobservable inputs for the asset or liability.

The carrying amounts of the financial assets and financial liabilities approximate their fair values.

The fair values of cash and cash equivalents, prepaid assets, accounts payable and accrued expenses are estimated to approximate the carrying values as of June 30, 2024 and June 30 2023, due to the short maturities of such instruments.

F-27

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis on June 30, 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		June 30,	June 30,
Description:	Level	2024	2023
		AUD	AUD
Liabilities:
Warrant liability—Private and Representative Warrants	3	12,676	-
Warrant liability – Penny Warrants	3	146,730	-
Warrant liability – Arena Ordinary Share Warrants	3	79,207	-
Total		238,613	-

The Private Warrants, Representative’s Warrants, Penny Warrants, and Arena Ordinary Share Warrants are accounted for as liabilities and are measured at fair value as of each reporting period. Changes in the fair value of the Warrants are recorded in the statements of operations for each period.

The Private Warrants, Representative Warrants, Penny Warrants, and Arena Ordinary Share Warrants were valued using a Montel Carlo simulation model, which is considered to be a Level 3 fair value measurement. Inherent in an options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

There were no transfers between Levels 1, 2 or 3 during the period ended June 30, 2024.

The following table provides quantitative information regarding Level 3 fair value measurements for Private Warrants as of June 30, 2024. The Representative Warrants were valued using similar information, except for the strike price which is USD$12.

June 30,
2024
$USD
Exercise price	$11.50
Share price	$0.97
Volatility	54.9%
Expected life	4.73
Risk-free rate	4.33%
Dividend yield	-%

The following table provides quantitative information regarding Level 3 fair value measurements for the Penny Warrants and the Arena Ordinary Share Warrants as of June 30, 2024.

	June 30,	Initial value April 8,
	2024	2024
	$USD	$USD
Exercise price	92.5% of average lowest daily VWAP during the 10 preceding trading days	92.5% of average lowest daily VWAP during the 10 preceding trading days
Share price	$0.97	$1.43
Volatility	54.9%	51.9%
Expected life	4.83	5.0
Risk-free rate	4.33%	4.43%
Dividend yield	-%	-%

The following table presents a summary of the changes in the fair value of the Private Warrants Penny Warrants, and Arena Warrants, Level 3 liabilities, measured on a recurring basis.

	Private Placement	Representative	Arena Ordinary Share	Penny	Total Warrant Liabilities
	$AUD	$AUD	$AUD		$AUD
Fair value as of June 30, 2023	$-	$-	$-	$-	$-
Initial measurement at Business Combination	44,339	847	117,193	218,108	380,487
Change in fair value	(31,684)	(826)	(37,986)	(71,378)	(141,874)
Fair value as of June 30, 2024	$12,655	$21	$79,207	$146,730	$238,613

F-28

29 Financial Risk Management Objectives and Policies

The Company’s principal financial liabilities comprise convertible notes, promissory notes and borrowings, related party loans, lease liabilities, and trade and other payables. The main purpose of these financial liabilities is to finance the Company’s operations. The Company’s principal financial assets include trade and other receivables and cash and cash equivalents that derive directly from its operations.

The main risks arising from the Company’s financial instruments are market risk, liquidity risk and credit risk. The Board of Directors reviews and agrees policies for managing each of these risks which are summarised below:

Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: interest rate risk, currency risk and other price risk, such as equity price risk and commodity risk. The sensitivity analyses in the following sections relate to the position as at June 30, 2024 and 2023.

Interest rate risk

The Company’s main interest rate risk arises from long-term borrowings with variable rates, which exposes the Company to cash flow interest rate risk. As of June 30, 2024 and 2023, the nominal amount of borrowings to credit institutions with floating interest rates are AUD$6,030,484 and AUD$3,584,887, respectively. Management closely monitors the effects of changes in the interest rates on the Company’s interest rate risk exposures, but the Company currently does not take any measures to hedge interest rate risks. Interest rate risk associated with these loans is limited given their short-term duration.

The table below shows the estimated effect on profit or loss and equity of a parallel shift of the interest rate curves up or down by one percent on loans without fixed interest rates. This analysis assumes that all other variables, in particular foreign currency rates, remain constant. The calculation considers the effect of financial instruments with variable interest rates. The analysis is performed on the same basis for 2024 and 2023.

Impact on loss before income taxes
	June 30, 2024	June 30, 2023
Interest rates - increase/decrease by 1%	+/-7,118	+/-5,521

Credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

The Company’s cash and cash equivalents are generally held with large financial institutions. Although the Company’s deposits may exceed federally insured limits, the financial institutions that the Company uses have high investment-grade credit ratings and, as a result, the Company believes that, as of June 30, 2024, its risk relating to deposits exceeding federally insured limits was not significant.

The Company has no significant off-balance sheet risk such as foreign exchange contracts, options contracts, or other hedging arrangements.

The Company believes its credit policies are prudent and reflect normal industry terms and business risk. The Company generally does not require collateral from its customers and generally requires payment from zero to 90 days from the invoice date with typical terms of 30 days. As of June 30, 2024, three customers accounted for 60.7% of the Company’s accounts receivable balance, and three customers accounted for more than 46% of the Company’s accounts receivable balance as of June 30, 2023.

Foreign currency risk

Although the Company is exposed to foreign currency risk from its international operations, the Company does not consider it to have a material impact. Certain transactions of the Company and its subsidiaries are denominated in currencies other than the functional currency. Foreign currency transactions totaled $28,097 for the year ended June 30, 2024, which is up from $0 for the year ended June 30, 2023, each of which were recorded within finance expense.

Liquidity risk

The Company limits its liquidity risk primarily from the funds generated from operations to settle supplier dues and provide the Company with sufficient funds to enable it to meet its financial obligations as they fall due.

The table below summarises the maturities of the Company’s undiscounted financial liabilities, based on contractual payment dates.

	On demand	Less than 3 months	3 months to 1 year	1 to 5 years	Total
	AUD$	AUD$	AUD$	AUD$	AUD$
June 30, 2024
Lease liabilities	-	31,962	95,885	1,107,924	1,235,771
Promissory notes	-	-	943,252	-	943,252
Secured borrowings	-	-	489,287	5,541,197	6,030,484
Income tax payable		128,927	184,036	-	312,963
Trade and other payables	-	5,171,490	1,533,687	3,161,341	9,866,518
Amount due to related parties	-	589,166	-	-	589,166
Total	-	5,921,545	3,246,147	9,810,462	18,978,154
June 30, 2023
Lease liabilities	-	31,962	95,885	1,235,771	1,363,618
Secured borrowings	-	396,881	-	2,078,569	2,475,450
Trade and other payables	-	1,776,345	-	-	1,776,345
Amount due to related parties	-	4,936,423	-	-	4,936,423
Total	-	7,141,611	95,885	3,314,340	10,551,836

30 Recapitalization Costs

The difference in the fair value of the shares issued by the Company, the accounting acquirer, and the fair value of the SPAC’s accounting acquiree’s identifiable net assets represent a service received by the accounting acquirer. This difference is considered as cost of listing (recapitalization) and recorded in the consolidated profit or loss and other comprehensive income.

The following table displays the calculation of the listing costs recognized for the year ended June 30, 2024:

	Number of
	shares/warrants	At Closing Date
		AUD$
Net deficit from SPAC transferred to the Company	-	7,048,439
Class A Ordinary Shares	1,066,168	-
Founder shareholders and other advisors	2,666,900	-
Total shares issued to SPAC	3,733,068	-
Diluted share price at Closing Date	4.32	-
Total value transferred to the SPAC	-	16,126,854
Recapitalization costs	-	23,210,293

F-29

31 Commitments and Contingencies

In the opinion of the Directors, the Company did not have any contingencies on 30 June 2024 (30 June 2023: nil).

Other Commitments

On March 21, 2024, the Company entered into a fee modification agreement (the “Agreement”) with I-Bankers Securities, Inc. (“IBS”) related to the fees owed to IBS at the closing of the Business Combination pursuant to the original retainer letter (the “Owed Amounts”), for which IBS provided financial representation to EDOC regarding the Business Combination. Pursuant to the Agreement, IBS agreed to accept a payment plan for the Owed Amounts as follows:

(a)	USD$1,550,000 of the Owed Amounts were paid to IBS at the closing of the Business Combination directly out of the Trust Account.
(b)	The remaining balance owed of USD$1,161,250 is to be paid after the closing of the Business Combination in up to three separate tranches (“Deferred Cash Payment Obligations”). The first payment is to be paid within three (3) business days of funding the second tranche of the Arena PIPE in an amount equal to at least 15% of that tranche, or USD$375,000. The second payment is to be paid within three (3) business days of funding of the third tranche of the Arena PIPE in an amount equal to at least 15% of that tranche, or USD$375,000. The balance is due at the Company’s discretion but at no time later than 16-months post Business Combination. The full amount of USD$1,161,250 shall be paid in full regardless of Arena PIPE funding and by no later than sixteen (16) months post-closing.
(c)	Deferred Cash Payment Obligations shall be accelerated in the event the Company issues debt, equity, or other equity-linked securities in one or more public or private offerings (“Capital Event”). Upon the occurrence of a Capital Event the Company shall pay from the Proceeds of the applicable capital sources within no more than three (3) business days following the consummation of such Capital Event of at least twenty percent (20%) of the Proceeds, up to the amount of any then-outstanding Deferred Cash Payment Obligations.

As of June 30, 2024, the Company has paid USD$1,550,000 of the Owed Amounts to IBS and AUD$1,781,058 is outstanding and recorded in trade and other payables in the accompanying statement of financial position.

In June 2024, the Company entered into a payment agreement with Ellenoff Grossman & Schole LLP (“EGS”) related to the fees owed to EGS at the closing of the Business Combination for which EGS provided legal representation to EDOC regarding the Business Combination. Pursuant to the agreement, the EGS agreed to reduce the amount owed by the Company by USD$250,000 to USD$2,100,000 to be paid in payments beginning in June 2024 and ending in December 2025. The Company agreed to pay monthly payments of USD$100,000 per month, with the exception of a payment of USD$200,000 in December 2024 and December 2025.

As of June 30, 2024, the Company has paid USD$100,000 to EGS and AUD$3,220,859 is outstanding and recorded in trade and other payable in the accompanying consolidated statement of financial position.

32 Net Tangible Assets

Net tangible assets per ordinary share have been determined using the net assets on the consolidated statement of financial position adjusted for non-controlling interests, intangible assets and goodwill.

33 Events Occurring After the Reporting Date

The consolidated financial report was authorised for issue by the board of directors.

No matters or circumstances have arisen since the end of the financial year which significantly affected or could significantly affect the operations of the Company, the results of those operations, or the state of affairs of the Company in future financial years.

34 Parent entity

The Company is controlled by the following entities:

	Principal place of	Percentage	Percentage
	business/Country of	Owned (%) *	Owned (%) *
	Incorporation	2024	2023
Parent entities:
JSKS (Trustee as Gary Seaton Family Trust) (ultimate parent entity and controlling party)	Australia	57	75

*	The percentage of ownership interest held is equivalent to the percentage voting rights for all subsidiaries.

The following information has been extracted from the books and records of the parent, Australian Oilseeds Holdings Ltd. and has been prepared in accordance with IFRS Accounting Standards.

The financial information for the parent entity, Australian Oilseeds Holdings Ltd. has been prepared on the same basis as the consolidated financial statements except as disclosed below.

Investments in subsidiaries, associates and joint ventures

Investments in subsidiaries, associates and joint venture entities are accounted for at cost in the consolidated financial statements of the parent entity. Dividends received from associates are recognised in the parent entity profit or loss, rather than being deducted from the carrying amount of these investments.

F-30

Current tax liabilities (assets) and deferred tax assets arising from unused tax losses and tax credits in the subsidiaries are utilised in subsidiaries individual level.

	2024	2023
	AUD$	AUD$
Statement of Financial Position
Assets
Current assets	2,391	39,717
Non-current assets	8,408,689	7,519,761
Total Assets	8,411,080	7,559,478
Liabilities
Current liabilities	4,825,608	2,864,785
Total Liabilities	4,825,608	2,864,785
Equity
Issued capital	2,582,487	2,582,487
Retained earnings	(2,255,944)	(741,723)
Total Equity	326,543	1,840,764
Statement of Profit or Loss and Other Comprehensive Income
Total loss for the year	(1,514,221)	(559,165)
Total comprehensive (loss) income	(1,514,221)	(559,165)

34 Statutory Information

The registered office and principal place of business of the company is:

Australian Oilseeds Investments Pty Ltd.

Unit 2, 100 Park Road

SLACKS CREEK QLD 4127

F-31

AUSTRALIAN OILSEEDS HOLDINGS LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AS AT 31 MARCH 2025 AND 30 JUNE 2024

	Note	31 March 2025	30 June 2024
		AUD$	AUD$
ASSETS
CURRENT ASSETS
Cash and cash equivalents		1,435,123	514,140
Trade and other receivables	3	5,743,369	4,470,101
Inventories	4	4,180,903	6,202,160
Other current assets	6	602,686	201,830
TOTAL CURRENT ASSETS		11,962,081	11,388,231
NON-CURRENT ASSETS
Property, plant and equipment	5	15,661,741	14,617,513
Right-of-use asset	11	872,378	944,420
Other assets	6	-	429,841
Deferred tax assets		34,270	34,270
Intangible assets		2,582,495	2,582,495
TOTAL NON-CURRENT ASSETS		19,150,884	18,608,539
TOTAL ASSETS		31,112,965	29,996,770
LIABILITIES
CURRENT LIABILITIES
Trade and other payables	7	9,025,055	10,455,684
Borrowings	8	978,574	978,574
Lease liability, current	11	89,109	89,109
Income Tax liabilities		-	128,927
Related party loans	21	8,404,186	4,111,661
Convertible note, net of discount	8	1,651,041	1,181,953
Warrant liabilities	10,22	247,732	238,613
Promissory note – related party, current	21	1,040,641	968,216
Employee benefits		148,054	201,024
TOTAL CURRENT LIABILITIES		21,584,392	18,353,761
NON-CURRENT LIABILITIES
Borrowings	8	4,473,489	5,051,910
Promissory note - related party, non-current	21	273,676	273,676
Lease liability, non-current	11	812,513	879,347
Related party loans	21	4,981,586	4,530,507
TOTAL NON-CURRENT LIABILITIES		10,541,264	10,735,440
TOTAL LIABILITIES		32,125,656	29,089,201
NET (LIABILITIES)/ASSET		(1,012,691)	907,569
EQUITY
Share capital		3,562	3,562
Share premium		17,064,658	17,064,658
Foreign currency translation reserve		(322,960)	-
Accumulated losses		(19,451,943)	(17,950,222)
Total deficit attributable to equity holders of the Company		(2,706,683)	(882,002)
Non-controlling interest		1,693,992	1,789,571
TOTAL (DEFICIT)/EQUITY		(1,012,691)	907,569

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-32

AUSTRALIAN OILSEEDS HOLDINGS LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF PROFIT OR (LOSS) AND OTHER COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS AND NINE MONTHS ENDED 31 MARCH 2025 AND 31 MARCH 2024

	Note	THREE MONTHS ENDED MAR 2025	THREE MONTHS ENDED MAR 2024	NINE MONTHS ENDED MAR 2025	NINE MONTHS ENDED MAR 2024
		AUD$	AUD$	AUD$	AUD$
Sales revenue	12	9,430,228	6,295,851	30,163,944	25,986,786
Cost of sales	13	(8,864,653)	(5,692,410)	(27,562,995)	(21,068,310)
Gross profit		565,575	603,441	2,600,949	4,918,476
General and administrative expenses	14	(628,578)	(421,954)	(2,600,422)	(1,921,093)
Selling and marketing expenses	15	(70,022)	(15,000)	(354,556)	(270,205)
Other income	16	22,724	36,958	86,253	79,785
Operating (loss)/profit		(110,301)	203,445	(267,776)	2,806,963
Finance expenses	18	(471,238)	(162,260)	(1,280,428)	(384,859)
(Loss) Profit before income tax		(581,539)	41,185	(1,548,204)	2,422,104
Income tax expense		(49,094)	-	(49,094)	-
(Loss) Profit for the period		(630,633)	41,185	(1,597,298)	2,422,104
Other comprehensive income for the period, net of tax		-	-	-	-
Total comprehensive (loss) income		(630,633)	41,185	(1,597,298)	2,422,104
(Loss) Profit attributable to:
Members of the parent entity		(559,758)	26,324	(1,501,719)	1,858,356
Non-controlling interest		(70,875)	14,861	(95,579)	563,748
Total (Loss) Income		(630,633)	41,185	(1,597,298)	2,422,104
Total comprehensive (loss) income attributable to:
Members of the parent entity		(559,758)	26,324	(1,501,719)	1,858,356
Non-controlling interest		(70,875)	14,861	(95,579)	563,748
Total		(630,633)	41,185	(1,597,298)	2,422,104
(Loss) Earnings per share attributable to the ordinary equity holders of the parent
Profit or loss
Basic (loss) earnings per share (cents)	19	(0.03)	0.00	(0.07)	0.13
Diluted (loss) earnings per share (cents)	19	(0.03)	0.00	(0.07)	0.13

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-33

AUSTRALIAN OILSEEDS HOLDINGS LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE THREE AND NINE MONTHS ENDED 31 MARCH 2025 AND 31 MARCH 2024

	Shares	Share	Accumulated	Non-controlling	Foreign currency translation
	Capital	Premium	Losses	Interests	reserve	Total
	AUD$	AUD$	AUD$	AUD$	AUD$	AUD$
Balance on 30 June 2024	3,562	17,064,658	(17,950,222)	1,789,571	-	907,569
Loss for the period attributable to members of the parent entity	-	-	(613,664)	(32,671)	-	(646,335)
Balance on 30 September 2024	3,562	17,064,658	(18,563,886)	1,756,900	-	261,234
Loss for the period attributable to members of the parent entity	-	-	(328,299)	7,967	-	(320,332)
Balance on 31 December 2024	3,562	17,064,658	(18,892,185)	1,764,867	-	(59,098)
Loss for the period attributable to members of the parent entity	-	-	(559,758)	(70,875)	-	(630,633)
Unrealised loss on translation					(322,960)	(322,960)
Balance on 31 March 2025	3,562	17,064,658	(19,451,943)	1,693,992	(322,960)	(1,012,691)

	Shares	Share	Retained	Non-controlling	Foreign currency translation
	Capital	Premium	Earnings	Interests	reserve	Total
	AUD$	AUD$	AUD$	AUD$	AUD$	AUD$
Balance on 30 June 2023, restated	2,860	2,579,627	3,712,333	1,357,697	-	7,652,517
Profit for the period attributable to members of the parent entity	-	-	1,096,364	314,167	-	1,410,531
Balance on 30 September 2023	2,860	2,579,627	4,808,697	1,671,864	-	9,063,048
Profit for the period attributable to members of the parent entity	-	-	735,668	234,720	-	970,388
Balance on 30 December 2023	2,860	2,579,627	5,544,365	1,906,584	-	10,033,436
Profit for the period attributable to members of the parent entity	-	-	26,324	14,861	-	41,185
Dividend paid to shareholders				(37,931)	-	(37,931)
Balance on 31 March 2024	2,860	2,579,627	5,570,689	1,883,514	-	10,036,690

The accompanying notes are an integral part of these consolidated financial statements.

F-34

AUSTRALIAN OILSEEDS HOLDINGS LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED 31 MARCH 2025 AND 31 MARCH 2024

	Note	2025	2024
		AUD$	AUD$

CASH FLOWS FROM OPERATING ACTIVITIES:
Receipts from customers		28,976,930	29,099,972
Payments to suppliers and employees		(29,894,989)	(27,011,986)
Tax Refund received/Income tax paid		(209,786)	(440,473)
Interest paid		(815,124)	(388,028)
Net cash (used in)/provided by operating activities	20	(1,942,969)	1,259,485
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment		(901,918)	(3,302,050)
Net cash (used in) investing activities		(901,918)	(3,302,050)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties’ loans		4,556,838	4,732,555
Proceeds from secured borrowings		1,971,103	3,978,651
Repayment of related parties’ loans		-	(3,787,538)
Repayment of secured borrowings		(2,712,831)	(1,992,041)
Repayment of lease liability		(49,240)	(34,207)
Dividends paid		-	(37,931)
Net cash provided by financing activities		3,765,870	2,859,489
Net increase in cash and cash equivalents held		920,983	816,926
Cash and cash equivalents at beginning of period		514,140	121,273
Cash and cash equivalents at the end of March period		1,435,123	938,198

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-35

AUSTRALIAN OILSEEDS HOLDINGS LTD.

Notes to Unaudited Condensed Consolidated Financial Statements

1. Establishment and Operations

Australian Oilseeds Holdings Limited (“Australian Oilseeds” or the “Company”) is a Cayman Islands exempted company that, directly and indirectly through its subsidiaries, is focused on the manufacture and sale of chemical free, non-GMO, sustainable edible oils and products derived from oilseeds. The Company believes that transitioning from a fossil fuel economy to a renewable and chemical free economy is the solution to many health problems the world is facing presently. To that end, the Company is committed to working with suppliers and customers to eliminate chemicals from the edible oil production and manufacturing systems to supply quality products such as non-GMO oilseeds and organic and non-organic food-grade oils to customers globally. Over the past 20 years, Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (“AOI”) has grown to be the largest cold pressing oil plant in Australia, pressing strictly GMO free conventional and organic oilseeds.

The main business activities include the mill of GMO free conventional and organic oilseeds to produce vegetable oils and related products to wholesale and retail market.

The material accounting policies adopted in the preparation of the consolidated financial statements are set out in Note 2. The policies have been consistently applied to all the years presented, unless otherwise stated.

The condensed consolidated financial statements are presented in AUD, which is also the Company’s functional currency.

Amounts are rounded to the nearest dollar, unless otherwise stated.

These financial statements have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (IASB) (collectively IFRS Accounting Standards).

The preparation of financial statements in compliance with adoption of IFRS Accounting Standards requires the use of certain critical accounting estimates. It also requires Company management to exercise judgment in applying the Company’s accounting policies. The areas where significant judgments and estimates have been made in preparing the financial statements and their effects are disclosed in note 2.

Reverse Recapitalization

Australian Oilseeds Holdings Ltd (“PubCo”) was incorporated in Cayman Islands business company with limited liability and was formed for the purpose of participating in the transactions contemplated hereby and becoming the publicly traded holding company for the surviving corporation.

EDOC Acquisition Corp (“EDOC” or “SPAC”) is a Cayman Islands exempted company formerly listed on the NASDAQ Stock Market under “ADOC”. EDOC has limited operations but is established as a public investment vehicle that has the express purpose of making an investment in an operating company.

On March 21, 2024 (the “Closing Date”), the Company consummated the previously announced Business Combination (defined below). The Business Combination was announced on December 7, 2022, where AOI, PubCo, and EDOC entered into a business combination agreement (“Business Combination Agreement”), pursuant to which, (a) EDOC merged with and into Merger Sub, with EDOC continuing as the surviving entity (the “Merger”), and with holders of EDOC securities receiving substantially identical securities of Pubco, and (b) immediately prior to the Merger, Pubco acquired all of the issued and outstanding ordinary shares of AOI (the “Purchased Shares”) from the Sellers in exchange for ordinary shares of Pubco, with AOI became a wholly-owned subsidiary of Pubco (the “Share Exchange”, and together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

The total consideration paid by Pubco to the sellers for the purchased shares was an aggregate number of Pubco ordinary shares (the “Exchange Shares”) with an aggregate value (the “Exchange Consideration”) equal to, without duplication, (i) USD$190,000,000, plus (or minus, if negative) (ii) AOI’s net working capital less a target net working capital of USD$4,000,000, minus (iii) the aggregate amount of any outstanding indebtedness, net of cash and cash equivalents, of AOI and its subsidiaries, and minus (iv) the amount of any unpaid transaction expenses of AOI, with each Pubco ordinary share issued to the sellers valued at USD$10.00.

The Merger was consummated on March 21, 2024, and the Share Exchange and Business Combination were consummated on the Closing Date. Pursuant to the Business Combination Agreement, upon the consummation of the Business Combination at the effective time of the Business Combination (the “Effective Time”):

●	each holder of EDOC pre-transaction privately-held Class A ordinary shares and the Class B ordinary share (the “EDOC Ordinary Shares”) received a number of Company Ordinary Shares, which are listed under the ticker “COOT” (less 200,000 Class A ordinary shares that were forfeited to the Company;

●	each holder of AOI ordinary shares received Company Ordinary Shares on a one-for-one basis (the “Exchange Shares”);

●	each holder of EDOC’s public Class A ordinary shares received Company Ordinary Shares on a one-for-one basis;

●	EDOC’s warrants terminated and were exchanged for warrants of the Company (the “Warrants”), which Warrants are listed on the Nasdaq under “COOTW”;

F-36

●	each holder of EDOC’s rights (the “Rights”) received 1/10 of a Company Ordinary Share for each such Right, as set forth herein;

●	EDOC’s Rights will no longer be traded;

●	EDOC’s 479,000 placement units (“Placement Units”) were exchanged for Company Ordinary Shares and Warrants of the Company; and

●	EDOC’s USD$1,500,000 of convertible promissory notes that were convertible at Closing into Company Ordinary Shares (“Convertible Shares”) and warrants (“Convertible Warrants”).

On March 22, 2024, the Ordinary Shares and PubCo Warrants commenced trading on the Nasdaq Capital Market (“Nasdaq”) under the symbols “COOT” and “COOTW,” respectively.

2. Summary of Material Accounting Policies

(a) Unaudited Interim Financial Information

The accompanying condensed consolidated statement of financial position as of 31 March 2025, and the condensed consolidated statements of profit or loss and other comprehensive income (loss), changes in equity and cash flows for the three and nine months ended 31 March 2025 and 2024 are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and note disclosures normally included in annual financial statements prepared in accordance with IFRS Accounting Standards have been omitted pursuant to those rules or regulations. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position as of 31 March 2025 and the results of operations and cash flows for the nine months ended 31 March 2025 and 2024. The results of operations for the three and nine months ended 31 March 2025 are not necessarily indicative of the results to be expected for the year ending 30 June 2025 or for any other interim period or other future year. The following information should be read in conjunction with the audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K/A for the fiscal year ended 30 June 2024.

(b) Basis of consolidation

Australian Oilseeds Holdings Ltd. is a Cayman Islands exempted company (the “Company,” “we,” “us” or “Australian Oilseeds”) formed on December 29, 2022. The Company’s subsidiaries include Australian Oilseeds Investments Pty Ltd., an Australian proprietary company; Good Earth Oils Pty Ltd. an Australian proprietary company; Cowcumbla Investments Pty Ltd., an Australian proprietary company, which is 82.7% owned by the Company and which wholly owns Cootamundra Oilseeds Pty Ltd., which is incorporated in Australia; and EDOC Acquisition Corp., a Cayman Islands exempted company.

The Company’s financial statements comprise the financial statements of the Company and its subsidiaries as of June 30, each year. Subsidiaries are consolidated from the date of their acquisition, being the date on which the Company obtains control, and continue to be consolidated until the date that control ceases. The financial statements of subsidiaries are prepared for the same reporting year as the parent Company, using consistent accounting policies. Intra-company balances and transactions, including unrealized profits arising from intra-company transactions, have been eliminated. Unrealized losses are eliminated unless the transaction provides evidence of an impairment of the asset transferred. Non-controlling interests represent the equity in subsidiaries that is not attributable, directly or indirectly, to the Parent shareholders.

Details of subsidiaries as of 31 March 2025 and 30 June 2024 were as follows:

Subsidiaries	% of legal ownership 31 Mar 2025	% of legal ownership 30 Jun 2024	Country of Incorporation	Principal business activities
Australian Oilseeds Pty Ltd.	100%	100%	Australia	Investment

Cootamundra Oilseeds Pty Ltd.	82.7%	82.7%	Australia	Oilseeds crushing business

Cowcumbla Investments Pty Ltd.	82.7%	82.7%	Australia	Investment

Good Earth Oils Pty Ltd.	100%	100%	Australia	Marketing and Distribution

EDOC Acquisition Limited	100%	100%	Cayman Islands	SPAC

The carrying amount of the Company’s investment in the subsidiary and the equity of the subsidiary is eliminated on consolidation.

(c) Substantial doubt regarding Going Concern

The Company incurred a loss after income tax for three months ended 31 March 2025 of AUD$630,633 (31 March 2024: Profit AUD$41,185) and for nine months ended 31 March 2025 a loss of AUD$1,597,298 (31 March 2024: Profit AUD$2,422,104). The Company was in a net current liability position of AUD$9,622,311 as of 31 March 2025 (30 June 2024: AUD$6,965,530). Net cash outflow from operating activities was AUD$1,942,969 for the nine months ended 31 March 2025 (31 March 2024: Inflow AUD$1,259,485).

F-37

As of 31 March 2025, the consolidated entity had cash in hand and at bank of AUD$1,435,123 (30 June 2024: AUD$514,140).

The above factors raise substantial doubt about the Company’s ability to continue as a going concern unless it can successfully meet the stated objectives and/or raise additional funds with its financiers and investors.

As at 31 March 2025, all banking covenants associated with the borrowings from the Commonwealth Bank of Australia were in compliance. There are two covenants being:

●	The interest cover ratio in respect of the obligor must for each reporting period be no less than 2.50 times; and
●	The net working capital ratio must at all times be more than 80%.

The Company’s ability to continue its business activities as a going concern is dependent upon the Company deriving sufficient cash from the business operation and being able to draw down additional long-term debt from the senior debt provider, CBA, who has provided a total facility loan of AUD$14,000,000 with unused facilities as at 31 March 2025 of AUD$8,000,000 which is repayable on demand. In addition, the Company also has the ability to draw down an additional US$6 million of redeemable debentures from the existing PIPE investors or executing a US$50 million equity line of credit (ELOC) once the Company lodges the registration statement of the ELOC.

Accordingly, the directors have prepared the financial statements on a going concern basis which contemplates continuity of normal activities and realization of assets and settlement of liabilities in the normal course of business.

Should the Company be unable to obtain funding from banks or other financiers, PIPE investors or fail to execute the ELOC, the Company may be required to realize its assets and discharge its liabilities other than in normal course of business and at amounts different to those stated in these financial statements. The financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or amounts of liabilities that might result should the Company be unable to continue as a going concern.

(d) Financial instruments

Financial instruments are recognised initially on the date that the Company becomes party to the contractual provisions of the instrument.

On initial recognition, all financial instruments are measured at fair value plus transaction costs (except for instruments measured at fair value through profit or loss where transaction costs are expensed as incurred).

Concentration of Key Customers

A substantial portion of the Company’s products are sold to its top five customers. For the three months ending 31 March 2025 and 2024, 87.9% and 96.9%, respectively, of total sales by the Company were to its top five customers.

	Unaudited Total Sales for The Three Months Ended	Unaudited Total Sales for The Nine Months Ended	Unaudited Outstanding Balance of Trade Receivables as at
	31 March 2025	31 March 2025	31 March 2025
Customer	AUD$	AUD$	AUD$
Energreen Nutrition Australia Pty Ltd.	3,271,722	6,389,585	799,737
Costco Wholesale Australia.	2,804,736	9,447,600	1,095,600
Daabon Organic Australia & Daabon Japan Pty Ltd.	845,799	2,801,858	1,426,824
Woolworths	845,602	2,579,650	293,836
DA Hall T/A Ellerslie Free Range Farms	523,598	758,721	162,992

F-38

	Unaudited Total Sales for the Three Months Ended 31 March 2024	Unaudited Total Sales for the Nine Months Ended 31 March 2024	Unaudited Outstanding Balance of Trade Receivables as at 31 March 2024
Customer	AUD$	AUD$	AUD$
Energreen Nutrition Australia Pty Ltd.	2,394,423	5,566,131	23,820
Daabon Organic Australia & Daabon Japan Pty Ltd.	1,963,337	4,374,724	1,463,988
Costco Wholesale Australia	422,400	4,399,629	422,400
Woolworths	754,963	754,963	461,602
Hygain NSW (Proprietary) Limited	567,528	2,887,691	101,193

If the sales performance of any of the Company’s key customers declines or if they terminate their cooperation with us or start to cooperate with any of the Company’s competitors, or if there is any modification as to the sales and purchase terms entered into with any of our key customers, our business, financial condition and revenue would be seriously impacted.

Impairment of financial assets

Impairment of financial assets is recognised on an expected credit loss (ECL) basis for the following assets:

●	financial assets measured at amortised cost; and

●	debt investments measured at FVOCI.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECL, the Company considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis based on the Company’s historical experience and informed credit assessment and including forward-looking information.

The Company uses the presumption that an asset which is more than 30 days past due has seen a significant increase in credit risk.

The Company uses the presumption that a financial asset is in default when:

●	the other party is unlikely to pay its credit obligations to the Company in full, without recourse to the Company to actions such as realising security (if any is held); or

●	the financial assets is more than 90 days past due.

Credit losses are measured as the present value of the difference between the cash flows due to the Company in accordance with the contract and the cash flows expected to be received. This is applied using a probability weighted approach.

Trade receivables and contract assets

Impairment of trade receivables and contract assets have been determined using the simplified approach in IFRS 9 which uses an estimation of lifetime expected credit losses. The Company has determined the probability of non-payment of the receivable and contract assets and multiplied this by the amount of the expected loss arising from default.

The amount of the impairment is recorded in a separate allowance account with the loss being recognised in finance expense. Once the receivable is determined to be uncollectable then the gross carrying amount is written off against the associated allowance.

Where the Company renegotiates the terms of trade receivables due from certain customers, the new expected cash flows are discounted at the original effective interest rate and any resulting difference to the carrying value is recognised in profit or loss.

Other financial assets measured at amortised cost

Impairment of other financial assets measured at amortised cost are determined using the expected credit loss model in IFRS 9. On initial recognition of the asset, an estimate of the expected credit losses for the next 12 months is recognised. Where the asset has experienced significant increase in credit risk then the lifetime losses are estimated and recognised.

Financial liabilities

The Company measures all financial liabilities initially at fair value less transaction costs, subsequently financial liabilities are measured at amortised cost using the effective interest rate method.

The financial liabilities of the Company comprise trade payables, bank and other loans, lease liabilities, and financial instruments.

Financial instruments were reviewed at Quarter end and there were no material changes in their fair values noted between balance dates.

F-39

(e) Impairment of non-financial assets

At the end of each reporting period the Company determines whether there is evidence of an impairment indicator for non-financial assets.

Where an indicator exists and regardless of goodwill, indefinite life intangible assets and intangible assets not yet available for use, the recoverable amount of the asset is estimated.

Where assets do not operate independently of other assets, the recoverable amount of the relevant cash-generating unit (CGU) is estimated.

The recoverable amount of an asset or CGU is the higher of the fair value, less costs of disposal and the value in use. Value in use is the present value of the future cash flows expected to be derived from an asset or cash-generating unit.

Where the recoverable amount is less than the carrying amount, an impairment loss is recognised in profit or loss.

Reversal indicators are considered in subsequent periods for all assets which have suffered an impairment loss, except for goodwill.

(f) Intangible assets

Goodwill

Goodwill is carried at cost less accumulated impairment losses.

The value of goodwill recognised on the acquisition of each subsidiary in which the Company holds less than 100% interest will depend on the method adopted in measuring the aforementioned non-controlling interest. The Company can elect to measure the non-controlling interest in the acquiree either at fair value (full goodwill method’) or at the non-controlling interest’s proportionate share of the subsidiary’s identifiable net assets (proportionate interest method’). The Company determines which method to adopt for each acquisition.

Under the ‘full goodwill method’, the fair values of the non-controlling interests are determined using valuation techniques which make the maximum use of market information where available.

Goodwill on acquisitions of subsidiaries is included in intangible assets. Goodwill on acquisition of associates is included in investments in associates. Goodwill is not amortised but is tested for impairment annually at the end of financial year and is allocated to the Company’s cash generating units or groups of cash generating units, which represent the lowest level at which goodwill is monitored but where such a level is not larger than an operating segment. Gains and losses on the disposal of an entity include the carrying amount of goodwill related to the entity sold.

(g) Cash and cash equivalents

Cash and cash equivalents comprise cash on hand, demand deposits and short-term investments which are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.

(h) Employee benefits

Provision is made for the Company’s liability for employee benefits arising from services rendered by employees to the end of the reporting period. Employee benefits that are expected to be wholly settled within one year have been measured at the amounts expected to be paid when the liability is settled. Employee benefits expected to be settled more than one year after the end of the reporting period have been measured at the present value of the estimated future cash outflows to be made for those benefits. In determining the liability, consideration is given to employee wage increases and the probability that the employee may satisfy vesting requirements. Cashflows are discounted using market yields on high quality corporate bond rates incorporating bonds rated AAA or AA by credit agencies, with terms to maturity that match the expected timing of cashflows. Changes in the measurement of the liability are recognised in profit or loss.

(i) Provisions

Provisions are recognised when the Company has a legal or constructive obligation, as a result of past events, for which it is probable that an outflow of economic benefits will result, and that outflow can be reliably measured.

Provisions are measured at the present value of management’s best estimate of the outflow required to settle the obligation at the end of the reporting period. The discount rate used is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the unwinding of the discount is taken to finance costs in the consolidated statement of profit or loss and other comprehensive income.

(j) Convertible Promissory Note

Convertible notes are presented as a financial liability in the consolidated statement of financial position. On issuance of the convertible notes, the liability is measured at fair value, and subsequently carried at amortised cost (net of transaction costs) until it is extinguished on conversion or redemption. Convertible notes are classified as current liabilities based on the expected conversion date in accordance with the convertible note’s agreements.

F-40

(k) Derivative warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued share purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to IAS 32 and IFRS 9. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company accounts for its 479,000 Private Warrants and 450,000 Representative’s Warrants issued in connection with its Initial Public Offering as derivative warrant liabilities in accordance with IAS 32 and IFRS 9. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of profit or loss. The fair value of warrants issued by the Company in connection with the Public Offering and Private Placement has been estimated using Monte-Carlo simulations at each measurement date.

The Company accounts for its 458,720 Warrants issued in connection with the issuance of the convertible debenture as derivative warrant liabilities in accordance with IAS 32 IFRS 9. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of profit or loss.

(l) Embedded Derivatives

A derivative embedded in a hybrid contract is separated from the host and accounted for as a separate derivative if, the economic characteristics and risks are not closely related to the host, a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative, and the hybrid contract is not measured at fair value through profit or loss. Embedded derivatives are measured at fair value with changes in fair value recognised in profit or loss. Reassessment only occurs if there is either a change in the terms of the contract that significantly modifies the cash flows that would otherwise be required or a reclassification of a financial asset out of the fair value through profit or loss category.

(m) Segment Reporting

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company has determined that it operates as one operating segment.

(n) New and amended standards and interpretations

i) New standards, amendments to published approved accounting and reporting standards and interpretations which are effective during the year

The Company has applied the following standards and amendments for the first time for its annual reporting for the period commencing 1 July 2024:

●	Definition of Accounting Estimates - amendments to IAS 8

●	International Tax Reform - Pillar Two Model Rules - amendments to IAS

●	Deferred Tax related to Assets and Liabilities arising from a Single Transaction - amendments to IAS 12

●	Disclosure of Accounting Policies - Amendments to IAS 1 and IFRS Accounting Standards Practice Statement 2

The amendments listed above did not have any impact on the amounts recognised in prior periods and are not expected to significantly affect the current or future periods.

ii) Standards, amendments to published standards and interpretations that are not yet effective and have not been early adopted by the Company

●	Amendments to IFRS Accounting Standards 10 and IFRS Accounting Standards 28 - Sale or Contribution of Assets between an Investor and its Associate or Joint Venture

●	Amendments to IFRS Accounting Standards 1 - Classification of Liabilities as Current or Non-current

●	Amendments to IFRS Accounting Standards 7 and IFRS Accounting Standards 7 - Supplier Finance Arrangements

●	Amendments to IFRS Accounting Standards 16 - Lease Liability in a Sale and Leaseback

●	Amendments to IFRS Accounting Standards 18 – Presentation and Disclosure in Financial Statements

The amendments listed above have been published but are not mandatory for 31 March 2025 reporting periods and have not been early adopted by the Company. These amendments are not expected to have a material impact on the entity in the current or future reporting periods and on foreseeable future transactions.

F-41

3. Trade and Other Receivables

	Unaudited 31 March 2025	30 June 2024
	AUD$	AUD$
CURRENT
Related party-Loans Note 21	633,773	-
Trade receivables- Related parties Note 21	799,737	-
Trade receivables, net (1)	4,309,859	4,470,101
Total current trade and other receivables	5,743,369	4,470,101

(1)	Trade receivables are presented net of expected net credit loss of AUD$169,148 and AUD$138,000 at 31 March 2025 and 30 June 2024, respectively.

The carrying value of trade receivables is considered a reasonable approximation of fair value due to the short-term nature of the balances.

The maximum exposure to credit risk at the reporting date is the fair value of each class of receivable in the financial statements.

The table below presents the expected credit losses on trade receivables for the nine months ended 31 March 2025:

	Unaudited
	Current sales	30 days	60 days	90 days and older	Total
Balance as at reporting date	$3,053,569	$442,745	$277,998	$704,695	$4,479,007
Expected loss rate	2.64%	3.97%	4.86%	8.16%	-
ECL allowance	$80,557	$17,577	$13,511	$57,503	$169,148

The table below presents the expected credit losses on trade receivables for the year ended 30 June 2024:

	Current sales	30 days	60 days	90 days and older	Total
Balance as at reporting date	$1,937,078	$704,576	$1,047,911	$918,536	$4,608,101
Expected loss rate	0.75%	2.27%	4.86%	6.16%	-
ECL allowance	$14,520	$15,995	$50,935	$56,550	$138,000

4. Inventories

	Unaudited 31 March 2025	30 June 2024
	AUD$	AUD$
CURRENT
Raw materials and consumables	3,435,553	5,678,351
Finished goods	481,031	466,787
Consumables	264,319	57,022
Total inventories	4,180,903	6,202,160

5. Property, plant and equipment

	Unaudited 31 March 2025	30 June 2024
	AUD$	AUD$
LAND AND BUILDINGS
Freehold land	-	-
At cost	312,377	312,377
Total Land	312,377	312,377
Buildings
At cost	5,490,655	5,490,655
Accumulated depreciation	(1,258,088)	(1,155,138)
Total buildings	4,232,567	4,335,517
Total land and buildings	4,544,944	4,647,894
PLANT AND EQUIPMENT
Plant and equipment
At cost	14,424,269	13,118,595
Accumulated depreciation	(3,349,251)	(3,200,732)
Total plant and equipment	11,075,018	9,917,863
Motor vehicles
At cost	84,136	84,136
Accumulated depreciation	(55,591)	(45,354)
Total motor vehicles	28,545	38,782
Office equipment
At cost	61,812	58,890
Accumulated depreciation	(48,578)	(45,916)
Total office equipment	13,234	12,974
Total plant and equipment	11,116,797	9,969,619
Total property, plant and equipment	15,661,741	14,617,513

F-42

(a)	Movements in carrying amounts of property, plant and equipment

Movement in the carrying amounts for each class of property, plant and equipment for the nine months ended 31 March 2025 and for the year ended 30 June 2024:

			Plant and	Motor	Office
	Land	Buildings	Equipment	Vehicles	Equipment	Total
	AUD$	AUD$	AUD$	AUD$	AUD$	AUD$
Nine Months Ended 31 March 2025
Balance at 30 June 2024	312,377	4,335,517	9,917,863	38,782	12,974	14,617,513
Additions	-	-	1,307,077	-	671	1,307,748
Re-class	-	-	(1,403)	-	1,403	-
Depreciation expense	-	(102,950)	(148,519)	(10,237)	(1,814)	(263,520)
Balance at 31 March 2025	312,377	4,232,567	11,075,018	28,545	13,234	15,661,741

	Land	Buildings	Plant and Equipment	Motor Vehicles	Office Equipment	Total
	AUD$	AUD$	AUD$	AUD$	AUD$	AUD$
Year ended 30 June 2024
Balance at 30 June 2023	312,377	4,472,783	5,743,013	-	14,419	10,542,592
Additions	-	-	4,432,465	38,291	6,679	4,477,435
Reclassification	-	-	(8,094)	9,840	(1,746)	-
Depreciation expense	-	(137,266)	(249,521)	(9,349)	(6,378)	(402,514)
Balance at 30 June 2024	312,377	4,335,517	9,917,863	38,782	12,974	14,617,513

6 Other assets

	Unaudited 31 March 2025	30 June 2024
	AUD$	AUD$
CURRENT
Prepayments	93,420	-
Tax recoverable	275,711	-
Other current assets	233,555	201,830
Total non-financial assets	602,686	201,830

	31 March 2025	30 June 2024
	AUD$	AUD$
NON-CURRENT
Prepayment of equipment	-	429,841

7. Trade and Other Payables

	Unaudited 31 March 2025	30 June 2024
	AUD$	AUD$
CURRENT
Related parties – payable Note 21	297,419	589,166
Trade payables	8,727,636	9,866,518
Total trade and other payables	9,025,055	10,455,684

F-43

Trade and other payables including related party payables are unsecured, non-interest bearing and are normally settled within 30 days. The carrying value of trade and other payables is considered a reasonable approximation of fair value due to the short-term nature of the balances.

8. Borrowings

Secured bank loan

In Feb 2024, the Company obtained an AUD$14 million bank facility to fund the expansion of the Cootamundra facility. The Company has deployed the AUD$14 million bank facility as follows: (i) AUD$4 million was allocated for equipment finance, (ii) AUD$8 million for working capital to purchase canola seed with max trade advance tenor of 120 days with BBSY plus 1.5% margin rate per annum, and (iii) AUD$2 million for interest only loan over three years with interest rate of variable base rate minus a margin of 3.48% per annum for business growth and working capital related to the crushing plant’s expansion.

On February 14, 2024, the Company issued a note for an equipment loan to the Commonwealth Bank of Australia in an aggregate principal amount of AUD$4,000,000 (the “Secured Bank Loan”). The note has a term of 60 months and a variable interest rate of 7.95%. The Secured Bank loan is payable in twenty (20) quarterly payments of AUD$244,643, commencing on May 19, 2024. Commonwealth Bank of Australia, as senior lender, has a total of $2 million secured by first mortgages over the Company’s freehold land and buildings. The financial assets pledged as collateral represent a floating charge and cannot be disposed of without the consent of the financier.

Convertible Note

In connection with the closing of the Business Combination, the Company closed the private placement, pursuant to the private offering rules under the Securities Act of 1933, as amended (the “Securities Act”), of the Arena Warrants and Debentures pursuant to the Securities Purchase Agreement dated August 23, 2023 between the Company, AOI, EDOC, certain AOI subsidiaries and Arena Investors, LP (the “PIPE Investors”) and executed the Arena Transaction Documents including the 10% Original Issue Discount Secured Convertible Debenture, the Arena Warrant, the Registration Rights Agreement and related documents.

On February 29, 2024, the Company entered into Amendment No.3 to the Securities Purchase Agreement for the purchase and sale of Debentures and Warrants.

The following table summarizes outstanding borrowings as of 31 March 2025 and 30 June 2024:

	Unaudited 31 March 2025			30 June 2024
	AUD$			AUD$
	Current	Non-Current	Total	Current	Non-Current	Total

Equipment Finance secured bank loan	978,573	2,366,071	3,344,644	978,574	2,900,259	3,878,833
Interest only secured bank loan	-	2,107,418	2,107,418	-	2,151,651	2,151,651
Total secured bank loan	978,573	4,473,489	5,452,062	978,574	5,051,910	6,030,484
Convertible note, net of debt discount	1,651,041	-	1,651,041	1,181,953	-	1,181,953
Total	2,629,614	4,473,489	7,103,103	2,160,527	5,051,910	7,212,437

F-44

The future payments of the equipment finance secured bank loan as of 31 March 2025 were as follows:

Calendar year	AUD$
2025	733,930
2026	978,573
2027	978,573
2028	978,573
2029	244,643
Total payments outstanding	3,914,292
Less: accrued interest	(569,648)
Total equipment finance secured loan outstanding	3,344,644

The following table summarizes the outstanding Convertible Note as of 31 March 2025 and 30 June 2024:

	31 March 2025	30 June 2024
	AUD$	AUD$
Principal value of Convertible Note	1,935,347	1,874,574
Debt discount, net of amortization	(284,306)	(692,621)
Convertible Note	1,651,041	1,181,953

9. Issued Capital

There have been no movements or changes in issued capital since 30 June 2024.

10. Warrants

The Company accounts for the Public warrants, the Private Placement warrants, the Representative warrants, the Penny warrants, and the Arena Ordinary share warrants in accordance with the guidance contained in IAS 32 and IFRS 9 under which the Public warrants meet the criteria for equity treatment and are recorded as equity due to the settlement provision in the warrant agreement. In accordance with IAS 32 and IFRS 9, the Private Placement warrants, Representative warrants, the Penny warrants and Arena Ordinary share warrants (collectively the “Warrants”) are initially required to be classified as liability instruments in its entirety; therefore, the Warrants are required to be measured at fair value at each reporting period with changes in fair value recorded within earnings.

The following table presents the warrants outstanding and exercisable on 31 March 2025 and 30 June 2024:

Public warrants	9,000,000
Private Placement warrants	479,000
Representative warrants	450,000
Arena Ordinary share warrants	458,720
Total warrants	10,387,720

Public, Private, and Representative Warrants

As part of EDOC’s IPO, EDOC issued warrants to third-party investors where each whole warrant entitles the holder to purchase one share of the Company’s ordinary shares at an exercise price of USD$11.50 per share (the “Public Warrants”). Simultaneously with the closing of the IPO, EDOC completed the private sale of warrants where each warrant allows the holder to purchase one share of the Company’s ordinary shares at USD$11.50 per share. Additionally, the Company issued to the underwriters a warrant (“Representative’s Warrant) to purchase up to 450,000 Class A ordinary shares stock at an exercise price of USD$11.50 per share.

These warrants expire on the fifth anniversary of the Business Combination or earlier upon redemption or liquidation and are exercisable commencing 30 days after the Business Combination, provided that the Company has an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder.

The Company may call the warrants for redemption (excluding the private warrants, and any outstanding Representative’s Warrants, and any warrants underlying units issued to the Sponsor, initial shareholders, officers, directors or their affiliates in payment of Working Capital Loans made to the Company), in whole and not in part, at a price of USD$0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

F-45

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period ending on the third trading business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of the Class A ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day until the date of redemption.

Arena Ordinary Share Warrants

In connection with the closing of the Business Combination, the Company closed the private placement, pursuant to the private offering rules under the Securities Act of 1933, as amended (the “Securities Act”), of the Arena Warrants and Debentures pursuant to the Securities Purchase Agreement dated August 23, 2023 between the Company, AOI, EDOC, certain AOI subsidiaries and Arena Investors, LP (the “PIPE Investors”) and executed the Arena Transaction Documents including the 10% Original Issue Discount Secured Convertible Debenture, the Arena Warrant, the Registration Rights Agreement and related documents. The Ordinary Shares pursuant to the Arena Warrants grant the PIPE Investors the right to purchase the number of Ordinary Shares underlying the Warrants equal to 25% of the total principal amount of the related Debenture purchased by the PIPE Investor on the applicable closing date divided by 92.5% of the average of the three (3) lowest daily VWAP of the Ordinary Shares for the ten (10) consecutive trading day period ended on the last trading day immediately preceding such closing date, subject to adjustment upon the occurrence of certain events as set forth in such Arena Warrant be exercisable at the exercise price set forth in the Arena Warrants, as may be adjusted pursuant to the terms of the Arena Warrants.

Penny Warrants

In connection with the Amendment No. 3 to the Securities Purchase Agreement the Company agrees that in the event that (w) the Company fails to achieve the transfer of all of Energreen’s equity interests in CQ Oilseeds to the Company such that CQ Oilseeds becomes a wholly-owned subsidiary of the Company on or prior to the Substantial Completion Date, (x) the Company fails to achieve the transfer of the Australian Crushing Plant Lease from Energreen to CQ Oilseeds on or prior to the Substantial Completion Date, (y) CQ Oilseeds fails to grant to the Purchaser a first priority security interest in all of its assets, free and clear of all other liens and encumbrances other than the first priority security interests of the Purchaser pursuant to the Australian CQ Oilseeds General Security Deed and the Australian Leasehold Mortgage on or prior to the Substantial Completion Date, on or prior to the Substantial Completion Date, and/or (z) any of CQ Oilseeds, Energreen, the Company or the Company fails to comply with, or breaches any of the covenants in any Transaction Document, then (i) the Company shall issue to the Purchaser a warrant to purchase ten million (10,000,000) Ordinary Shares at an exercise price of USD$0.01 per Ordinary Share (as the same may be amended, amended and restated or otherwise modified from time to time, a “Penny Warrant”) and (ii) the Company shall enter into a Registration Rights Agreement with the Purchaser providing registration rights with respect to the Underlying Shares issuable under the Penny Warrant with terms substantially similar to the terms provided in the First Registration Rights Agreement. The Penny Warrant shall, among other things, (i) provide for the purchase by the Purchaser of ten million (10,000,000) Ordinary Shares (the “Penny Warrant Shares”), subject to adjustment upon the occurrence of certain events as set forth in such Penny Warrant; (ii) be exercisable at a price of USD$0.01 per Ordinary Share; and (iii) be substantially in the form of Exhibit C attached hereto. The Company and AOI agree that, from time to time, upon written notice from the Purchaser, the Company shall provide and cause their Subsidiaries to provide the Purchaser with any information and documentation related to the progress of the construction of the CQ Oilseeds Facility as the Purchaser may request in its discretion.

11. Lease liabilities and right-of-use assets

The Company’s leases include rental of a solar power system and plant space.

Lease liabilities are secured by the related leased assets.

Solar power system lease

The solar power system lease has a term commencing on October 31, 2015 through October 31, 2035.

Land lease

The Company leases land in Cootamundra, Australia, where the oilseed processing plant and ancillary buildings accommodating the equipment and facilities are located. The Cootamundra land lease has a term commencing on January 1, 2023 through December 31, 2025. Balances of the right-of use assets and lease liabilities are set forth on the accompanying statement of financial position.

The following table shows the remaining contractual maturities of the Company’s lease liabilities and the right-of-use assets as of 31 March 2025 and 30 June 2024:

Right-of-use assets	Unaudited 31 March 2025	30 June 2024
At cost	$1,347,718	$1,347,718
Less accumulated amortisation	(475,340)	(403,298)
Total	$872,378	$944,420

F-46

	31 March 2025	30 June 2024
Lease liabilities
Within 1 year (Current)	$89,109	$89,109
After 1 year but within 2 years	80,750	80,750
After 2 years but within 5 years	224,930	224,930
After 5 years	506,833	573,667
Non-current	812,513	879,347
Total	$901,622	$968,456

12. Revenue

The Company derives its revenue principally from wholesale and retail sales of chemical free, non-GMO, sustainable edible oils and products derived from oilseeds. The Company derives revenue from the transfer of goods at a point in time. The table below shows the Company’s revenue disaggregated by product type.

	Three Months Ended 31 March
	2025	2024
	AUD$	AUD$

Wholesale oils	$2,295,898	$1,817,091
High protein meals	2,300,636	1,556,865
Other sales	27,678	119,683
Toll crushing service	58,011	-
Retail oils	4,748,005	2,802,212
Total revenues	$9,430,228	$6,295,851

	Nine Months Ended 31 March
	2025	2024
	AUD$	AUD$

Wholesale oils	$6,732,108	$8,029,899
High protein meals	7,647,279	7,514,787
Toll crushing service	58,011	222,095
Seeds	-	23,490
Other sales	96,094	319,954
Retail oils	15,630,452	9,876,561
Total revenues	$30,163,944	$25,986,786

13. Cost of Sales

	Three Months Ended 31 March
	2025	2024
	AUD$	AUD$

Cost of finished goods	$1,815,995	$1,413,261
Cost of material	5,829,288	2,986,965
Direct labor	631,045	481,152
Freight and storage	324,498	589,684
Depreciation	83,823	130,755
Occupancy costs	147,711	79,739
Repairs and maintenance	32,293	10,854
Total cost of sales	$8,864,653	$5,692,410

	Nine Months Ended 31 March
	2025	2024
	AUD$	AUD$

Cost of finished goods	$6,153,704	$4,129,874
Cost of material	17,058,568	12,822,389
Direct labor	1,778,451	1,551,132
Freight and storage	1,794,815	1,731,300
Depreciation	251,469	336,009
Occupancy costs	445,098	280,626
Repairs and maintenance	80,890	216,980
Total cost of sales	$27,562,995	$21,068,310

F-47

14. General and administrative expenses

	Three Months Ended 31 March
	2025	2024
	AUD$	AUD$

Professional fees	$132,040	$173,748
Audit fee	107,129	-
Employee costs	42,373	34,174
Insurance	124,099	16,063
Other expenses	25,191	34,592
Subscriptions and dues	15,827	12,909
Management fee	105,169	75,000
Travel expenses	31,832	37,670
Depreciation	28,123	2,482
Technology costs	2,587	25,757
Occupancy costs	8,650	4,595
Security	2,302	2,269
Utilities	3,256	2,695
Total general and administrative expenses	$628,578	$421,954

	Nine Months Ended 31 March
	2025	2024
	AUD$	AUD$

Professional fees	$921,928	$1,062,389
Audit fee	196,641	-
Employee costs	267,352	124,997
Insurance	398,817	102,431
Other expenses	242,301	180,679
Subscriptions and dues	29,566	79,974
Management fee	294,169	228,000
Travel expenses	145,916	68,256
Depreciation	60,077	4,369
Technology costs	6,573	38,864
Occupancy costs	21,745	18,612
Security	6,869	6,575
Utilities	8,468	5,947
Total general and administrative expenses	$2,600,422	$1,921,093

F-48

15. Selling and marketing expenses

	Three Months Ended 31 March
	2025	2024
	AUD$	AUD$
Professional fees	$14,517	$15,000
Advertising and marketing expenses	55,505	-
Total selling and marketing expenses	$70,022	$15,000

	Nine Months Ended 31 March
	2025	2024
	AUD$	AUD$
Professional fees	$102,267	$82,500
Bad debts	4,513	142,000
Advertising and marketing expenses	247,776	45,705
Total selling and marketing expenses	$354,556	$270,205

16. Other Income

	Three Months Ended 31 March
	2025	2024
	AUD$	AUD$
Other income	$22,724	$36,958
Total other income	$22,724	$36,958

	Nine Months Ended 31 March
	2025	2024
	AUD$	AUD$
Other income	$86,253	$79,785
Total other income	$86,253	$79,785

17. Key management personnel compensation

Key management personnel remuneration included within employee expenses for the three and nine months ended 31 March 2025 and 2024 is shown below:

	Three Months Ended 31 March
	2025	2024
	AUD$	AUD$
Short-term employee benefits	$72,169	$90,000
Post-employment benefits	8,299	9,900
Total	$80,468	$99,900

	Nine Months Ended 31 March
	2025	2024
	AUD$	AUD$
Short-term employee benefits	$314,323	$213,602
Post-employment benefits	36,147	23,160
Total	$350,470	$236,762

18. Finance Expenses

	Three Months Ended 31 March
	2025	2024
	AUD$	AUD$
Amortization of debt discount	$136,106	$-
Realised and unrealised currency losses (gains)	19,748	(15,956)
Interest expense	315,384	178,216
Total finance expenses	$471,238	$162,260

F-49

	Nine Months Ended 31 March
	2025	2024
	AUD$	AUD$
Amortization of debt discount	$413,552	$-
Realised and unrealised currency losses (gains)	(4,292)	(38,583)
Interest expense	871,168	423,442
Total finance expenses	$1,280,428	$384,859

19. (Loss) Earnings per share

(a) Basic (loss) earnings per share

	Three Months Ended 31 March		Nine Months Ended 31 March
	2025	2024	2025	2024
	AUD$		AUD$
Total basic (loss) earnings per share attributable to the ordinary equity holders of the company	(0.03)	0.00	(0.07)	0.13

(b) Diluted (loss) earnings per share

	Three Months Ended 31 March		Nine Months Ended 31 March
	2025	2024	2025	2024
	AUD$		AUD$
Total diluted (loss) earnings per share attributable to the ordinary equity holders of the company	(0.03)	0.00	(0.07)	0.13

(c) Weighted average number of shares used as the denominator

	Three and Nine Months Ended 31 March 2025	Three and Nine Months Ended 31 March 2024
Weighted average number of ordinary shares used as the denominator in calculating basic earnings per share	23,224,102	18,646,643
Weighted average number of ordinary shares and potential ordinary shares used as the denominator in calculating diluted earnings per share	23,224,102	18,646,643

20. Cash Flow Information

(a)	Reconciliation of cash

Cash for the nine months ended 31 March 2025 and 2024 as shown in the consolidated statement of cash flows is reconciled to items in the consolidated statement of financial position as follows:

	31 March 2025	31 March 2024
	AUD$	AUD$
Cash and cash equivalents	1,435,123	938,198

(b) Reconciliation of result for the year to cashflows from operating activities

Reconciliation of net income to net cash provided by operating activities:

(Loss) Profit for the period	(1,597,298)	2,422,104
Non-cash flows in (loss) profit:
– Other operating non-cash items	50,158	12,787
– depreciation	311,546	364,004
– Amortization of debt discount	413,552	-
Changes in assets and liabilities:
– (increase)/decrease in trade and other receivables	(1,273,268)	3,033,400
– (increase)/decrease in other assets	(580,866)	(1,133,313)
– (increase)/decrease in inventories	2,021,257	(3,517,356)
– increase/(decrease) in trade and other payables	(1,106,154)	(245,633)
– increase/(decrease) in provisions	(181,896)	323,492
Cash flows from/(used in) operations	(1,942,969)	1,259,485

F-50

Non-cash investing and financing activities were as follows:

	31 March 2025	31 March 2024
Intangible asset	-	50,000
Accrued expenses and warrant liabilities assumed upon closing of the merger with EDOC	136,105	-
Property Plant & Equipment (PPE)
Prepayment for purchase of PPE in FY 2024 capitalised in Half year ended 31 December 2024	429,841	-
Payments made by related party for company’s accrued expenses	550,702	-

21. Related Parties

(a) The Company’s main related parties are as follows:

Key management personnel — refer to Note 17.

Other related parties include close family members of key management personnel and entities that are controlled or significantly influenced by those key management personnel or their close family members and American Physicians, LLC, shareholders from the Sponsor of EDOC.

(b) Transactions with related parties.

The following transactions occurred with related parties:

For the nine months ended 31 March 2025 and the year ended 30 June 2024 a related party loan is owed to JSKS Enterprises Pty Ltd., which is the trustee of Gary Seaton Family Trust, and interest rate charge is 6% per annum. to be repaid within 12 months after the year end, and the remaining principal shall be repaid more than 12 months after the year end.

For the nine months ended 31 March 2025 and the year ended 30 June 2024 a related party loan is owed to Energreen Nutrition Australia Pty Ltd., which is controlled by Gary Seaton, and interest rate charge is 6% per annum and expected to be repaid in full within 12 months after the year end.

For the nine months ended 31 March 2025 and the year ended 30 June 2024 the remaining related party loan relates to an interest free loan owed to CQ Oilseeds Pty Ltd.

	Purchases of Seed for the Three Months Ended 31 March 2025	Purchases of Oils for the Three Months Ended 31 March 2025	Sales of Meals for the Three Months Ended 31 March 2025	Other Sales for the Three Months Ended 31 March 2025	Management Fee for the Three Months Ended 31 March 2025	Lease for the Three Months Ended 31 March 2025
	AUD$	AUD$	AUD$	AUD$	AUD$	AUD$
Related parties
Energreen Nutrition Australia Pty Ltd.	2,166,559	-	1,173,032	-	93,000	5,363
Soon Soon Oilmills Sdn Bhd. *		374,819
Sunmania Pty Ltd.	-	-	-	777	-	21,000

	Purchases of Seed for the Nine Months Ended 31 March 2025	Purchases of Oils for the Nine Months Ended 31 March 2025	Sales of Meals for the Nine Months Ended 31 March 2025	Other Sales for the Nine Months Ended 31 March 2025	Management Fee for the Nine Months Ended 31 March 2025	Lease for the Nine Months Ended 31 March 2025
	AUD$	AUD$	AUD$	AUD$	AUD$	AUD$
Related parties
Energreen Nutrition Australia Pty Ltd.	7,222,239	678,506	4,290,895	217,909	264,000	7,968
Soon Soon Oilmills Sdn Bhd. *	-	723,714	-	11,368	-	-
Sunmania Pty Ltd.	-	-	-	11,424	-	56,000

*	Gary Seaton has a 20% share of Soon Soon Oilmills Sdn Bhd.

F-51

(a)	Loans to/from related parties

The current loans are payable on demand and the non-current loans have a maturity date which is more than 12 months from the date of 31 March 2025.

	Balance
	as of 31 March 2025
	Current	Non-current		Total
	AUD$	AUD$		AUD$
Due to related parties
Energreen Nutrition Australia Pty Ltd. loan	7,161,361	989,473		8,150,834
JSKS Enterprises Pty Ltd. Loan	1,050,825	3,932,742	(1)	4,983,567
CQ Oilseeds Pty Ltd. loan	-	59,371		59,371
Sunmania Pty Ltd loan	192,000	-		192,000
Total due to related parties	8,404,186	4,981,586		13,385,772
Due from Energreen Nutrition Australia Pty Ltd- payments on behalf (Note-3)	633,773	-		633,773

American Physicians LLC promissory note (2)	993,180	273,676		1,266,856

Energreen Nutrition Australia Pty Ltd. accounts payable (Note 7)	282,019	-		282,019
Sunmania Pty Ltd- Accounts payable (Note 7)	15,400	-		15,400
Trade receivable- Energreen Nutrition (Note- 3)	799,737	-		799,737

The current loans are payable on demand and the non-current loans have a maturity date which is more than 12 months from the date of 30 June 2024.

	Balance
	as of 30 June 2024
	Current	Non-current	Total
	AUD$	AUD$	AUD$
Due to related parties
Energreen Nutrition Australia Pty Ltd. loan	3,863,250	-	3,863,250
JSKS Enterprises Pty Ltd. Loan	100,925	4,431,136	4,532,061
CQ Oilseeds Pty Ltd. loan	-	59,371	59,371
Sunmania Pty Ltd loan	152,000	40,000	192,000
Less: Origin Food loan receivable	(4,514)	-	(4,514)
Total due to related parties	4,111,661	4,530,507	8,642,168

American Physicians LLC promissory note	968,216	273,676	1,241,892

Energreen Nutrition Australia Pty Ltd. accounts payable (Note 7)	589,166	-	589,166

(1)	Includes $1,050,824 of accrued interest.

(2)	Includes $ 24,964 of accrued interest.

Interest to Energreen Nutrition Australia Pty Ltd. was AUD$15,707 and AUD$49,560 for the nine months ended 31 March 2025 and 2024, respectively.

F-52

Promissory Notes

On March 21, 2024, the Company issued two promissory notes in the principal amounts of USD$450,000 (the “First Promissory Note”) and USD$500,000 (the “Second Promissory Note”) to American Physicians, LLC.

The First Promissory Note accrues interest on the principal outstanding from time to time at a rate per annum equal to term SOFR for the interest period commencing on March 21, 2024. Interest shall be calculated on the basis on a 360-day year and actual days elapsed. The First Promissory Note principal and accrued interest are due and payable as follows:

(i) USD$112,500 plus any accrued but unpaid interest shall be paid on September 21, 2024;

(ii) USD$112,500 plus any accrued but unpaid interest shall be paid on December 21, 2024;

(iii) USD$112,500 plus any accrued but unpaid interest shall be paid on March 21, 2025;

(iv) USD$112,500 plus any accrued but unpaid interest shall be paid on June 21, 2025.

As of 31 March 2025, and 30 June 2024, there was AUD$690,184 (USD$450,000) and AUD$690,184 (USD$450,000) outstanding under the First Promissory Note, respectively.

The Second Promissory Note accrues interest on the principal outstanding from time to time at a rate per annum equal to term SOFR for the interest period commencing on March 21, 2024. Interest shall be calculated on the basis on a 360-day year and actual days elapsed. The Second Promissory Note principal and accrued interest are due and payable as follows:

(i) USD$165,000 plus any accrued but unpaid interest shall be paid on June 21, 2025;

(ii) USD$165,000 plus any accrued but unpaid interest shall be paid on September 21, 2025;

(iii) Remaining balance plus any accrued but unpaid interest shall be paid on December 21, 2025.

As of 31 March 2025, and 30 June 2024, there was AUD$526,744 (USD$343,437) and AUD$526,744 (USD$343,437) outstanding under the Second Promissory Note.

Accrued interest on the First Promissory Note and the Second Promissory Note was AUD$49,928 and AUD$24,964 as of 31 March 2025 and 30 June 2024, respectively.

The following table summarizes the promissory notes – related party as of 31 March 2025 and 30 June 2024:

	Unaudited 31 March 2025			30 June 2024
	AUD$			AUD$
	Current	Non-Current	Total	Current	Non-Current	Total

Promissory notes – related party	1,040,641	273,676	1,314,317	968,216	273,676	1,241,892

22. Fair value measurement

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs.

In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurement are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1: quoted market price (unadjusted) in an active market for identical assets or liabilities that the entity can access at the measurement date.

●	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability; either directly or indirectly.

●	Level 3: inputs that are unobservable inputs for the asset or liability.

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The carrying amounts of the financial assets and financial liabilities approximate their fair values.

The fair values of cash and cash equivalents, prepaid assets, accounts payable and accrued expenses are estimated to approximate the carrying values as of 31 March 2025 and 30 June 2024, due to the short maturities of such instruments.

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis on 31 March 2025 and 30 June 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		31 March	30 June
Description:	Level	2025	2024
		AUD$	AUD$
Liabilities:
Warrant liability—Private and Representative Warrants	3	12,676	12,676
Warrant liability – Penny Warrants	3	146,730	146,730
Warrant liability – Arena Ordinary Share Warrants	3	79,207	79,207
Total		238,613	238,613

The Private Warrants, Representative’s Warrants, Penny Warrants, and Arena Ordinary Share Warrants are accounted for as liabilities and are measured at fair value as of each reporting period. Changes in the fair value of the Warrants are recorded in the statements of operations for each period.

The Private Warrants, Representative Warrants, Penny Warrants, and Arena Ordinary Share Warrants were valued using a Montel Carlo simulation model, which is considered to be a Level 3 fair value measurement. Inherent in an options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

There were no transfers between Levels 1, 2 or 3 during the three and nine months ended 31 March 2025 and the year ended 30 June 2024.

The following table provides quantitative information regarding Level 3 fair value measurements for Private Warrants as of 31 March 2025 and 30 June 2024. The Representative Warrants were valued using similar information, except for the strike price which is USD$12.

31 March 2025 and 30 June 2024
$USD
Exercise price	$11.50
Share price	$0.97
Volatility	54.9%
Expected life	4.73
Risk-free rate	4.33%
Dividend yield	-%

The following table provides quantitative information regarding Level 3 fair value measurements for the Penny Warrants and the Arena Ordinary Share Warrants as of 31 March 2025 and 30 June 2024.

	31 March 2025 and	Initial value
	30 June 2024	April 8 2024
	$USD	$USD
Exercise price	92.5% of average lowest daily VWAP during the 10 preceding trading days	92.5% of average lowest daily VWAP during the 10 preceding trading days
Share price	$0.97	$1.43
Volatility	54.9%	51.9%
Expected life	4.83	5.0
Risk-free rate	4.33%	4.43%
Dividend yield	-%	-%

The following table presents a summary of the changes in the fair value of the Private Warrants Penny Warrants, and Arena Warrants, Level 3 liabilities, measured on a recurring basis.

	Private Placement	Representative	Arena Ordinary Share	Penny	Total Warrant Liabilities
	$AUD	$AUD	$AUD		$AUD
Fair value as of 30 June 2024	$12,655	$21	$79,207	$146,730	$238,613
Change in fair value	-	-	-	-	-
Fair value as of 31 March 2025	$12,655	$21	$79,207	$146,730	$238,613

There were no significant changes to fair values of above instruments from 30 June 2024 to 31 March 2025.

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23. Commitments and Contingencies

In the opinion of the Directors, the Company did not have any contingencies on 31 March 2025 and 30 June 2024.

Other Commitments

On March 21, 2024, the Company entered into a fee modification agreement (the “Agreement”) with I-Bankers Securities, Inc. (“IBS”) related to the fees owed to IBS at the closing of the Business Combination pursuant to the original retainer letter (the “Owed Amounts”), for which IBS provided financial representation to EDOC regarding the Business Combination. Pursuant to the Agreement, IBS agreed to accept a payment plan for the Owed Amounts as follows:

(a)	USD$1,550,000 of the Owed Amounts were paid to IBS at the closing of the Business Combination directly out of the Trust Account.

(b)	The remaining balance owed of USD$1,161,250 is to be paid after the closing of the Business Combination in up to three separate tranches (“Deferred Cash Payment Obligations”). The first payment is to be paid within three (3) business days of funding the second tranche of the Arena PIPE in an amount equal to at least 15% of that tranche, or USD$375,000. The second payment is to be paid within three (3) business days of funding of the third tranche of the Arena PIPE in an amount equal to at least 15% of that tranche, or USD$375,000. The balance is due at the Company’s discretion but at no time later than 16-months post Business Combination. The full amount of USD$1,161,250 shall be paid in full regardless of Arena PIPE funding and by no later than sixteen (16) months post-closing.

(c)	Deferred Cash Payment Obligations shall be accelerated in the event the Company issues debt, equity, or other equity-linked securities in one or more public or private offerings (“Capital Event”). Upon the occurrence of a Capital Event the Company shall pay from the Proceeds of the applicable capital sources within no more than three (3) business days following the consummation of such Capital Event of at least twenty percent (20%) of the Proceeds, up to the amount of any then-outstanding Deferred Cash Payment Obligations.

As of 31 March 2025 and 30 June 2024, the Company has paid Nil and USD$1,550,000, respectively of the Owed Amounts to IBS and AUD$1,781,058 and AUD$1,781,058 are outstanding and recorded in trade and other payables, respectively, in the accompanying statement of financial position.

In June 2024, the Company entered into a payment agreement with Ellenoff Grossman & Schole LLP (“EGS”) related to the fees owed to EGS at the closing of the Business Combination for which EGS provided legal representation to EDOC regarding the Business Combination. Pursuant to the agreement, the EGS agreed to reduce the amount owed by the Company by USD$250,000 to USD$2,100,000 to be paid in payments beginning in June 2024 and ending in December 2025. The Company agreed to pay monthly payments of USD$100,000 per month, with the exception of a payment of USD$200,000 in December 2024 and December 2025.

As of 31 March 2025, the Company has paid USD$1,100,000 and USD$750,000 is outstanding and recorded in trade and other payable in the accompanying consolidated statement of financial position.

24. Net Tangible Assets

Net tangible assets per ordinary share have been determined using the net assets on the consolidated statement of financial position adjusted for non-controlling interests, intangible assets and goodwill.

25. Events Occurring After the Reporting Date

The consolidated financial report was authorized for issue by the board of directors.

We have received conversion notice on 28th April 2025 from Arena Investors, LP ((the “PIPE Investors”) to convert 10% discount convertible debentures for USD 150,000 at USD 0.6758 per share for total of 221,957 shares, which was executed, and shares were transferred on 20th May 2025 based on conversion notices.

The Board approved the conversion of JSKS loan amounting to AUD 4.9million to be converted to 4,452,479 at USD 0.7241 per share, which was executed, and shares were transferred on 22nd May 2025, to meet the Shareholder equity requirement of USD 10,000,000

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands laws do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

The Amended Charter provides to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our Company or our affairs in any court whether in the Cayman Islands or elsewhere.

No such existing or former directors (including alternate directors), secretaries or officers, however, shall be indemnified in respect of any matter arising out of his or her own actual fraud, willful default or willful neglect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

On August 23, 2023, the Company executed a Securities Purchase Agreement (the “Securities Purchase Agreement”) with AOI, EDOC and Arena Investors, LP, a Delaware limited partnership (the “PIPE Investor”). Pursuant to the terms and conditions of the Securities Purchase Agreement, the PIPE Investor agreed to purchase redeemable debentures (the “Debentures”) and warrants (the “Arena Warrants”) of the Company for the aggregate subscription amount of up to $7,000,000, at and after the Closing. The Securities Purchase Agreement contemplates funding of the investment (the “Investment” or the “PIPE”) across three tranches:

(i) the first closing amount of $2,000,000 was be invested in part upon the Closing of the Business Combination, which was the first closing date of the Investment (the “First Closing Date”), in exchange for a Debenture to be issued by the Company for the principal amount of $2,222,222, reflecting that such Debenture is to be issued with a 10% original issue discount to the face amount thereof;

(ii) the second closing amount of $2,500,000 will be invested on the 60th trading day following the First Registration Statement Effectiveness Date filed by the Company after the Closing of the Business Combination, which will be the second closing date of the Investment (the “Second Closing Date”), in exchange for a Debenture to be issued by the Company for the principal amount of $2,777,777, reflecting that such Debenture is to be issued with a 10% original issue discount to the face amount thereof provided that all conditions to the PIPE Investor’s obligation set forth in Section 3.2(a) of the Securities Purchase Agreement and the Company’s obligation set forth in Section 3.2(b) have been satisfied or waived on or prior to the Second Closing Date and the respective obligations to consummate the Second Closing shall be contingent on the satisfaction of the following additional conditions, unless the parties mutually agree to waive any such condition: (1) the 30-Day VWAP of the Ordinary Shares as of the last trading day immediately preceding the 60th calendar day following the First Registration Statement Effectiveness Date is greater than $3.00 per share, and (2) the median daily turnover of the Ordinary Shares on the Company’s principal trading market for the thirty (30) consecutive trading day period ended as of the last trading day immediately preceding the 60th calendar day following the First Registration Statement Effectiveness Date is greater than $200,000; and

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(iii) the third closing amount of $2,500,000 will be invested on the 60th trading day following the Second Registration Statement Effectiveness Date filed by the Company, which will be the third closing date of the Investment (the “Third Closing Date”), in exchange for a Debenture to be issued by the Company for the principal amount of $2,777,777, reflecting that such Debenture is to be issued with a 10% original issue discount to the face amount thereof provided that all conditions to the PIPE Investor’s obligation set forth in the Securities Purchase Agreement and the Company’s obligation have been satisfied or waived on or prior to the Third Closing Date and the respective obligations to consummate the Third Closing shall be contingent on the satisfaction of the following additional conditions, unless the Parties mutually agree to waive any such condition: (1) the 30-Day VWAP of the Ordinary Shares as of the last trading day immediately preceding the 60th calendar day following the Second Registration Statement Effectiveness Date is greater than $3.00 per share, and (2) the median daily turnover of the Ordinary Shares on the Company’s principal trading market for the thirty (30) consecutive trading day period ended as of the last trading day immediately preceding the 60th calendar day following the Second Registration Statement Effectiveness Date is greater than $200,000.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Index.

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of December 5, 2022, by and among EDOC Acquisition Corp., American Physicians LLC, Australian Oilseeds Holdings Limited, upon execution of a joinder agreement to become party thereto, AOI Merger Sub, upon execution of a joinder to become party thereto, Australian Oilseeds Investments Pty Ltd., Gary Seaton, in the capacity thereunder as the Seller Representative, and the shareholders of AOI named as Sellers therein (incorporated by reference to Exhibit 2.1 of EDOC’s Form 8-K filed with the SEC on December 9, 2022).
2.2	Amendment No. 1 to Business Combination Agreement, dated as of March 31, 2023, by and among EDOC Acquisition Corp., American Physicians LLC, Australian Oilseeds Holdings Limited and AOI Merger Sub (incorporated by reference to Exhibit 2.1 of EDOC’s Form 8-K filed with the SEC on April 6, 2023).
2.3	Amendment No. 2 to Business Combination Agreement, dated as of March 31, 2023, by and among EDOC Acquisition Corp., American Physicians LLC, Australian Oilseeds Holdings Limited and AOI Merger Sub (incorporated by reference to Exhibit 2.1 of EDOC’s Form 8-K filed with the SEC on December 7, 2023).
3.1	Amended and Restated Memorandum and Articles of Association of Australian Oilseeds Holdings Limited dated March 21, 2024 (incorporated by reference to Annex B to the proxy statement/prospectus to Amendment No. 3 the Registration Statement on Form F-4 (File. No. 333-274552) of Australian Oilseeds Holdings Limited, filed with the SEC on January 30, 2024).
3.2	Specimen Ordinary Share Certificate of Australian Oilseeds Holdings Limited (incorporated by reference to Exhibit 2.3 to Form 20-F filed with the SEC on March 27, 2024).
3.3	Specimen Warrant Certificate of Australian Oilseeds Holdings Limited (incorporated by reference to Exhibit 2.4 to Form 20-F filed with the SEC on March 27, 2024).
4.1	Form of Lock-Up Agreement, dated as of December 5, 2022 (incorporated by reference to Exhibit 4.2 to Form 20-F filed with the SEC on March 27, 2024).
4.2	Registration Rights Agreement, dated as of November 9, 2020, by and between EDOC and certain securityholders (incorporated by reference to Exhibit 10.6 of EDOC’s Form 8-K filed with the SEC on November 13, 2020).
4.3	Form of Non-Competition and Non-Solicitation Agreement (incorporated by reference to Exhibit 10.2 of EDOC’s Form 8-K filed with the SEC on December 9, 2022).
4.4	Escrow Agreement between Australian Oilseeds Holdings Limited, American Physicians LLC, Gary Seaton and Continental Stock Transfer & Trust Company dated March 8, 2024 (incorporated by reference to Exhibit 4.12 of Form 20-F filed with the SEC on March 27, 2024).
4.5	Securities Purchase Agreement dated August 23, 2023 between Pubco, AOI, EDOC, certain AOI subsidiaries and Arena Investors, LP (incorporated by reference to Exhibit 10.1 of EDOC’s Form 8-K filed with the SEC on August 24, 2023).

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4.6	Amendment No. 1 to Securities Purchase Agreement dated October 31, 2023 between Pubco, AOI, EDOC, certain AOI subsidiaries and Arena Investors, LP. (incorporated by reference to Exhibit 10.1 of EDOC’s Form 8-K filed with the SEC on December 7, 2023).
4.7	Amendment No. 2 to Securities Purchase Agreement dated December 4, 2023 between Pubco, AOI, EDOC, certain AOI subsidiaries and Arena Investors, LP. (incorporated by reference to Exhibit 10.2 of EDOC’s Form 8-K filed with the SEC on December 7, 2023).
4.8	Purchase Agreement dated as of March 5, 2024 by and between Arena Business Solutions Global SPC II, LTD on behalf of and for the account of Segregated Portfolio #6 – SPC #6 and Australian Oilseeds Holdings Limited (incorporated by reference to Exhibit 4.16 to Form 20-F filed with the SEC on March 27, 2024).
4.9	Deed of Guarantee and Indemnity for the benefit of Arena Investors LP by Australian Oilseeds Investments Pty Ltd, Cootamundra Oilseeds Pty Ltd, Cowcumbla Investments Pty Ltd, CQ Oilseeds Pty Ltd, and Good Earth Oils Pty Ltd dated March 22, 2024 (incorporated by reference to Exhibit 4.17 to Form 20-F filed with the SEC on March 27, 2024).
4.10	Intercompany Loan Agreement between Australian Oilseeds Investments Pty Ltd and Cowcumbla Investments Pty Ltd. dated March 22, 2024 (incorporated by reference to Exhibit 4.18 to Form 20-F filed with the SEC on March 27, 2024).
4.11	General Security Deed for the benefit of Arena Investors LP by Cowcumbla Investments Pty Ltd, Cootamundra Oilseeds Pty Ltd. dated March 22, 2024 (incorporated by reference to Exhibit 4.19 to Form 20-F filed with the SEC on March 27, 2024).
4.12	Mortgage Term Deed for the benefit of Arena Investors LP by Cowcumbla Investments Pty Ltd. (incorporated by reference to Exhibit 4.20 to Form 20-F filed with the SEC on March 27, 2024
4.13	Payment Directions Deed for the benefit of Arena Investors LP by Cowcumbla Investments Pty Ltd, and Cootamundra Oilseeds Pty Ltd. dated March 22, 2024 (incorporated by reference to Exhibit 4.21 to Form 20-F filed with the SEC on March 27, 2024).
4.14	Subordination Deed for the benefit of Arena Investors LP by Australian Oilseeds Investments Pty Ltd. and Energreen Nutrition Australia Pty Ltd. dated March 22, 2024 (incorporated by reference to Exhibit 4.22 to Form 20-F filed with the SEC on March 27, 2024).
4.15	Subordination Deed for the benefit of Arena Investors LP by Australian Oilseeds Investments Pty Ltd. and JSKS Enterprises Pty Ltd. dated March 22, 2024 (incorporated by reference to Exhibit 4.23 to Form 20-F filed with the SEC on March 27, 2024).
4.16	Guarantee and Indemnity for the benefit of Arena Investors LP by Gary Seaton dated March 22, 2024 (incorporated by reference to Exhibit 4.24 to Form 20-F filed with the SEC on March 27, 2024).
4.24	Subordination Deed for the benefit of Arena Investors LP by Australian Oilseeds Investments Pty Ltd. and JSKS Enterprises Pty Ltd. dated March 22, 2024(incorporated by reference to Exhibit 4.25 to Form 20-F filed with the SEC on March 27, 2024).
5.1**	Opinion of Stuarts Humphries (Caymans)
14.1**	Code of Ethics and Business Conduct Policy
19.1**	Insider Trading Policy
21.1	Subsidiaries of Australian Oilseeds Holdings Limited (incorporated by reference to Exhibit 8.1 to Form 20-F filed with the SEC on March 27, 2024).
23.1*	Consent of BDO Audit Pty Ltd. Brisbane, Australia
23.2**	Consent of Stuarts Humphries (Caymans) (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page)
107**	Calculation of Filing Fee Table

* Filed herewith.
** Previously filed.

The agreements included as exhibits to this Registration Statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

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We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this Registration Statement not misleading.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 10. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of Ordinary Shares being registered by this Registration Statement. All amounts shown are estimates except for the SEC registration fee.

We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the securities.

Amount
SEC registration fee		7,793.15
Accounting Fees and expenses		*
Legal fees and expenses		*
Financial printing & miscellaneous expenses		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

Item 11. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud, or the consequences of committing a crime. The Company’s amended and restated memorandum and articles of association will provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Cayman Islands law, and EDOC’s amended and restated memorandum and articles of association provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Cayman Islands law.

In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, the Company has entered or will enter into indemnification agreements with directors, officers, and some employees. The indemnification agreements will require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cootamundra, Australia, on June 10, 2025.

Australian Oilseeds Holdings Limited

By:	/s/ Gary Seaton
Name:	Gary Seaton
Title:	Director and CEO

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gary Seaton, as attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Ordinary Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary Seaton	Chief Executive Officer and Director	June 10, 2025
Gary Seaton

/s/ Amarjeet Singh	Chief Financial Officer	June 10, 2025
Amarjeet Singh

/s/ Kapil Singh	Director	June 10, 2025
Kapil Singh

/s/ Menaka Athukorala	Director	June 10, 2025
Menaka Athukorala

/s/ Gowri Shankar	Director	June 10, 2025
Gowri Shankar

/s/ Kevin Chen	Director	June 10, 2025
Kevin Chen

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Australian Oilseeds Holdings Limited, has signed this Registration Statement on Form S-1 in San Francisco, California on June 10, 2025.

Authorized U.S. Representative

By:	/s/ Debbie A. Klis
Name:	Debbie A. Klis, Esq.
Title:	Partner
Company:	Rimon, P.C.

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